UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

ZimVie Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☐	No fee required

☑	Fee paid previously with preliminary materials

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, FL 33410

September 2, 2025

To our stockholders:

You are cordially invited to attend a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, the “special meeting”) of ZimVie Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), to be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is adjourned or postponed). For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean present or represented by proxy at the special meeting.

As previously announced, on July 20, 2025, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Zamboni Parent Inc., a Delaware corporation (“Parent”) and an affiliate of ARCHIMED SAS (“ARCHIMED”), and Zamboni MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo”), providing for, subject to the satisfaction or waiver (to the extent permitted by applicable law) of specified conditions, the acquisition of the Company by Parent at a price of $19.00, without interest, per share of common stock, par value $0.01 per share, of the Company (“Company common stock”), issued and outstanding immediately prior to the effective time of the merger (as defined below). Subject to the terms and conditions of the merger agreement, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”). If the merger is consummated, you will be entitled to receive an amount in cash equal to $19.00, without interest and subject to any applicable withholding taxes, in exchange for each share of Company common stock you own at the effective time of the merger (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware).

The board of directors of the Company (the “Board”) has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger; (ii) approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger; (iii) directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting; (iv) recommended that Company stockholders entitled to vote adopt the merger agreement and (v) called for a special meeting of Company stockholders for the purpose of submitting the merger agreement to such stockholders for adoption.

At the special meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement (the “merger agreement proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the merger (the “advisory compensation proposal”) and (iii) a proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement (the “adjournment proposal”).

The Board recommends you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement and the merger. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.

Your vote is important regardless of the number of shares of Company common stock that you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon at the special meeting. Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote.

After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by completing, dating, signing and returning your proxy card, grant your proxy electronically over the Internet or telephonically as described in the accompanying proxy statement or vote your shares by attending and voting at the special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting—Voting Procedures”. If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your Company common stock. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll-free: (877) 750-0502

Banks and brokers may call: (212) 750-5833

On behalf of the Board, thank you for your continued support.

By Order of the Board of Directors

Sincerely,

VAFA JAMALI
Chairman of the Board of Directors

September 2, 2025

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated September 2, 2025 and, together with the enclosed form of proxy card, is first being mailed to Company stockholders on or about September 2, 2025.

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, FL 33410

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 2025

Notice is hereby given that a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, the “special meeting”) of ZimVie Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is adjourned or postponed). Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and return the proxy card, grant your proxy electronically over the Internet or telephonically as described in the accompanying proxy statement, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. Even if you have voted by proxy, you may still vote if you attend the special meeting. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean present or represented by proxy at the special meeting. The special meeting will be held for the following purposes:

Items of Business:

1.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 20, 2025 (the “merger agreement”), by and among the Company, Zamboni Parent Inc., a Delaware corporation (“Parent”) and an affiliate of ARCHIMED SAS (“ARCHIMED”), and Zamboni MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo”), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”). We refer to this proposal as the “merger agreement proposal”.

2.  To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal”.

3.  To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement, which proposal we refer to as the “adjournment proposal”.

Record Date:	Only Company stockholders of record at the close of business on September 2, 2025—the record date for the special meeting—will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.

General:	The merger agreement proposal must be approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your bank, broker or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote against the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting, we request that you vote your shares of Company common stock. If you attend the special meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of Company common stock at the special meeting.

If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal or the adjournment proposal.

If a quorum is not present or represented at the special meeting, the chairman of the meeting may adjourn the special meeting.

For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions electronically over the Internet or telephonically at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the special meeting. For Company stockholders that hold their shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger; (ii) approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger; (iii) directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting; (iv) recommended that Company stockholders entitled to vote adopt the merger agreement and (v) called for a special meeting of Company stockholders for the purpose of submitting the merger agreement to such stockholders for adoption.

Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the meeting. You may cast your vote by authorizing your proxy in advance of the special meeting by internet, telephone or mail. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided or grant your proxy electronically over the Internet or telephonically (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting Procedures”). If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

By Order of the Board of Directors

Sincerely,

HEATHER KIDWELL
Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary

Dated: September 2, 2025

ii

Annex A	Agreement and Plan of Merger, dated as of July 20, 2025, by and among Zamboni Parent Inc., Zamboni MergerCo Inc. and ZimVie Inc.	A-1

Annex B	Opinion of Centerview Partners LLC, dated as of July 20, 2025	B-1

iii

ZIMVIE INC.

4555 Riverside Drive

Palm Beach Gardens, FL 33410

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 10, 2025

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders of ZimVie Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”). All references to “Parent” refer to Zamboni Parent Inc., a Delaware corporation and an affiliate of ARCHIMED SAS (“ARCHIMED”); all references to “MergerCo” refer to Zamboni MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent; and all references to “ARCHIMED” refer to ARCHIMED SAS. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of July 20, 2025, by and among Parent, MergerCo and the Company as the “merger agreement”.

The special meeting will be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is postponed or adjourned). We are furnishing this proxy statement to holders (“Company stockholders”) of common stock, par value $0.01 per share, of the Company (“Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (the “Board”), for exercise at the special meeting and at any postponements or adjournments thereof. This proxy statement is dated September 2, 2025 and is first being mailed to Company stockholders on or about September 2, 2025.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement attached as Annex A to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page  111.

The Parties

(page 24)

ZimVie Inc.

The Company is a global life sciences leader in the dental implant market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, the Company works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, the Company is committed to advancing clinical science and technology foundational to restoring daily life.

The Company was incorporated in the State of Delaware on July 30, 2021, as a wholly owned subsidiary of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), and was formed solely for the purpose of effecting the distribution of the Company’s outstanding shares of common stock on a pro rata basis to holders of Zimmer Biomet common stock and to hold directly or indirectly the assets and liabilities associated with the spine and dental businesses of Zimmer Biomet prior to the distribution. The distribution was completed on March 1, 2022, and resulted in the Company becoming a standalone, publicly traded company. The Company’s principal executive offices are located at 4555 Riverside Drive, Palm Beach Gardens, FL 33410, and its telephone number is (800) 342-5454. Shares of Company common stock are listed on NASDAQ under the trading symbol “ZIMV”.

Parent

Parent was formed by funds managed by ARCHIMED on July 15, 2025 for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging the equity financing and any debt financing in connection with the merger.

MergerCo

MergerCo is a wholly owned direct subsidiary of Parent and was formed by funds managed by ARCHIMED on July 15, 2025 for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging the equity financing and any debt financing in connection with the merger.

Parent and MergerCo are affiliated with an investor group comprised of funds managed by ARCHIMED, an investment firm focused on the healthcare industry. Upon consummation of the merger, the Company, as the surviving corporation, will be indirectly owned by ARCHIMED.

The Special Meeting

(page 25)

The special meeting of Company stockholders will be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is adjourned or postponed). Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.

Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal

(page 26 and page 27)

Only Company stockholders of record at the close of business on September 2, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 28,210,715 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

The approval of the proposal of Company stockholders to adopt the merger agreement (the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter (the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”) requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. The approval of the proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement (the “adjournment proposal”) requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. The vote on each of the advisory compensation proposal and the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa.

Voting by Company Directors, Executive Officers and Principal Securityholders

(page 29)

As of August 25, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 1,658,946 shares of Company common stock, or approximately 5.69% of the outstanding shares of Company common stock as of August 25, 2025. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.

The Merger; Certain Effects of the Merger; Consideration To Be Received in the Merger

(page 35, page 61 and page 80)

On July 20, 2025, the Company entered into the merger agreement with Parent and MergerCo, providing for, subject to the satisfaction or waiver (to the extent permitted by applicable law) of specified conditions, the acquisition of the Company by Parent at a price of $19.00 in cash, without interest, per share of Company common stock issued and outstanding (the “merger consideration”). Subject to the terms and conditions of the merger agreement, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”). A copy of the merger agreement is attached as Annex A to this proxy statement.

If the merger is consummated, each share of Company common stock that is issued and outstanding as of immediately prior to the time the merger is consummated (the “effective time”) will be converted automatically into, and will thereafter represent only, the right to receive an amount in cash equal to $19.00, without interest and subject to any applicable withholding taxes, other than shares of Company common stock that are (i) owned by the Company as treasury shares immediately prior to the effective time or held by Parent or MergerCo, which will be canceled and will cease to exist and no consideration will be delivered in exchange therefor (such shares, the “excluded shares”), or (ii) owned by Company stockholders who have validly exercised their statutory rights of appraisal under Section 262 (“Section 262”) of the Delaware General Corporation Law (the “DGCL”) (such shares, the “appraisal shares”).

If the merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to cause the Company common stock to be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded.

Background of the Merger

(page 35)

A description of the process we undertook that led to the proposed merger, including our discussions with representatives of ARCHIMED, is included in this proxy statement under “The Merger—Background of the Merger”.

Recommendation of the Board

(page 45)

The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger; (ii) approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger; (iii) directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting; (iv) recommended that Company stockholders entitled to vote adopt the merger agreement and (v) called for a special meeting of Company stockholders for the purpose of submitting the merger agreement to such stockholders for adoption. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 45.

Prior to the adoption of the merger agreement proposal by Company stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board may effect an adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”), including by withdrawing or withholding the foregoing recommendation, under certain circumstances in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”) or in response to a takeover proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”), if the Board complies with certain procedures in the merger agreement.

Opinion of the Company’s Financial Advisor

(page 54)

The Company retained Centerview as financial advisor to the Board in connection with the proposed merger and the other transactions contemplated by the merger agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below in the section of this proxy statement entitled “The Merger—Opinion of the Company’s Financial Advisor.” In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company common stock (other than (i) shares of Company common stock owned by the Company as treasury shares, (ii) shares of Company common stock held by Parent or MergerCo and (iii) Appraisal Shares (as defined in the merger agreement) (which shares referred to in clauses (i) through (iii), together with any shares of Company common stock held by any affiliate of the Company or Parent, collectively are referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below in the section of this proxy statement entitled “The Merger—Opinion of the Company’s Financial Advisor”) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement. On July 20, 2025, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 20, 2025 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated July 20, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Effects on the Company if the Merger Is Not Consummated

(page 62)

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Parent a $20,251,575 termination fee (the “Company termination fee”) or, if the merger agreement had been terminated by the Company prior to the termination of the go-shop period (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”) (or, with respect to an excluded party, the go-shop extension period (if any) (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”)) in connection with entering into a Company acquisition agreement with an excluded party, the Company would have been obligated to pay to Parent a termination fee equal to $10,125,785. As the merger agreement was not terminated prior to the termination of the go-shop period (and there was no go-shop extension period), the lower termination fee of $10,125,785 is no longer applicable. Under certain other specified circumstances, Parent will be required to pay the Company a termination fee of $40,503,150 (the “Parent termination fee”). For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 102.

Financing of the Merger

(page 62)

The consummation of the merger and the other transactions contemplated by the merger agreement is not conditioned on Parent’s receipt of any financing. Parent plans to fund the merger consideration with committed equity financing and debt financing, as described below.

Med Platform II S.L.P., a fund affiliated with and managed by ARCHIMED (in such capacity, the “Equity Investor”), has committed to contribute, directly or indirectly, to Parent, as equity capital, an amount of cash of $470,516,436.58 (the “equity commitment”), subject to the terms and conditions set forth in the equity commitment letter provided by the Equity Investor to Parent, dated as of July 20, 2025 (the “equity commitment letter”), which will be used by Parent, together with any third party debt actually funded at the closing of the merger (described below), solely for the purpose of funding, and to the extent necessary to fund, the obligations of Parent pursuant to the merger agreement to pay (i) the aggregate cash payments required thereunder at the closing of the merger, including the aggregate merger consideration, and (ii) all fees and expenses required to be paid by Parent or MergerCo as set forth in the merger agreement.

Additionally, pursuant to the debt commitment letter provided to MergerCo, dated as of July 20, 2025 (the “debt commitment letter” and, together with the equity commitment letter, the “commitment letters”), Golub Capital LLC (the “debt financing source”) has committed to provide debt financing in an aggregate amount of $400,000,000, consisting of (i) a senior secured first lien term loan facility in an aggregate principal amount of $300,000,000 (the “term facility”), which full amount will be available on the date of the initial funding, (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $50,000,000 (the “revolving credit facility”), up to $5,000,000 of which will be available on the date of the initial funding (plus certain other amounts as set forth in the debt commitment letter), and (iii) a senior secured first lien delayed draw term loan facility in an aggregate principal amount of $50,000,000 (the “delayed draw term facility” and, together with the revolving credit facility and the term facility, the “credit facilities”), which will become available after the date of the initial funding until the date that is twenty-four months afterwards. The term facility may be used to finance the transactions, including payment of the merger consideration, the repayment of certain existing indebtedness of the Company and the payment of related fees, costs and expenses; the revolving credit facility may be used for working capital and general corporate purposes; and the delayed draw term facility may be used for acquisitions or similar investments, growth capital expenditures and other related purposes.

For more information, please see the section of this proxy statement entitled “The Merger—Financing of the Merger” beginning on page 62.

Limited Guarantee

(page 64)

Subject to the terms and conditions set forth in the limited guarantee provided by Med Platform II S.L.P. (in such capacity, the “Guarantor”), the Guarantor has guaranteed certain payment and reimbursement and indemnification obligations of Parent under the merger agreement, subject to an aggregate maximum cap of $48,003,150 for payment of (i) the Parent termination fee (if and when due and payable), (ii) reasonable and documented out-of-pocket costs and expenses of the Company or any of its subsidiaries and their respective representatives (and certain indemnification obligations of Parent) in connection with the financing of the merger and (iii) reasonable and documented costs and expenses of the Company in connection with the successful enforcement of Parent’s obligations to pay the Parent termination fee (collectively, the “guaranteed obligations”).

Interests of the Company’s Directors and Executive Officers in the Merger

(page 69)

The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The Board was aware of and considered these interests in reaching the determination to approve the execution, delivery and performance by the Company of the merger agreement and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:

•

the treatment of Company long-term incentive awards provided for under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Long-Term Incentive Awards”);

•	severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements or the Company’s benefits program;

•	the potential grant of cash-based retention awards under a program established for the benefit of certain Company employees; and

•

continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 69.

Treatment of Company Long-Term Incentive Awards

(page 80)

At the effective time, without any action on the part of Parent, MergerCo, the Company or any holder thereof, each long-term incentive award of the Company that is outstanding as of immediately prior to the effective time of the merger will be treated as follows: (i) each restricted stock unit with respect to Company common stock (each, an “RSU”) will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such RSU multiplied by the per share merger consideration; (ii) each option to purchase shares of Company common stock (each, an “Option”) will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock issuable upon exercise of such Option multiplied by the excess (if any) of the per share merger consideration over the per share exercise price of such Option (unless the per share exercise price of such Option is equal to or greater than the per share merger consideration, in which case such Option will be canceled for no consideration); and (iii) each deferred stock unit (whether settled in cash or in shares of Company common stock) (each, a “DSU”) will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such DSU multiplied by the per share merger consideration.

With respect to the awards described above, the payments described above will be made in a lump-sum, without interest and subject to any applicable tax withholdings and deductions, as promptly as reasonably practicable following the effective time (and in no event later than the second regularly scheduled payroll date following, but at least five business days after, the effective time).

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Long-Term Incentive Awards” beginning on page  80.

Material U.S. Federal Income Tax Consequences of the Merger

(page 73)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a holder of Company common stock who is a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in your shares of Company common stock converted into cash in the merger. If you are a holder of Company common stock who is a non-U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be taxable to you under U.S. federal income tax laws unless you have certain connections to the United States or the Company common stock constitutes a USRPI (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73 for a more complete discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Litigation Relating to the Merger

(page 76)

As of the date of this proxy statement, the Company has received four demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company with the SEC on August 15, 2025 and demanding that the Company and the Board file supplemental disclosures prior to the special meeting of Company stockholders. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit. As of the date of this proxy statement, the Company is not aware of the filing of lawsuits challenging the merger or the preliminary proxy statement; however, such lawsuits or additional demand letters relating to the merger or the preliminary proxy statement may be filed or received in the future. For more information, please see the section of this proxy statement entitled “The Merger—Litigation Relating to the Merger” beginning on page 76.

Regulatory Approvals in Connection with the Merger

(page 76)

The consummation of the merger is subject to the requirements of and review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”) and the rules promulgated by the Federal Trade Commission (“FTC”). As described below in the section entitled “—Conditions to the Merger”, the obligations of the parties to effect the merger are subject to, among other things, the waiting period (and any extension thereof) applicable to the merger under the HSR Act having been terminated or expired and the receipt of certain other agreed regulatory authorizations, orders or approvals. Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on August 15, 2025. Early termination of the waiting period applicable to the consummation of the merger under the HSR Act was granted effective August 29, 2025 at 11:30 a.m., Eastern Time.

The merger agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the closing conditions to be satisfied as promptly as reasonably practicable and to take certain actions to resolve objections under any applicable laws.

Appraisal Rights

(page 65)

If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights”.

Go Shop

(page 89)

The merger agreement provided that, from July 20, 2025 until midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025), the Company and its subsidiaries and their respective representatives were permitted to, directly or indirectly initiate, solicit, facilitate and encourage, whether publicly or otherwise, takeover proposals (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”) (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a takeover proposal), provide access to non-public information concerning the Company or any of its subsidiaries, enter into, engage in and maintain discussions or negotiations with any persons or groups of persons with respect to takeover proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a takeover proposal) and cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations, subject to an acceptable confidentiality agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”).

No Solicitation

(page 89)

Following the go-shop period described above under “—Go Shop”, which expired at midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025), the merger agreement generally restricts the Company’s ability to directly or indirectly solicit takeover proposals from third parties (including by furnishing non-public information), participate in discussions or negotiations with third parties regarding any takeover proposal, approve or recommend any takeover proposals, submit any takeover proposals for approval of the Company stockholders, waive any standstill or other similar obligation or enter into agreements providing for or relating to any takeover proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited takeover proposal upon the Board’s (or an authorized Board committee’s) determination in good faith, after consultation with financial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”) and the failure to take such action would be inconsistent with the directors’ fiduciary duties pursuant to applicable law.

Conditions to the Merger

(page 99)

Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the closing of the merger of the following conditions:

•

no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law (collectively, “restraints”) in the United States or certain other agreed jurisdictions will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•

the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and obtaining certain other agreed regulatory authorizations, orders or approvals; and

•	the receipt of the Company stockholder approval.

The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:

•	the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;

•	the Company having complied with or performed in all material respects the obligations required to be complied with or performed by it at or prior to the effective time under the merger agreement; and

•

the absence of any Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) that has occurred and is continuing with respect to the Company and its subsidiaries since July 20, 2025.

The obligations of the Company to consummate the merger is subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:

•	the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and

•

Parent and MergerCo having complied with or performed in all material respects the obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the other transactions contemplated by the merger agreement is not conditioned on Parent’s receipt of any financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by applicable law.

Termination of the Merger Agreement

(page 100)

The merger agreement may be terminated, and the transactions contemplated thereby abandoned, at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions contemplated thereby at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:

•

the effective time has not occurred on or prior to January 20, 2026 (the “outside date”); provided that this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been the principal cause of or resulted in the failure of the effective time to occur on or before such date;

•

any restraint in the U.S. or in certain other agreed jurisdictions having the effect set forth in the first bullet described above in the section entitled “—Conditions to the Merger” is in effect and has become final and nonappealable; provided that this right to terminate the merger agreement will not be available to any party whose breach of its obligations under the merger agreement has been the principal cause of such restraint; or

•	the special meeting of Company stockholders (including any adjournments or postponements thereof) has concluded and Company stockholder approval is not obtained.

Termination by Parent

Parent may also terminate the merger agreement and abandon the transactions contemplated thereby by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, if:

•

the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “—Conditions to the Merger” and (ii) is incapable of being cured or, if capable of being cured by the outside date, the Company has not cured such breach or failure to perform by the earlier of (x) the outside date and (y) the date that is 30 calendar days following receipt by the Company of written notice from Parent identifying such breach or failure to perform and stating Parent’s intention to terminate the merger agreement pursuant to this right to terminate and the basis for such termination; provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent or MergerCo is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•	the Board or any duly authorized committee thereof will have made an adverse recommendation change.

Termination by the Company

The Company may also terminate the merger agreement and abandon the transactions contemplated thereby by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:

•

either Parent or MergerCo has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to a Material Adverse Effect with respect to Parent or MergerCo or the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger” and (ii) is incapable of being cured or, if capable of being cured by the outside date, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of (x) the outside date and (y) the date that is 30 calendar days following receipt by Parent of written notice from the Company identifying such breach or failure to perform and stating the Company’s intention to terminate the merger agreement pursuant to this right to terminate; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

•

prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement in accordance with the merger agreement (after complying with the procedures described above in the seventh, eighth and ninth paragraphs and the bullets thereto of the section entitled “The Merger Agreement—Go Shop; No Solicitation; Change in Board Recommendation”); provided that prior to or concurrently with such termination the Company pays or causes to be paid the applicable Company termination fee to the extent due and payable under the merger agreement; or

•

at any time prior to the effective time and whether prior to or after the receipt of the Company stockholder approval if (i) the merger shall not have been consummated on the date upon which Parent is required to consummate the closing pursuant to the merger agreement, (ii) all of the conditions set forth in the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “—Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger), (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the closing of the merger, and as of such time, based on the information then available to the Company, all conditions set forth in the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or that it is willing to waive any unsatisfied conditions set forth in the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger”, (iv) the Company has given Parent written notice at least five business days prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this right if Parent and MergerCo fail to consummate the merger and (v) Parent and MergerCo fail to consummate the merger on the later of (x) the expiration of the five business day period specified in clause (iv) and (y) the date required pursuant to the merger agreement as described in the section entitled “The Merger Agreement—Closing and Effective Time of the Merger”.

Termination Fees

(page 102)

The Company will be required to pay to Parent the applicable Company termination fee if:

•	the Company or Parent terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger

Agreement—Termination by Either the Company or Parent” or the first bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; provided that (i) a bona fide takeover proposal will have been made (or, in the case of a termination pursuant to the third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent”, publicly made) by a third party after the date of the merger agreement and not withdrawn (or, in the case of a termination pursuant to the third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent”, publicly withdrawn) prior to the earlier of the completion of the Company stockholder meeting (including any adjournment or postponement thereof) and the termination of the merger agreement and (ii) within 12 months of the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to a takeover proposal; provided that, for purposes of clauses (i) and (ii), the references to “20%” in the definition of “takeover proposal” are deemed to be references to “50%”; or

•

(i) Parent terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Parent” or (ii) the Company terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company”.

For purposes of the merger agreement, “Company termination fee” means a cash amount equal to $20,251,575, except that it would have meant a cash amount equal to $10,125,785 if the merger agreement had been terminated by the Company pursuant to the second bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company” in connection with entering into a Company acquisition agreement with any person prior to the termination of the go-shop extension period who is an excluded party at the time of such termination. As the merger agreement was not terminated prior to the termination of the go-shop period (and there was no go-shop extension period), the lower termination fee of $10,125,785 is no longer applicable.

Parent will be required to pay to the Company the Parent termination fee of $40,503,150 if (i) the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company” or (ii) either the Company or the Parent terminates the merger agreement pursuant to the provisions described in the first bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” if at such time the Company could have terminated the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company”.

Current Price of Common Stock

On August 29, 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $18.88. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.

Additional Information

(page 111)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available over the Internet through the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger and the merger agreement. These questions and answers may not address all questions that may be important to you. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On July 20, 2025, the Company entered into the merger agreement with Parent and MergerCo. Pursuant to the terms of the merger agreement, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “—What proposals will be considered at the special meeting?”

Q:	As a holder of Company common stock, what will I receive in the merger?

A:

If the merger is consummated, you will be entitled to receive $19.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73 for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	When and where is the special meeting of our stockholders?

A:

The special meeting of Company stockholders will be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is adjourned or postponed). There will be no option to attend the special meeting virtually.

Q:	Who is entitled to attend and vote at the special meeting?

A:

Only Company stockholders of record at the close of business on September 2, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 28,210,715 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

If on September 2, 2025, you were a “record” holder of Company common stock (in other words, if you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), then you are a stockholder of record on the record date, and you may vote by proxy over the telephone, vote by proxy via the internet, or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. Whether or not you plan to attend the special meeting, we recommend that you provide voting instructions promptly by proxy to ensure your vote is counted. You may still attend the special meeting even if you have already voted by proxy.

If on September 2, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker.

For additional information on how to vote at the special meeting, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 27.

At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 4555 Riverside Drive, Palm Beach Gardens, FL 33410, by contacting the Corporate Secretary of the Company.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•	the merger agreement proposal;

•	the advisory compensation proposal; and

•	the adjournment proposal.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page  45.

In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 69.

Q:	What constitutes a quorum for purposes of the special meeting?

A:

The holders of a majority of the voting power of all outstanding shares of Company common stock entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum of Company stockholders for the transaction of business at the special meeting. Broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum unless your bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.

If a quorum is not present or represented at the special meeting of Company stockholders, the chairman of the meeting may adjourn the special meeting, without notice, if the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.

Q:	What vote of our stockholders is required to approve each of the proposals?

A:

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa. Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal requires affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal.

The approval of the adjournment proposal requires affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.

A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.

Q:	How do the Company’s directors and executive officers intend to vote?

A:

As of August 25, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 1,658,946 shares of Company common stock, or approximately 5.69% of the outstanding shares of Company common stock as of August 25, 2025. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:

In considering the proposals to be voted on at the special meeting of Company stockholders, you should be aware that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal and the advisory compensation proposal. These interests include, among others, the treatment of

Company long-term incentive awards provided for under the merger agreement, severance arrangements, other compensation and benefit arrangements (including potential retention awards) and continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 69.

Q:	What will happen to the Company’s Employee Stock Purchase Plan (the “ESPP”)?

A:

The ESPP has an ongoing offering period that will be terminated on the earlier of (a) the final day of such offering period under the terms of the ESPP (i.e., November 30, 2025, or such earlier date as determined in accordance with the ESPP), and (b) two business days prior to the effective time of the merger (such earlier date, the “ESPP Final Purchase Date”). Participant contributions made during the ongoing offering period under the ESPP will be used to purchase shares of Company common stock on the ESPP Final Purchase Date in accordance with the terms of the ESPP. Between July 20, 2025 and the effective time of the merger, (i) no offering period under the ESPP will commence or be extended, (ii) no new participants may commence participation in the ESPP, and (iii) no participant in the ESPP may increase the amount of his or her payroll deductions under the ESPP for the ongoing offering period. The ESPP will be terminated at the effective time of the merger.

Q:	What will happen to outstanding Company long-term incentive awards in the merger?

A:	At the effective time of the merger, each long-term incentive award outstanding as of immediately prior to the effective time of the merger will be treated as follows:

•

each RSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such RSU multiplied by the per share merger consideration;

•

each Option will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock issuable upon exercise of such Option multiplied by the excess (if any) of the per share merger consideration over the per share exercise price of such Option (unless the per share exercise price of such Option is equal to or greater than the per share merger consideration, in which case such Option will be canceled for no consideration); and

•

each DSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such DSU multiplied by the per share merger consideration.

With respect to the awards described above, the payments described above will be made in a lump-sum, without interest and subject to any applicable tax withholdings and deductions, as promptly as reasonably practicable following the effective time (and in no event later than the second regularly scheduled payroll date following, but at least five business days after, the effective time of the merger).

See “The Merger Agreement—Treatment of Company Long-Term Incentive Awards” beginning on page 80.

Q:	What happens if I transfer my Company common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred your shares of Company common stock.

Q:	How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:

If you are a Company stockholder of record, you may vote by proxy over the telephone, vote by proxy via the internet, or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. You may still attend the special meeting even if you have already voted by proxy.

If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other agent as a nominee, you are considered the beneficial owner of shares held in “street name”, and you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. Without following the voting instructions provided by your broker, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal, assuming a quorum is present, and will not have any effect on the advisory compensation proposal and adjournment proposal.

For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 27.

Whether or not you plan to attend the special meeting, we urge you to vote now to ensure your vote is counted. You may still attend the special meeting and vote if you have already voted by proxy.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal or the adjournment proposal.

Q:	What if I return a proxy card or otherwise vote but do not make specific choices?

A:

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Company common stock will be voted in accordance with the recommendation of the Company board of directors: “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•

you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 27; or

•	you may submit a written notice of revocation to the Company’s Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, FL 33410; or

•	you may attend the special meeting and vote. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.

If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. For more information, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 27.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:	If I hold my Company common stock in certificated form, should I send in my stock certificates now?

A:

No. If you hold stock certificates representing shares of Company common stock, you should not send in such certificates at this time. If and when the merger is consummated, each holder of record of a share certificate entitled to the merger consideration will receive a letter of transmittal and instructions advising such Company stockholder how to surrender its Company common stock in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Payment for Stock” beginning on page 81.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my Company common stock?

A:

Yes. Holders of shares of Company common stock are entitled to appraisal rights under Section 262 of the DGCL so long as they take certain actions and meet certain conditions, including that they do not vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 65. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:	When is the merger expected to be consummated?

A:

We currently expect to consummate the merger by year-end 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger described in the merger agreement.

Q:	What effect will the merger have on the Company?

A:

If the merger is consummated, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. If the merger is consummated, Parent and the

Company shall cooperate and use their respective reasonable best efforts to cause the Company common stock to be delisted from NASDAQ and deregistered under the Exchange Act as promptly as practicable following the effective time, and, accordingly, Company common stock will no longer be publicly traded.

Q:	Is the closing of the merger subject to any conditions?

A:

Yes. The obligations of each of the Company and Parent to effect the merger are subject to the satisfaction or waiver, at or prior to the closing of the merger, of certain conditions, including each of the following:

•

no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law in the United States or in certain other agreed jurisdictions will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•

the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and receipt of certain other agreed regulatory authorizations, orders or approvals; and

•	the receipt of the Company stockholder approval.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy, truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality qualifications, and the compliance or performance by such other party in all material respects with its obligations required to be complied with or performed at or prior to the effective time.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 99.

Q:	What happens if the merger is not consummated?

A:

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, the Company will be required to pay Parent a termination fee equal to $20,251,575 and, under certain other circumstances, Parent will be required to pay the Company a termination fee equal to $40,503,150. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 102.

Q:	What is householding and how does it affect me?

A:

“Householding” is a procedure under which we are delivering a single copy of this proxy statement to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy of this proxy statement. To receive a separate copy of this proxy statement, or to notify us that you wish to receive a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410 or by telephone at 1-800-342-5454. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q:	What should I do now?

A:

You should read this proxy statement carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll-free: (877) 750-0502

Banks and brokers may call: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the transactions; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing.

Such forward-looking statements speak only as of the date as of this proxy statement, and are based on the beliefs and assumptions of the Company’s management based on information currently available to management. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and other important factors that may cause the actual results of the Company or its subsidiaries and the timing of certain events to differ materially from any future results expressed or implied by such forward-looking statements.

These risks, uncertainties and changes in circumstances include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger by Company stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed merger, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees; (vii) the effect of the pendency of the proposed merger on the Company’s ability to maintain relationships with its customers, suppliers and other business counterparties; (viii) the effect of the pendency of the proposed merger on the Company’s operating results and business generally; (ix) the risk that the proposed merger will divert management’s attention from the Company’s ongoing business operations; (x) the risk that the Company’s stock price may decline significantly if the proposed merger is not consummated; (xi) the risk of stockholder litigation in connection with the proposed merger, including resulting expense or delay; and (xii) (A) any other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (the “Quarterly Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. For more information, please see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 111. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those anticipated in such forward-looking statements.

The Company assumes no obligation to update such statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, and expressly disclaims any obligation to revise or update publicly any forward-looking statements, except as required by applicable law.

All information contained in this proxy statement exclusively concerning Parent, MergerCo and their affiliates has been supplied by Parent and MergerCo and has not been independently verified by us.

THE PARTIES

ZimVie Inc.

The Company is a global life sciences leader in the dental implant market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, the Company works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, the Company is committed to advancing clinical science and technology foundational to restoring daily life.

The Company was incorporated in the State of Delaware on July 30, 2021, as a wholly owned subsidiary of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), and was formed solely for the purpose of effecting the distribution of the Company’s outstanding shares of common stock on a pro rata basis to holders of Zimmer Biomet common stock and to hold directly or indirectly the assets and liabilities associated with the spine and dental businesses of Zimmer Biomet prior to the distribution. The distribution was completed on March 1, 2022, and resulted in the Company becoming a standalone, publicly traded company. The Company’s principal executive offices are located at 4555 Riverside Drive, Palm Beach Gardens, FL 33410, and its telephone number is (800) 342-5454. Shares of Company common stock are listed on NASDAQ under the trading symbol “ZIMV”.

Parent

Parent was formed by funds managed by ARCHIMED on July 15, 2025 for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging the equity financing and any debt financing in connection with the merger.

MergerCo

MergerCo is a wholly owned direct subsidiary of Parent and was formed by funds managed by ARCHIMED on July 15, 2025 for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging the equity financing and any debt financing in connection with the merger.

Parent and MergerCo are affiliated with an investor group comprised of funds managed by ARCHIMED, an investment firm focused on the healthcare industry. Upon consummation of the merger, the Company, as the surviving corporation, will be indirectly owned by ARCHIMED.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of shares of Company common stock as part of the solicitation of proxies by the Board for exercise at the special meeting and at any postponements or adjournments thereof.

Date, Time and Place

The special meeting of Company stockholders will be held on October 10, 2025 at 7:00 a.m., Mountain Time, at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249 (unless the special meeting is adjourned or postponed). All Company stockholders are entitled to attend the special meeting; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on September 2, 2025, the record date for the special meeting, or if you were a beneficial owner of Company common stock as of the record date.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on the merger agreement proposal;

•	to consider and vote on the advisory compensation proposal; and

•	to consider and vote on the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement, which we incorporate by reference into this proxy statement.

Recommendation of the Board

The Board has carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously (i) determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger; (ii) approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger; (iii) directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting; (iv) recommended that Company stockholders entitled to vote adopt the merger agreement and (v) called for a special meeting of Company stockholders for the purpose of submitting the merger agreement to such stockholders for adoption. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 45.

Registering for the Special Meeting

Stockholders of Record

If you are a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare), then you do not need to register to attend and participate in the special meeting.

Beneficial (“Street Name”) Stockholders

If you hold your shares in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect such Company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company common stock by following their instructions for voting. You are also invited to attend the special meeting.

Record Date and Stockholders Entitled to Vote

Only Company stockholders of record at the close of business on September 2, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 28,210,715 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410, by contacting the Corporate Secretary of the Company.

Quorum

The holders of a majority of the voting power of all outstanding shares of Company common stock entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum of Company stockholders for the transaction of business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. Broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum unless your bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.

If a quorum is not present or represented at the special meeting of Company stockholders, the chairman of the meeting may adjourn the special meeting, without notice, if the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.

Vote Required

Approval of the Merger Agreement Proposal

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.

Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

Approval of the Advisory Compensation Proposal

The approval of the advisory compensation proposal requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the advisory compensation proposal.

The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. In addition, because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Therefore, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.

Approval of the Adjournment Proposal

The approval of the adjournment proposal requires the affirmative vote of the majority of shares of Company common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.

Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger.

A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

If on September 2, 2025 you were a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent,

Computershare) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting, using one of the following three methods.

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Voting by Mail: To vote by mail using a proxy card, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before the date of the special meeting.

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Voting by Telephone: To vote by telephone, dial the toll-free number on the enclosed proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m. Eastern Time on October 9, 2025 to be counted.

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Voting via the Internet: To vote via the internet, go to the website listed on the enclosed proxy card or voting instruction form and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on October 9, 2025 to be counted.

You may also vote by attending the special meeting.

If on September 2, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. Without following the voting instructions provided by your broker, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the advisory compensation proposal and adjournment proposal.

For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at (877) 750-0502.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.

Revocation of Proxies

For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

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you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section above entitled “—Voting Procedures”;

•	you may submit a written notice of revocation to the Company’s Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410; or

•	you may attend the special meeting and vote. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.

If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to attend the special meeting and vote, which will have the same effect as revoking any previously submitted voting instructions, follow the instructions provided by your broker, bank or other nominee for purposes of attending and participating in the special meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NASDAQ regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, New York 10022, to solicit proxies at a total cost to the Company of approximately $45,000, plus reimbursement of customary out-of-pocket expenses.

Adjournments

The chairman of the meeting may adjourn the special meeting, whether or not there is quorum present or represented at the special meeting, without notice, provided that the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.

Voting by Company Directors, Executive Officers and Principal Securityholders

As of August 25, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 1,658,946 shares of Company common stock, or approximately 5.69% of the outstanding shares of Company common stock as of August 25, 2025. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.

The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 69.

Appraisal Rights

If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in

Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 65), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights” beginning on page 65.

Other Matters

Pursuant to the DGCL and the Company’s amended and restated bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Assistance

If you have any questions or need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (877) 750-0502. Banks and brokers may call at (212) 750-5833.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

We are asking holders of shares of Company common stock to vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement”. A copy of the merger agreement is attached as Annex A to this proxy statement. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.

Under applicable law, we cannot complete the merger without the affirmative vote of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. If you abstain from voting or fail to cast your vote, in person or by proxy, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The Board recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking holders of shares of Company common stock to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. For more information regarding such compensation, please see the table entitled “Potential Payments to Named Executive Officers” under the section of this proxy statement entitled “The Merger—Interests of the Company’ Directors and Executive Officers in the Merger—Quantification of Payments and Benefits” beginning on page 72. As required by those rules, we ask the holders of shares of Company common stock to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as disclosed in the table entitled “Potential Payments to Named Executive Officers” under “The Merger—Interests of the Company’ Directors and Executive Officers in the Merger—Quantification of Payments and Benefits”, including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on executive compensation payable in connection with the consummation of the merger is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve such compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board; as the Company is contractually obligated to pay such compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The Board recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.

The Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement proposal at the time of the special meeting.

The Board recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER

Overview

The Company is seeking the adoption by the holders of shares of Company common stock of the merger agreement the Company entered into on July 20, 2025 with Parent and MergerCo. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The Board has unanimously approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger, and recommends that Company stockholders vote to adopt the merger agreement.

Background of the Merger

The following chronology summarizes key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, the Company’s financial advisors, legal advisors or other representatives, ARCHIMED or its financial advisors, legal advisors, affiliates or other representatives or any other person.

As part of their ongoing review of the Company’s business, in concert with the Company’s financial and legal advisors, the Board and the Company’s management team periodically review and evaluate the Company’s business and operations, long-term strategy, capital structure and requirements, competitive position, historical performance, future prospects and opportunities to increase stockholder value. These reviews have, from time to time, included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company, consider alternative capital allocation approaches, pursue various acquisitions or divestitures or pursue a sale of the Company, considering whether any such potential alternative would enhance stockholder value along with the potential benefits and risks of any potential alternative. As a result, members of the Company’s management team have from time to time engaged in discussions with representatives of other companies that operate in, or are interested in, the spine and dental industry, as well as financial sponsors, regarding such opportunities.

During the first half of 2023, the Board initiated a strategic review of alternatives and, in an executive session of the Board held on May 12, 2023, approved the engagement of Centerview Partners LLC (“Centerview”) as the Company’s financial advisor in connection with the exploration of strategic alternatives and the potential execution of one or more transactions in connection with such review. The Board approved the engagement of Centerview based on Centerview’s status as an internationally recognized investment firm with substantial experience in similar transactions, including those in the Company’s industry, and familiarity with the Company and the risks and uncertainties of the industry in which the Company competes. In connection therewith, the Board received a customary disclosure letter from Centerview in respect of certain relationships between Centerview and its affiliates and the Company.

On May 18, 2023, the Board held an informal update call, with members of Company management and representatives of Centerview in attendance, to discuss, among other things, the framework, timeline and other considerations with respect to the strategic review process, including the universe of potential strategic and financial counterparties and potential transaction structures. Following that discussion, the Board directed Centerview to conduct outreach to select prospective counterparties in a dual-track process exploring either a potential divestiture of the Company’s spine business (a “Spine Transaction”) or a potential sale of the entire Company either to a single buyer or by partnering different buyers for each of the Company’s spine and dental businesses (a “WholeCo Transaction”) (the exploration of both a potential Spine Transaction and a potential WholeCo Transaction, the “Dual-Track Strategic Review”).

On June 13, 2023, the Company formally engaged Centerview as lead financial advisor and, at the direction of the Board, during the second and third quarters of 2023, representatives of Centerview initiated outreach to select prospective counterparties, including both strategic and financial buyers, in connection with the Dual-Track Strategic Review. In addition, the Company and Centerview received several unsolicited inbound indications of interest, including from both strategic and financial buyers, regarding a potential transaction.

On August 11, 2023, the Board, together with members of Company management, representatives of Centerview and representatives of Cravath, Swaine & Moore LLP (“Cravath”), legal advisor to the Company, met to discuss the Dual-Track Strategic Review, including the indications of interest that had been received by Centerview in connection therewith. At the Board’s request, representatives of Cravath reviewed the fiduciary duties owed by members of the Board to the Company and its stockholders and other legal matters relevant to the Board’s review of a potential sale transaction. At the Board’s request, representatives of Centerview reviewed, among other things, the strategic landscape facing the Company and its constituent businesses and the performance of the Company’s stock price relative to its peers; investor perceptions of the Company’s financial prospects, including relative to the expectations of Company management, and the impact of the Company’s disparate portfolio mix and the Company’s capital structure on investor sentiment and potential strategic options; available options to maximize stockholder value, including the details of each of a potential Spine Transaction or a potential WholeCo Transaction and the potential risks and benefits of such transactions as compared to maintaining the status quo of continuing to execute on management’s standalone public company plan; and Centerview’s financial analysis of the indications of interest received to date from potential counterparties. Following that discussion, among other considerations, the Board considered the indications of interest received to date and agreed that work on the Dual-Track Strategic Review should continue. The Board directed Centerview to continue engaging with certain bidders for each of a Spine Transaction or a WholeCo Transaction.

On August 25, 2023, representatives of ARCHIMED, which had not been among the counterparties initially contacted by Centerview as part of the initial outreach, and its advisors reached out to representatives of Centerview to express interest in a potential strategic transaction involving the Company and, on September 1, 2023, submitted to representatives of Centerview a preliminary and non-binding proposal, based on ARCHIMED’s analysis of publicly available information, to acquire all of the outstanding shares of common stock of the Company at a price of $18.50 in cash per share, subject to the completion of due diligence, negotiation of definitive transaction documents, investment committee approval and other conditions.

On September 11, 2023, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to discuss the Dual-Track Strategic Review, including the revised proposals received by Centerview in response to the continued engagement by representatives of Centerview with certain bidders following the August 11, 2023 meeting of the Board, as well as several unsolicited indications of interest, including the initial unsolicited indication of interest submitted by ARCHIMED. At the Board’s request, representatives of Centerview reviewed with the Board Centerview’s financial analysis of the indications of value received to date. The Board discussed these analyses, among other considerations, and agreed that work on the Dual-Track Strategic Review should continue. The Board directed Centerview to continue engaging with certain bidders for each of a Spine Transaction or a WholeCo Transaction.

On September 14, 2023, the Company executed a customary non-disclosure agreement with ARCHIMED, which did not contain a “don’t ask, don’t waive” provision and did contain a customary “standstill” provision that automatically terminates upon the entry by the Company into a qualifying definitive transaction agreement with a third-party purchaser, in addition to other customary provisions, to commence a due diligence process in connection with a potential WholeCo Transaction.

On October 18, 2023, representatives of ARCHIMED conveyed to representatives of Centerview a revised non-binding proposal to acquire all of the outstanding shares of common stock of the Company at a price of $15.50 in cash per share. After consultation with Centerview, and consistent with the preliminary financial analysis previously discussed with the Board, Company management directed Centerview to remove ARCHIMED from the ongoing strategic process on the basis that ARCHIMED’s offer significantly undervalued the Company, after which representatives of Centerview informed representatives of UBS Securities LLC (“UBS”), in its capacity as financial advisor to ARCHIMED, that the Company was terminating ARCHIMED’s participation in the Dual-Track Strategic Review, but that the Board would be willing to consider a revised offer reflecting a fair bid on value.

On October 24, 2023, representatives of ARCHIMED submitted to representatives of Centerview a letter that included a revised non-binding proposal to acquire all of the outstanding shares of common stock of the Company at a price of $18.00 in cash per share.

On October 26, 2023, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to discuss the sole remaining proposal, from a financial sponsor, for a Spine Transaction, as well as the sole remaining proposal, from ARCHIMED, for a WholeCo Transaction. At the Board’s request, representatives of Centerview reviewed with the Board details of the two proposals and commentary on the status of negotiations for each potential transaction, including the certainty of each party’s respective financing arrangements, the estimated timeframe within which each party could be ready to agree to definitive transaction documentation and other considerations. Discussion among the Board ensued and the Board agreed that work on the Dual-Track Strategic Review should continue. The Board directed Centerview to continue engaging with the two bidders.

Between October 26 and November 2, 2023, André-Michel Ballester, Managing Partner of ARCHIMED, indicated in discussions with representatives of Centerview that ARCHIMED (i) would not increase its offer above $18.00 in cash per share, (ii) was no longer interested in acquiring both of the Company’s spine and dental businesses and, as such, in order to proceed with negotiation of a WholeCo Transaction, ARCHIMED would require a concurrent Spine Transaction involving a separate counterparty and (iii) in connection therewith would insist on speaking with the bidder engaging with the Company with respect to a potential Spine Transaction.

On October 31, 2023, an additional prospective counterparty, not previously involved in the Dual-Track Strategic Review, submitted an unsolicited, preliminary and non-binding indication of interest to acquire all of the outstanding shares of common stock of the Company at a price between $15.00 and $18.00 in cash per share, subject to the completion of due diligence, negotiation of definitive transaction documents, investment committee approval and other conditions.

In total, over the course of the Dual-Track Strategic Review conducted in 2023, Centerview contacted or received inquiries from 16 potential counterparties, including both strategic and financial buyers, of which 10 executed a customary non-disclosure agreement, which in each case did not contain a “don’t ask, don’t waive” provision and did contain a customary standstill provision that automatically terminates upon the entry by the Company into a qualifying definitive transaction agreement with a third-party purchaser, in addition to other customary provisions, 10 met with members of Company management and 9 provided formal non-binding proposals for a Spine Transaction and/or a WholeCo Transaction.

On November 2, 2023, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to discuss the status of the Dual-Track Strategic Review. At the request of the Board, representatives of Centerview reviewed with the Board an update on the status of negotiations with respect to each of a potential Spine Transaction or a potential WholeCo Transaction, including, among other things, that the sole remaining bidder for a Spine Transaction had requested to enter into a three-week exclusivity period during which the Company would not be permitted to discuss any competing transactions, including a WholeCo Transaction, with other counterparties; ARCHIMED had indicated it would not increase its offer above $18.00 in cash per share, would require a concurrent Spine Transaction involving a separate counterparty and would insist on speaking to the other bidder already engaging with the Company with respect to a Spine Transaction, which could impair the Company’s negotiations and process with such bidder with respect to a Spine Transaction; pursuing a WholeCo Transaction with the newly engaged bidder did not appear to be a credible near-term option; and a Spine Transaction in the near term would not preclude a future transaction for the Company’s remaining dental business, which had been the focus of interest of the majority of the sponsor and strategic bidders that had engaged with the Company to date as part of the Dual-Track Strategic Review. Representatives of Centerview also reviewed with the Board Centerview’s preliminary financial analysis of the Company. The Board discussed, among other things, Centerview’s preliminary financial analysis of the Company, the number and identity of potential counterparties that had engaged with the Dual-Track Strategic Review to date, the duration and other features of the Spine Transaction bidder’s requested exclusivity period and other considerations, including process considerations related to ARCHIMED’s request to engage with the Spine Transaction bidder. Following that discussion, the Board determined that entering into an exclusivity period with respect to and pursuing a Spine Transaction in the near term, and pursuing a WholeCo Transaction subsequent to that divestiture, would maximize stockholder value. The Board directed the Company and Centerview to cease discussions with the other bidders for a WholeCo Transaction, including ARCHIMED, and to pursue a Spine Transaction. The Board ultimately approved, and the Company ultimately entered into on December 15, 2023, a Spine Transaction to sell the Company’s spine business to an affiliate of H.I.G. Capital for $375 million in total consideration, which closed on April 1, 2024.

Following the announcement of the Spine Transaction, the Company and Centerview received several inbound indications of interest from prospective counterparties with respect to a WholeCo Transaction (which, following the Spine Transaction, would comprise the Company’s remaining dental business). In addition, during the first and second quarters of 2024, at the direction of the Board, representatives of Centerview initiated outreach to prospective counterparties with respect to a WholeCo Transaction.

On April 19, 2024, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to discuss a potential WholeCo Transaction. At the Board’s request, representatives of Cravath reviewed the fiduciary duties owed by members of the Board to the Company and its stockholders and other legal matters relevant to the Board’s review of a potential sale transaction. At the Board’s request, representatives of Centerview reviewed, among other things, the recent financial performance and strategic actions of the Company, including the consummation of the Spine Transaction, and their effects on the Company’s stock price; trends and other developments affecting the Company’s industry; Centerview’s updated preliminary financial analysis of the Company; a summary of the discussions held to date with potential counterparties; and the potential counterparty landscape, including a list of additional potential counterparties to contact. The Board considered and discussed these reviews and unanimously determined that work on a potential WholeCo Transaction should continue. The Board directed Centerview to continue engaging with existing potential counterparties and to contact certain additional potential counterparties.

In total, from the announcement of the Spine Transaction through July 2024, the Company received inquiries from or contacted 16 potential counterparties, including both strategic and financial buyers, of which 8 executed a customary non-disclosure agreement, which in each case did not contain a “don’t ask, don’t waive” provision and did contain a customary standstill provision that automatically terminates upon the entry by the Company into a qualifying definitive transaction agreement with a third-party purchaser, in addition to other customary provisions, 6 met with members of Company management and 2 provided formal non-binding proposals for a potential transaction. The Company and its advisors continued to hold discussions and negotiations with certain bidders through July 2024. However, these discussions and negotiations did not result in any actionable transaction, and, subsequent thereto, at the direction of the Board, Company management refocused its efforts on executing its standalone strategic plan and did not pursue additional outreach to potential counterparties during the remainder of 2024. ARCHIMED did not participate as part of this process.

On March 13, 2025, representatives of ARCHIMED submitted to representatives of Centerview a letter of intent that included an unsolicited and non-binding proposal to acquire all of the outstanding shares of common stock of the Company at a price of $16.51 in cash per share plus a contingent value right representing the right to receive up to $2.00 in cash per share upon receipt by the Company of certain amounts due to the Company under a promissory note entered into in connection with the Spine Transaction, less certain fees and expenses (the “March 13 Offer”). The March 13 Offer requested that the Company enter into a customary exclusivity agreement with ARCHIMED for an exclusivity period of six weeks and was subject to the completion of due diligence, negotiation of definitive transaction documents, investment committee approval and other conditions.

On March 14, 2025, after discussion with and pursuant to direction from members of the Board and Company management, representatives of Centerview informed representatives of ARCHIMED that the March 13 Offer was insufficient on price, but that the Board would be willing to consider a revised offer reflecting a fair bid on value.

On March 28, 2025, representatives of ARCHIMED submitted to representatives of Centerview a letter of intent that included a revised non-binding proposal to acquire all of the outstanding shares of common stock of the Company at a price of $19.00 in cash per share, with no contingent value right and otherwise subject to substantially the same terms as the March 13 Offer, including an exclusivity period of six weeks (subject to a two-week extension in certain circumstances) and no financing contingency (the “March 28 Offer”). The March 28 Offer represented a 65% premium to the closing share price of the Company’s common stock of $11.51 on March 27, 2025, the most recent trading day prior to receipt of the March 28 Offer.

On April 3, 2025, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to evaluate the March 28 Offer. At the Board’s request, representatives of Cravath reviewed the fiduciary duties owed by members of the Board to the Company and its stockholders and other legal matters relevant to the Board’s review of a potential sale transaction. At the Board’s request, representatives of Centerview reviewed, among other things, the terms of the March 13 Offer and the March 28 Offer, including the request for exclusivity; Centerview’s updated preliminary financial analysis of the Company and the March 28 Offer; ARCHIMED’s participation in the Dual-Track Strategic Review; potential alternative strategic or financial counterparties; the Company’s long-range plan, financial forecasts and stock performance; macroeconomic conditions; and certain assumptions underlying the foregoing topics. The Board discussed with Company management and the representatives of each of Centerview and Cravath potential options for responding to the March 28 Offer. The Board considered, among other things, the lack of engagement or actionable offer from other potential counterparties contacted by representatives of Centerview to date over the course of the prior two years and the Company’s available alternatives; the risks of additional outreach, including the risk of a “leak” of a strategic review process, and the impact of such outreach on ARCHIMED’s willingness to engage further with respect to a potential transaction; the advantages and disadvantages of conducting a pre-signing market check or relying on a post-signing “go-shop” period during which the Company would be permitted to solicit alternative transactions for a period of time following execution of a definitive transaction agreement; the terms of the March 28 Offer, including the request for exclusivity, and the meaningful risk that ARCHIMED might terminate discussions with the Company regarding a transaction at $19.00 in cash per share if the Company were to reject the request for exclusivity; and Centerview’s updated preliminary financial analysis of the Company. Following that discussion and after hearing advice from Centerview and Cravath, the members of the Board unanimously agreed to direct representatives of Centerview to communicate to ARCHIMED: (i) a counteroffer to the March 28 Offer whereby ARCHIMED would conduct financial due diligence on a non-exclusive basis for two weeks and then propose an updated view on value as compared to the price proposed in the March 28 Offer, after which deadline, and taking into account such updated view, the Company would consider an exclusivity period of three weeks for ARCHIMED to complete remaining due diligence and negotiate definitive transaction documentation (the “April 3 Counteroffer”) and (ii) that the Company would agree to proceed with ARCHIMED in respect of a transaction only if ARCHIMED agreed to a customary post-signing go-shop period in the definitive transaction agreement (the “Go-Shop Requirement”).

Later that day, at the direction of the Board, representatives of Centerview conveyed the April 3 Counteroffer and the Go-Shop Requirement to representatives of ARCHIMED, which ARCHIMED subsequently agreed would be the general framework for further negotiations regarding a potential WholeCo Transaction.

On April 4, 2025, the Company and ARCHIMED entered into a customary non-disclosure agreement, which did not contain a “don’t ask, don’t waive” provision and did contain a customary standstill provision that automatically terminates upon the entry by the Company into a qualifying definitive transaction agreement with a third-party purchaser, in addition to other customary provisions, to facilitate the exchange of information in connection with a potential WholeCo Transaction.

On April 9 and 18, 2025, the Company consented to ARCHIMED engaging in conversations with various potential debt financing sources to discuss financing terms for a potential WholeCo Transaction.

On April 10, 2025, at ARCHIMED’s request, members of Company management, with representatives of Centerview in attendance, held a management presentation for representatives of each of ARCHIMED and UBS. Following that presentation, Mr. Jamali, other members of Company management and representatives of Centerview met for dinner with Mr. Ballester and other representatives of ARCHIMED, during which they further discussed the topics addressed by the management presentation.

On May 9, 2025, Bryan Alterman, Director of ARCHIMED, informed representatives of Centerview that ARCHIMED intended to submit a revised offer of $18.00 in cash per share on substantially the same terms as the March 28 Offer, including no financing contingency, but with an exclusivity period of 45 days (the “May 9 Offer”). The May 9 Offer represented a 96% premium to the closing share price of the Company’s common stock of $9.19 on May 8, 2025, the most recent trading day prior to receipt of the May 9 Offer.

On May 12, 2025, the Board, together with members of Company management and representatives of each of Centerview and Cravath, met to evaluate the May 9 Offer. At the Board’s request, representatives of Centerview reviewed the terms of the May 9 Offer and the discussions held with ARCHIMED to date, including that Centerview had communicated the April 3 Counteroffer and the Go-Shop Requirement to ARCHIMED and that ARCHIMED had indicated it would be willing to agree to the Go-Shop Requirement. In addition, representatives of Centerview indicated that there were no material changes to Centerview’s preliminary financial analysis of the Company reviewed with the Board at the April 3, 2025 meeting of the Board. The Board discussed with Company management and the representatives of Centerview and Cravath potential options for responding to the May 9 Offer. The Board considered, among other things, the terms of the May 9 Offer and available alternatives, including the request for exclusivity and the continued meaningful risk that ARCHIMED might terminate discussions with the Company if the Company were to reject exclusivity at this stage of the negotiations; Centerview’s preliminary financial analysis of the Company reviewed with the Board at the April 3 meeting of the Board; the continued lack of engagement or actionable offer from other potential counterparties contacted by representatives of Centerview to date and the continued risks of additional outreach, including the risk of a “leak” of a strategic process; ARCHIMED’s indication that it would not object to the Go-Shop Requirement; and the impact of various potential responses by the Company on the certainty of consummating an acceptable transaction in the near term. Following that discussion, the members of the Board unanimously agreed to direct Company management to communicate to ARCHIMED: (i) a counterproposal of $19.00 in cash per share and (ii) if ARCHIMED were to agree to such counterproposal on price, and on that basis, the Company would be willing to agree to an exclusivity period of 30 days for ARCHIMED to complete remaining due diligence and negotiate definitive transaction documentation (the “May 12 Counteroffer”). The Board further authorized Company management to agree to extend the exclusivity period by up to 14 days if the parties continued to negotiate in good faith with respect to a potential transaction, in order to provide ARCHIMED sufficient time to complete confirmatory due diligence and finalize definitive documentation.

From the May 12, 2025 meeting of the Board and continuing through July 20, 2025, the Board received periodic updates from Company management regarding the status of and material developments in the negotiations with ARCHIMED.

On May 12, 2025, at the direction of the Board and Company management, representatives of Centerview communicated the May 12 Counteroffer to Mr. Alterman of ARCHIMED.

On May 15, 2025, representatives of ARCHIMED submitted to representatives of Centerview a letter of intent that included a revised non-binding proposal to acquire all of the outstanding shares of common stock of the Company at a price of $19.00 in cash per share on substantially the same terms as the May 9 Offer and with an exclusivity period of 30 days (the “May 15 Offer”). The May 15 Offer represented a 118% premium to the closing share price of the Company’s common stock of $8.72 on May 14, 2025, the most recent trading day prior to receipt of the May 9 Offer.

On May 23, 2025, the Company and ARCHIMED entered into a customary 30-day exclusivity agreement to complete due diligence and negotiate definitive transaction documentation. In connection therewith, the Company also agreed to reimburse ARCHIMED for up to $2 million of certain documented expenses in the event the Company terminated discussions under certain circumstances.

Also on May 23, 2025, a draft of the merger agreement prepared by Cravath was made available to ARCHIMED and its advisors. This draft of the merger agreement provided for, among other things, a go-shop period of 40 days (with an extension period for certain “excluded parties” of up to 15 days); a termination fee payable by the Company of (i) 1.00% of the fully diluted equity value of the Company in the event the merger agreement is terminated for the Company to enter into a superior proposal received during the go-shop period (or any extension thereof, with respect to excluded parties) (the “Company Go-Shop Termination Fee”) and (ii) 2.00% of the fully diluted equity value of the Company in the event the merger agreement is terminated otherwise (the “Company Termination Fee”); the acceleration and cash payment of all outstanding equity awards by ARCHIMED; a “fiduciary out” provision allowing the Board to change its recommendation that Company stockholders approve the merger agreement either upon receipt of a superior proposal or if the failure to change such recommendation is inconsistent with the directors’ fiduciary duties under applicable law; and a full equity backstop to be provided by ARCHIMED of 100% of the merger consideration and all other amounts required to be paid by ARCHIMED under the merger agreement.

Over the next several weeks, the Company provided additional due diligence materials to ARCHIMED and its representatives and advisors, including through a virtual data room, and various members of Company management, with representatives of each of Centerview and Cravath in attendance, had numerous calls and correspondence with ARCHIMED and its representatives and advisors, including Latham & Watkins LLP (“Latham”), legal advisor to ARCHIMED, regarding due diligence and other matters related to the transaction, including on legal and regulatory, financial, accounting, human resources, employee benefits, insurance, manufacturing, marketing and corporate culture topics. The Company continued to provide due diligence materials and information to ARCHIMED through the date of the merger agreement.

On June 4, 2025, Latham sent a revised draft of the merger agreement on behalf of ARCHIMED to Cravath, which included certain substantial changes to the Company’s May 23 draft. This draft provided for, among other things, a reduced go-shop period of 30 days (with an extension period for certain excluded parties of up to 5 days); an increased Company Go-Shop Termination Fee of 3.00% and an increased Company Termination Fee of 4.00%; a revised “fiduciary out” provision to require (i) that, in the case of any recommendation change not in response to a takeover proposal, the Board may only change its recommendation that Company stockholders approve the merger agreement in response to an “intervening event” and (ii) that the failure to change such recommendation would be inconsistent with the directors’ fiduciary duties under applicable law; and in lieu of a full equity backstop structure, a reverse termination fee payable by ARCHIMED of 4.00% of the fully diluted equity value of the Company in the event the merger agreement is terminated by the Company due to certain breaches or failures of ARCHIMED to perform under the merger agreement (the “Parent Termination Fee”).

On June 9, 2025, at the direction of Company management, representatives of Centerview discussed various topics with representatives of ARCHIMED, including potential sources of debt financing for a transaction and the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement.

On June 10, 2025, the Company and Centerview entered into an agreement to extend Centerview’s engagement as financial advisor with respect to a potential transaction.

On June 12, 2025, Cravath sent a revised draft of the merger agreement on behalf of the Company to Latham, which included certain substantial changes to ARCHIMED’s June 4 draft. This draft provided for, among other things, the go-shop period originally proposed by the Company of 40 days (with a reduced extension period for certain excluded parties of up to 10 days); a reduced Company Go-Shop Termination Fee of 1.25% and a reduced Company Termination Fee of 2.50%; and reinsertion of the full equity backstop structure originally proposed by the Company.

On June 16 and 17, 2025, at ARCHIMED’s request, members of Company management, with representatives of Centerview in attendance, provided representatives and advisors of ARCHIMED an in-person site visit of the Company’s headquarters and manufacturing facility in Palm Beach Gardens, Florida. The attendees discussed, among other things, the Company’s manufacturing capabilities, quality management and operations. On the night of June 16, 2025, certain representatives of each of the Company, Centerview and ARCHIMED met for dinner.

On June 18, 2025, Mr. Jamali and Mr. Ballester met for dinner in New York, where they discussed, among other things, the Company’s business and operations and the status of ongoing diligence and negotiations with respect to a potential transaction.

On June 19, 2025, at the direction of Company management, representatives of Centerview discussed various topics with representatives of ARCHIMED, including the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement.

On June 24, 2025, Latham sent a revised draft of the merger agreement on behalf of ARCHIMED to Cravath, which included certain substantial changes to the Company’s June 12 draft. This draft provided for, among other things, the Company’s original proposal of a go-shop period of 40 days (with a reduced extension period for certain excluded parties of up to 5 days); an increased Company Go-Shop Termination Fee of 1.75% and an increased Company Termination Fee of 3.50%; and reinsertion of the reverse termination fee structure previously proposed by ARCHIMED and the same Parent Termination Fee of 4.00% as previously proposed.

On June 20, 2025, the Company and ARCHIMED entered into an amendment to extend the exclusivity period through July 3, 2025.

On June 26, 2025, at ARCHIMED’s request, members of Company management, with representatives of Centerview in attendance, provided representatives and advisors of ARCHIMED an in-person site visit of the Company’s facility in Valencia, Spain. The attendees discussed, among other things, the Company’s manufacturing capabilities, quality management and operations in Europe.

On June 27, 2025, Cravath sent a revised draft of the merger agreement on behalf of the Company to Latham, which included certain substantial changes to ARCHIMED’s June 24 draft. This draft provided for, among other things, a reduced Company Go-Shop Termination Fee of 1.50%, a reduced Company Termination Fee of 3.00% and acceptance of the reverse termination fee structure proposed by ARCHIMED, but with an increased Parent Termination Fee of 8.00%.

Also on June 27, 2025, representatives of Cravath held a call with representatives of Latham to discuss the revised draft of the merger agreement sent to Latham earlier that day.

On June 30 and July 1, 2025, at the direction of Company management, representatives of Centerview discussed various topics with representatives of ARCHIMED, including the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement.

On July 2, 2025, ARCHIMED communicated to representatives of Centerview that ARCHIMED’s investment committee voted unanimously to approve a transaction at $19.00 in cash per share, but that

ARCHIMED would require several additional weeks to complete its confirmatory due diligence, negotiate definitive transaction documentation, including with its debt financing source, and satisfy other internal approval requirements. Later that evening, Mr. Ballester called Mr. Jamali to provide context to the extension of the timeline and to confirm ARCHIMED’s commitment to pursuing a potential transaction.

Also on July 2, 2025, representatives of Cravath held a call with representatives of Latham to discuss the Company’s June 27 draft of the merger agreement.

On July 3, 2025, Latham sent a revised draft of the merger agreement on behalf of ARCHIMED to Cravath, which included certain substantial changes to the Company’s June 27 draft. This draft provided for, among other things, an increased Company Go-Shop Termination Fee of 1.75%, an increased Company Termination Fee of 3.50% and a reduced Parent Termination Fee of 5.00%.

Also on July 3, 2025, at 11:59 p.m. Pacific Time, the exclusivity period between the Company and ARCHIMED expired, and the Company did not agree to ARCHIMED’s requests for a further extension.

On July 8, 2025, Cravath sent a revised draft of the merger agreement on behalf of the Company to Latham, which included certain substantial changes to ARCHIMED’s July 3 draft. This draft provided for, among other things, a reduced Company Go-Shop Termination Fee of 1.50%, acceptance of a Company Termination Fee of 3.50% and an increased Parent Termination Fee of 7.00%.

Also on July 8, 2025, Latham sent initial drafts of the equity commitment letter and the limited guarantee on behalf of ARCHIMED to Cravath.

On July 10, 2025, at the direction of Company management, representatives of Centerview discussed various topics with representatives of ARCHIMED, including the status of ARCHIMED’s diligence, the status of its negotiations with debt financing sources and the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement. Also on July 10, 2025, Mr. Ballester called Mr. Jamali, with representatives of each of UBS and Centerview in attendance, to discuss these same topics.

On July 11, 2025, Latham sent a revised draft of the merger agreement on behalf of ARCHIMED to Cravath, which included certain substantial changes to the Company’s July 8 draft. This draft provided for, among other things, an increased Company Go-Shop Termination Fee of 1.75% and acceptance of a Parent Termination Fee of 7.00%.

On July 13, 2025, Cravath sent a revised draft of the merger agreement on behalf of the Company to Latham, which, among other things, accepted the Company Go-Shop Termination Fee amount set forth in ARCHIMED’s July 11 draft.

Between July 13 and July 20, 2025, the Company and its advisors continued to negotiate with ARCHIMED and its advisors the remaining open terms of the proposed merger agreement and the other transaction documents, including the Company’s confidential disclosure schedules to the merger agreement, the debt and equity commitment letters and the limited guarantee.

On July 15 and 16, 2025, members of Company management and representatives of each of Centerview and Cravath discussed various topics with representatives of ARCHIMED and Latham, including the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement.

On July 17, 2025, representatives of ARCHIMED communicated to representatives of Centerview that ARCHIMED had received final investment committee approval to acquire all of the outstanding shares of common stock of the Company at a price of $19.00 in cash per share, with no financing contingency, and that ARCHIMED was finalizing a definitive financing commitment with its debt financing source for such a transaction.

Later on July 17, 2025, at the direction of Company management, representatives of Centerview discussed various topics with representatives of ARCHIMED, including the expected amount of time required for the parties to be ready to enter into and announce a definitive transaction agreement.

On July 20, 2025, Latham on behalf of ARCHIMED confirmed to Cravath that ARCHIMED had a financing commitment in hand from its debt financing source.

Also on July 20, 2025, the Board met with members of Company management and representatives of each of Centerview and Cravath. Representatives of Cravath delivered a legal presentation regarding the Board’s fiduciary duties and other relevant legal considerations for a Delaware corporation in the context of a review of a potential sale transaction and outlined the terms of the merger agreement with ARCHIMED. The Board received an updated customary disclosure letter from Centerview in respect of certain relationships between Centerview and its affiliates and the Company. Representatives of Centerview reviewed with the Board Centerview’s financial analysis of the merger consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 20, 2025, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of shares of Company common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below in the section of this proxy statement entitled “The Merger—Opinion of the Company’s Financial Advisor”. Representatives of Cravath then discussed the draft resolutions under consideration by the Board.

After discussion and consideration of a variety of factors, including those described in the section of this proxy statement entitled “—Reasons for the Merger” beginning on page 45, on July 20, 2025, the Board unanimously (i) determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger; (ii) approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger; (iii) directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting; (iv) recommended that Company stockholders entitled to vote adopt the merger agreement; and (v) called for a special meeting of Company stockholders for the purpose of submitting the merger agreement to such stockholders for adoption.

Subsequent to the Board meeting, the Company and affiliates of ARCHIMED executed the merger agreement and the other transaction documents.

On the following business day, July 21, 2025, the Company issued a press release announcing its entry into a definitive agreement to be acquired by ARCHIMED for $19.00 in cash per share.

Also on July 21, 2025, at the direction of the Board, representatives of Centerview began contacting potential counterparties that might consider making a takeover proposal during the go-shop period. Over the course of the go-shop period, representatives of Centerview contacted or received inquiries from 35 potential strategic and financial counterparties, the Company executed acceptable non-disclosure agreements with 4 interested parties and none submitted a takeover proposal. The go-shop period expired at midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025) (and there was no go-shop extension period). To date, no party has made a takeover proposal following the execution of the merger agreement.

Recommendation of the Board

At the special meeting of the Board on July 20, 2025, after due consideration, including the non-exhaustive list of material factors described in the section below entitled “—Reasons for the Merger”, and detailed discussions with the Company’s management and its legal and financial advisors, at such meeting and prior meetings of the Board, the Board unanimously:

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determined and declared that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and the other transaction documents to which the Company is a party and consummate the transactions contemplated by the merger agreement, including the merger;

•	approved and declared the advisability of the merger agreement, the other transaction documents and the transactions contemplated by the merger agreement, including the merger;

•	directed that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting;

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recommended that Company stockholders vote in favor of (i) the adoption of the merger agreement, (ii) the approval, by a non-binding, advisory vote, of the specified compensation arrangements disclosed in the proxy materials that may be paid or become payable to the Company’s named executive officers in connection with the merger and (iii) the proposal to adjourn the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

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called for a special meeting of Company stockholders for the purpose of (i) submitting the merger agreement to such stockholders for adoption, (ii) submitting to such stockholders a non-binding, advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and (iii) submitting to such stockholders a proposal to adjourn the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

As described above in the section entitled “—Background of the Merger”, prior to and in reaching its unanimous determination to (i) declare that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and consummate the transactions contemplated thereby, including the merger, (ii) approve and declare the advisability of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iii) direct that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting, (iv) recommend that Company stockholders vote in favor of (x) the adoption of the merger agreement and (y) the approval, by a non-binding, advisory vote, of the specified compensation arrangements disclosed in the proxy materials that may be paid or become payable to the Company’s named executive officers in connection with the merger, (v) approve and adopt the form, terms and conditions of certain other ancillary documents to be executed in connection with the transactions contemplated by the merger agreement and (vi) call for a special meeting of the holders of shares of Company common stock for the purposes set forth above, the Board consulted with and received the advice of its financial advisors and outside legal counsel, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, the merger agreement and the transactions contemplated thereby, including the following non-exhaustive list of material factors (not necessarily in order of relative importance):

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the Board’s understanding and assessment of the Company’s business, operations, financial condition (historical, current and projected), earnings, prospects, competitive position and the nature of the industry in which the Company competes, including the Company’s then current business plan, management’s then current estimated projections of the Company’s financial prospects, which reflect an application of various assumptions of management, and the inherent uncertainty of achieving management’s projections, as reflected in the section entitled “—Certain Financial Forecasts”, and that as a result the Company’s actual financial results in future periods could differ materially from management’s projections;

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the Board’s understanding and assessment of the risks and uncertainties in the industry in which the Company competes, and the risks that the Company would face if it continued to operate on a stand-alone public company basis, including:

•	risks relating to changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences;

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risks relating to the Company’s business, operations and strategy, including, but not limited to, interruption of the Company’s manufacturing operations, disruptions in the supply of the materials and components used in the manufacturing or sterilization of the Company’s products by third-party suppliers, the Company’s ability to effectively develop and market its products against those of its competitors, the effectiveness of the Company’s restructuring and other cost reduction initiatives, the Company’s ability to introduce new products in a timely manner and disruption from implementation of the Company’s new enterprise resource planning systems;

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risks relating to financial, liquidity and tax, including, but not limited to, the Company’s ability to generate sufficient cash flows to meet its debt obligations, the effectiveness of the Company’s working capital management strategies, currency exchange rate fluctuations, incurrence of additional tax liabilities and future material impairments in the carrying value of the Company’s long-lived or intangible assets, including goodwill;

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risk relating to the Company’s global operations, including, but not limited to, incurrence of additional business risks due to significant sales outside of the U.S. and conditions in the global economy, financial markets and the particular markets the Company serves;

•	risks relating to compliance with existing and future applicable laws and regulations, particularly obtaining FDA clearances or approvals for the Company’s future products or product enhancements; and

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other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025;

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the Board’s consideration of the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions in the near term and the long term, which could negatively affect the Company’s financial performance;

•	the $19.00 per share price of Company common stock to be paid in cash, which represented a premium of approximately:

•	125% over the closing stock price on July 18, 2025, the last full trading day prior to the Board’s approval of the merger;

•	111% over the 60-day volume-weighted average trading price per share as of July 18, 2025, the last full trading day prior to the Board’s approval of the merger; and

•	99% over the 90-day volume-weighted average trading price per share as of July 18, 2025, the last full trading day prior to the Board’s approval of the merger;

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the fact that shares of Company common stock have historically traded at a discount relative to the Company’s peers, and the Board’s belief that such discount was due to, among other reasons, the relative size of the Company’s operations and certain capital structure and other limitations, which factors the Board expected to continue if the Company remained a stand-alone public company;

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the fact that the merger consideration is all cash, which provides certainty, immediate value and liquidity to holders of shares of Company common stock, especially when viewed against any internal or external risks and uncertainties associated with the Company’s stand-alone strategy, immediately upon the closing of the merger;

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the financial analyses reviewed and discussed with the Board by representatives of Centerview Partners LLC, as well as the opinion of Centerview rendered to the Board on July 20, 2025, which was subsequently confirmed by delivery of a written opinion dated as of such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of Company common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of the Company’s Financial Advisor”;

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the Board’s assessment, taking into account the other factors described herein, of the Company’s value on a stand-alone basis relative to the $19.00 per share of Company common stock to be paid in cash in connection with the merger, and the possibility that the trading price of shares of Company common stock would not reach and sustain such price, or that doing so could take a considerable period of time;

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the fact that (i) the Company explored various strategic alternatives reasonably available to the Company prior to entering into the merger agreement and engaged in two separate processes over the course of the past approximately two years for soliciting and responding to offers from numerous third parties, including both strategic and private equity acquirors, in connection with either a potential divesture of its spine business or a potential sale of the entire Company as further described above under the section entitled “—Background of the Merger” and (ii) since the conclusion of the prior process in July 2024, no other potentially interested parties, including those parties with which the Company was engaged during the prior processes, had communicated a desire to engage in negotiations regarding a potential strategic transaction or presented an actionable offer, as of July 20, 2025, the date the Company entered into the merger agreement, to pay Company stockholders a price per share that was equal to or greater than the $19.00 per share of Company common stock offer from ARCHIMED as further described above under the section entitled “—Background of the Merger”;

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the course and history of arm’s-length negotiations with ARCHIMED, which negotiations the Board believed resulted in the Company obtaining the highest price that ARCHIMED was willing to pay for the Company, as evidenced by the Company’s ability to increase ARCHIMED’s proposed price per share of Company common stock from $16.51, plus a contingent value right representing the right to receive up to $2.00 in cash per share upon receipt by the Company of certain amounts due to the Company, less certain fees and expenses, in its March 13, 2025 initial proposal to $19.00 per share, with no contingent value right, in its July 2, 2025 final offer, as further described above under the section entitled “—Background of the Merger”;

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the Board’s belief that, based on discussions with ARCHIMED and other potential counterparties, the final proposal submitted by ARCHIMED represented the best and final offer and the highest price per share of Company common stock that ARCHIMED or any other potential counterparty would be willing to pay, in light of the condition of the financing market and broader macroeconomic climate, and any request for a further price increase or solicitation of additional bids from other third parties prior to entry into the merger agreement would have created a meaningful risk that ARCHIMED might determine not to enter into the transaction and to terminate negotiations, in which event Company stockholders would lose the opportunity to obtain the proposed $19.00 per share of Company common stock in cash being offered;

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the provisions of the merger agreement that permit, (i) the Company (x) during the go-shop period, to solicit alternative acquisition proposals from, and participate in discussions and negotiations with, third parties and (y) to consider and respond to unsolicited acquisition proposals, including to furnish information to and conduct negotiations with third parties, under certain circumstances specified in the merger agreement and (ii) the Board, under certain circumstances and subject to certain conditions, prior to receipt of the Company stockholder approval, to (x) effect an adverse recommendation change or (y) to terminate, under certain circumstances, the merger agreement in order to enter into a definitive agreement providing for the consummation of a superior proposal, provided that the Company complies with its obligations relating to superior proposals under the merger agreement and concurrently pays to Parent the Company termination fee of $20,251,575 or $10,125,785, as applicable, as described in the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement”, “The Merger Agreement—Termination Fees” and above under the section entitled “—Background of the Merger”;

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the fact that the merger is not subject to a financing condition, that ARCHIMED has obtained committed debt financing for the merger from a reputable financing source, and that the Equity Investor has committed to make available and provide to Parent, pursuant to the equity commitment letters, the full amount in cash necessary, along with the committed debt financing, to fund the aggregate merger consideration, as further described below in the section entitled “—Financing of the Merger”;

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the fact that if any portion of the debt financing for the merger becomes unavailable, Parent is required to use reasonable best efforts to obtain alternative financing in an amount sufficient to consummate the merger, subject to the terms and conditions set forth in the merger agreement;

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the fact that the Guarantor has provided a limited guarantee, which supports Parent’s obligation to pay (i) the Parent termination fee (if and when due and payable), (ii) reasonable and documented out-of-pocket costs and expenses of the Company or any of its subsidiaries and their respective representatives in connection with the financing of the merger and (iii) reasonable and documented costs and expenses of the Company in connection with the successful enforcement of Parent’s obligations to pay the Parent termination fee, in favor of the Company as described below in the section entitled “—Financing of the Merger”;

•

the provisions of the merger agreement that permit the Company (i) to seek specific performance of Parent to perform its obligations under the merger agreement, including to use its reasonable best efforts to obtain debt financing in accordance with the terms of the merger agreement, and (ii) subject to the satisfaction of certain additional conditions set forth in the merger agreement, if the debt financing is (x) funded in accordance with its terms or (y) will be funded in accordance with its terms at the closing of the merger if the equity financing is funded at the closing of the merger, to force the equity financing to be funded in accordance with the equity commitment letter and to cause the merger to occur;

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the Board’s belief, after discussion with the Company’s legal and financial advisors, that the amount of the Company termination fee is comparable to termination fees in transactions of a similar size, is reasonable, would not preclude a superior proposal from being made and would not likely be required to be paid unless the Company entered into a more favorable transaction;

•

the other terms and conditions of the merger agreement and the debt and equity financing documents, which were reviewed by the Board with the Company’s outside legal counsel and financial advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

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the high probability that the merger would be consummated based on, among other things, the absence of a financing contingency, the limited scope of required regulatory approvals in connection with the merger and the $40,503,150 Parent termination fee, payable to the Company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Guarantor in accordance with the aggregate maximum cap as described below in the section entitled “—Financing of the Merger—Limited Guarantees”, pursuant to the limited guarantee delivered by it, ARCHIMED’s ability to complete acquisition transactions and its experience with transactions in the Company’s industry;

•

the high probability that the merger would be completed in a reasonable timeframe and in an orderly manner, which could reduce the period during which the Company’s business would be subject to the potential uncertainty of closing and related disruption;

•

the fact that resolutions approving the merger agreement and the transactions contemplated thereby, including the merger, were unanimously approved by the Board, which is comprised of a majority of independent directors who are not affiliated with ARCHIMED or the Company and are not employees of the Company or any of its subsidiaries;

•

the fact that the merger agreement and the merger would be subject to adoption by Company stockholders, and that Company stockholders would be free to reject the merger by voting against the adoption of the merger agreement; and

•

the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described below in the section entitled “—Appraisal Rights”.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:

•	the loss of the potential upside in the Company’s stand-alone strategic plan in the event the transactions contemplated by the merger agreement are consummated;

•

the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the potential occurrence of a material adverse effect or failure to obtain required approvals of the transaction by the required regulatory authorities, even if the merger agreement is adopted by Company stockholders;

•	the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

•

the trading price of Company common stock may decline to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

•

the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company following the merger or if the merger is not successfully completed;

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the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial and other results of the Company as a result of such disruption; and

•

reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the interim operating conditions imposed upon the business in the merger agreement or any adverse perception of any failure to successfully complete the merger;

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the fact that holders of shares of Company common stock will have no ongoing equity interest in the surviving corporation following the merger, meaning that the holders of shares of Company common stock will not (by virtue of their holding shares of Company common stock) participate in the Company’s potential future earnings or growth;

•	the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking certain significant financing transactions and business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

•

the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger;

•

the provisions of the merger agreement that restrict the Company’s ability, following the go-shop period (or any extension thereof), to solicit or participate in discussions or negotiations regarding alternative takeover proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with Parent (if Parent desires to propose revisions to the merger agreement and negotiate) prior to the Company being able to terminate the merger agreement to accept a superior proposal;

•

the possibility that the Company’s obligation to pay the Company termination fee of $20,251,575 or $10,125,785, as applicable, to Parent upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company, as further described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 103;

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the significant costs involved in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting and financial advisory costs, and the fact that if the merger is not consummated, the Company may be required to bear such costs;

•

the possibility that, although the merger provides Company stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the merger, the price of Company common stock might otherwise increase (or have increased) in the future to a price greater than the merger consideration;

•	the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the other transactions contemplated thereby;

•	the fact that an all-cash transaction would be taxable to the holders of common stock that are U.S. holders for U.S. federal income tax purposes;

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the possibility that the debt financing contemplated by the debt commitment letter and the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Parent not having sufficient funds to complete the merger;

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the fact that Parent and MergerCo are newly formed entities with no material assets other than the commitment letters, and that, notwithstanding the Company’s specific performance remedy under the merger agreement, the Company’s remedy in the event of a breach of the merger agreement by Parent or MergerCo may be limited to receipt of the Parent termination fee of $40,503,150, and that under certain circumstances the Company may not be entitled to such Parent termination fee or monetary damages at all;

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the fact that the Company’s executive officers and directors have interests in the merger that may be different from, or in addition to, those of Company shareholders, as more fully described below in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”; and

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various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”.

The Board unanimously determined that, overall, these potential risks, uncertainties and other potentially negative factors were outweighed by the benefits that the Board expects to achieve for Company stockholders as a result of the transactions contemplated by the merger agreement. The Board was aware that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

In addition, the Board was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Company stockholders generally, as described more fully below in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board unanimously reached the conclusion to (i) declare that it is advisable and fair to, and in the best interests of, the Company and Company stockholders that the Company enter into the merger agreement and consummate the transactions contemplated thereby, including the merger, (ii) approve and declare the advisability of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iii) direct that the merger agreement be submitted to Company stockholders entitled to vote for adoption at the special meeting, (iv) recommend that Company stockholders vote in favor of (x) the adoption of the merger agreement and (y) the approval, by a non-binding, advisory vote, of the specified compensation arrangements disclosed in the proxy materials that may be paid or become payable to the Company’s named executive officers in connection with the merger, in each case, in light of the factors described above and other factors that the Board believed were appropriate, (v) approve and adopt the form, terms and conditions of certain other ancillary documents to be executed in connection with the transactions contemplated by the merger agreement and (vi) call for a special meeting of the holders of shares of Company common stock for the purposes set forth above. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and its financial and legal advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

This explanation of the Board’s reasons for its recommendations and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23.

Certain Financial Forecasts

Other than annual guidance—including the guidance included in the Company’s press release dated February 26, 2025 and the updates of such guidance in the Company’s press release dated May 8, 2025 (the “2025 earnings guidance”), with respect to net sales, adjusted EBITDA and adjusted EPS, which guidance the Company presents as a range—the Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to, among other things, the unpredictability of the underlying assumptions and estimates. However, the Company has included in this proxy statement certain financial forecasts of the Company that, to the extent described herein, were furnished to (i) the Board, Centerview, the Company’s financial advisor, and ARCHIMED, in connection with the discussions concerning the proposed merger, and (ii) certain other parties potentially interested in a transaction with the Company.

These Financial Forecasts (as defined below) were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (“GAAP”). A summary of this information is presented below.

The Financial Forecasts were, in the view of the Company’s management, prepared on a reasonable basis and in good faith, reflecting the best available estimates and judgments at the time of preparation. However, no assurances can be made regarding future events and the estimates and assumptions underlying these financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, and the risks and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the transactions contemplated by the merger agreement, including the merger, will be beyond the control of ARCHIMED and the surviving corporation. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the Financial Forecasts, whether or not the merger is consummated. The inclusion in this proxy statement of the Financial Forecasts below should not be regarded as an indication that the Company, ARCHIMED, Parent, their respective boards of directors (or equivalent governing bodies) or their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Financial Forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Readers of this proxy statement are cautioned not to place reliance on this information. The Financial Forecasts assume that the Company would continue to operate as a standalone company and do not reflect any impact of the proposed merger, including any impact of the negotiation or execution of the proposed merger, the expenses that may be incurred in connection with the proposed merger or the consummation thereof or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the proposed merger.

The Financial Forecasts include certain non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow (each as defined below). The Company’s management included forecasts of non-GAAP financial measures in the Financial Forecasts because the Company’s management believes that non-GAAP financial measures can be helpful in comparing the Company’s past financial performance and future results and can be useful as a basis to compare the Company’s operating performance with that of other companies. Company stockholders should also note that these non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Company stockholders should also note that these non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to Company stockholders. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by ARCHIMED or its affiliates.

Due to the inherent limitations of non-GAAP financial measures, Company stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures.

The Financial Forecasts included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying Financial Forecasts and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the Financial Forecasts and should not be read to do so.

The non-GAAP financial measures included in the Financial Forecasts that were approved by the Company for use by Centerview were used by Centerview for its financial analysis in connection with the preparation of its opinion and by the Board for its consideration of the merger and were provided to ARCHIMED and its affiliates. Financial measures provided to a financial advisor or counterparty in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, and reconciliations of non-GAAP financial measures were not relied upon by the Board or Centerview in connection with their respective evaluations of the merger. In addition, none of ARCHIMED or the other potentially interested parties that received the Financial Forecasts including non-GAAP financial measures were provided with any such reconciliation. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in the Financial Forecasts to the relevant GAAP financial measures in this proxy statement.

By including in this proxy statement the Financial Forecasts below, none of the Company, ARCHIMED or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Forecasts. Accordingly, the Financial Forecasts should not be construed as financial guidance, nor relied upon as such, and the Financial Forecasts may differ in important respects from the 2025 earnings guidance, which guidance is presented as a range, and which the Company’s management prepared based on a different set of assumptions. The inclusion of the Financial Forecasts in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Financial Forecasts summarized in this section reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any changes since such Financial Forecasts were prepared. NONE OF THE COMPANY, ARCHIMED OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE FINANCIAL FORECASTS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.

The Company’s management prepared nonpublic, unaudited prospective financial information for fiscal years 2025 through 2030 (the “Financial Forecasts”) for the Company’s internal use, that was first reviewed by the Board at its meeting held on April 3, 2025. The Financial Forecasts were made available to ARCHIMED in the course of its due diligence in connection with its review of a possible transaction with the Company.

The Financial Forecasts were relied upon by the Board in reaching its determination on July 20, 2025 to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that Company stockholders entitled to vote adopt the merger agreement. The Financial Forecasts were the only forecast prepared by management that was approved by the Company for use by Centerview in connection with rendering its oral opinion to the Board on July 20, 2025, which was subsequently confirmed by delivery of a written opinion dated as of July 20, 2025, and performing its financial analysis in connection therewith, as summarized below in the section entitled “—Opinion of the Company’s Financial Advisor” beginning on page 55.

The following table sets forth a summary of the Financial Forecasts, which summary is not included in this proxy statement to induce any Company stockholder to vote in favor of adopting the merger agreement proposal or approving any other proposals to be voted on at the special meeting:

		Fiscal Year ending December 31,
	2025E	2026E	2027E	2028E	2029E	2030E
($ millions)
Revenue	460	478	497	518	541	566
Adjusted EBITDA(1)	72	86	98	107	115	123
Unlevered Free Cash Flow (2)	4	41	53	57	64	68

(1)

“Adjusted EBITDA” is calculated as earnings from continuing operations (before deducting non-recurring items and stock-based compensation expense) before interest, taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)

“Unlevered Free Cash Flow” is calculated as Adjusted EBITDA less stock-based compensation expense, non-recurring items, tax expense, capital expenditures and other uses of cash, and adjusted for changes in net working capital. Unlevered free cash flows is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

Opinion of the Company’s Financial Advisor

On July 20, 2025, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated July 20, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B to this proxy statement. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated July 19, 2025, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•	Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023 and December 31, 2022;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Company’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Company’s direction, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Company’s direction, that the Transaction will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Company common stock (other than Excluded Shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the merger consideration to be paid to the holders of the shares of Company common stock pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared by Centerview and reviewed with the Board in connection with Centerview’s opinion, dated July 20, 2025. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Parent, MergerCo or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 18, 2025 (the last trading day before the public announcement of the Transaction) and is not necessarily indicative of current market conditions.

Selected Public Company Analysis

Centerview reviewed and compared certain financial information of the Company to corresponding financial information of certain publicly traded dental companies listed below that Centerview deemed comparable, based on its experience and professional judgment, to the Company (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).

Using publicly available information obtained from SEC filings and other data sources as of July 18, 2025, Centerview calculated, for each selected company, such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of Wall Street research analyst consensus adjusted estimated earnings before interest, taxes, depreciation and amortization, less non-recurring items (referred to as “Adj. EBITDA”) for calendar year 2025 (“EV/2025E Adj. EBITDA Trading Multiple”).

The companies reviewed and the EV/2025E Adj. EBITDA Trading Multiples of the selected companies were as follows:

Selected Company	EV/2025E Adj. EBITDA Trading Multiple
Align Technology, Inc.	12.4x
DENTSPLY SIRONA Inc.	6.8x
Envista Holdings Corporation	9.3x
Henry Schein, Inc.	11.0x
Straumann Group	19.6x
Median	11.0x

Although none of the selected companies is directly comparable to the Company, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded dental companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company. However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/2025E Adj. EBITDA Trading Multiples of 7.0x to 9.0x to apply to the Company’s Adj. EBITDA for calendar year 2025 as set forth in the Forecasts. In selecting this reference range of EV/2025E Adj. EBITDA Trading Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied this range of EV/2025E Adj. EBITDA Trading Multiples to the Company’s estimated calendar year 2025 Adj. EBITDA of $72 million, as set forth in the Forecasts, and added to it the Company’s cash and cash equivalents of $70 million and $68 million book value of the promissory note issued to the Company in connection with the sale of the Company’s spine business and subtracted from it the Company’s debt of $221 million, in each case, as of June 30, 2025 and as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Company common stock (calculated using the treasury stock method and taking into account outstanding options, restricted stock units, deferred stock units, and employee stock purchase plan shares) as of July 14, 2025 and as set forth in the Internal Data, resulting in an implied per share equity value range for the shares of Company common stock of approximately $14.00 to $18.75, rounded to the nearest $0.25. Centerview then compared this range to the merger consideration of $19.00 per share of Company common stock in cash, without interest, proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Selected Precedent Transaction Analysis

Centerview reviewed and analyzed certain information relating to the following selected transactions involving certain public dental and medical devices companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the Transaction.

Using publicly available information obtained from SEC filings and other data sources as of the time of the announcement of the selected transactions, Centerview calculated, for each selected transaction, implied enterprise value of the target company based on the consideration payable in such selected transaction as a multiple of the target company’s last twelve months (referred to as “LTM”) Adj. EBITDA as of the time of the transaction announcement (except as noted) (“TV/LTM Adj. EBITDA Multiple”).

The selected transactions and the TV/LTM Adj. EBITDA Multiples of the selected transactions considered in this analysis are summarized below:

Date Announced	Target	Acquiror	TV/LTM Adj. EBITDA
December 2024	Patterson Companies, Inc.	Patient Square Capital	9.9x
August 2024	Vantive	The Carlyle Group Inc.	8.8x	*
September 2021	KaVo Treatment Unit & Instrument Business of Envista Holdings Corporation	Planmeca Oy	6.4x
April 2018	Analogic Corporation	Altaris Capital Partners, LLC	11.3x
February 2018	Zest Dental Solutions	BC Partners	11.2x
Median			9.9x

*	Reflects a multiple of TV/LTM Segment Operating Income. Vantive was Baxter International Inc.’s kidney care segment.

Although none of the selected transactions is directly comparable to the Transaction, these selected transactions were selected by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transaction. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of TV/LTM Adj. EBITDA Multiples of 9.0x – 11.0x. In selecting this range of TV/LTM Adj. EBITDA Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied this reference range of TV/LTM Adj. EBITDA Multiples to the Company’s LTM Adj. EBITDA of $67 million, as of June 30, 2025 and as set forth in the Internal Data, and added to it the Company’s cash and cash equivalents of $70 million and $68 million book value of the promissory note issued to the Company in connection with the sale of the Company’s spine business and subtracted from it the Company’s debt of $221 million, in each case, as of June 30, 2025 and as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Company common stock (calculated using the treasury stock method and taking into account outstanding options, restricted stock units, deferred stock units, and employee stock purchase plan shares) as of July 14, 2025 and as set forth in the Internal Data, resulting in an implied per share equity value range for the shares of Company common stock of approximately $17.00 to $21.25, rounded to the nearest $0.25. Centerview then compared this range to the merger consideration of $19.00 in cash, without interest, proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Solely for reference and informational purposes only, Centerview also noted for the Board that the TV/LTM Adj. EBITDA Multiples implied by KKR & Co. Inc’s strategic investment in Henry Schein, Inc. in January 2025 and Peak Rock Capital’s acquisition of HuFriedyGroup in April 2024 ranged from 8.1x – 11.2x.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the shares of Company common stock by (a) discounting to present value as of June 30, 2025, using discount rates ranging from 11.5% to 13.5% (based on Centerview’s analysis of the Company’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of the Company over the period beginning on July 1, 2025 and ending on December 31, 2030, utilized by Centerview based on the Forecasts and (ii) a range of implied terminal values of the Company calculated by Centerview by applying a range of perpetuity growth rates of 2.5% to 3.5% and (b) adding to the foregoing results the Company’s cash and cash equivalents of $70 million and $68 million book value of the promissory note issued to the Company in connection with the sale of the Company’s spine business and subtracting from the foregoing results the Company’s debt of $221 million, in each case, as of June 30, 2025 and as set forth in the Internal Data.

Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Company common stock (calculated using the treasury stock method and taking into account outstanding options, restricted stock units, deferred stock units, and employee stock purchase plan shares) as of July 14, 2025 and as set forth in the Internal Data, resulting in a range of implied equity values per share of Company common stock of $15.75 to $22.00, rounded to the nearest $0.25. Centerview then compared the results of the above analysis to the merger consideration of $19.00 in cash, without interest, proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the merger agreement.

Other Factors

Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•

Precedent Premia Paid Analysis. Centerview performed an analysis of premia paid in certain transactions involving publicly traded companies occurring since 2020, each with a transaction value between $500 million and $1.5 billion, for which premium data was available and which Centerview deemed relevant in its professional judgment. The premia in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview applied a premium range of 25% to 65% (representing the 25th percentile and the 75th percentile, respectively, of premia paid in such transactions) to the Company’s closing share price on July 18, 2025 (the last trading day before the public announcement of the Transaction) of $8.44, which resulted in an implied price range of approximately $10.50 to $14.00 per share of Company common stock, rounded to the nearest $0.25.

•

Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the shares of Company common stock during the 52-week period ended July 18, 2025, which reflected low and high stock closing prices for the Company during such period of $8.28 to $21.95 per share of Company common stock.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for the shares of Company common stock in four publicly available Wall Street research analyst reports, which indicated low and high stock price targets for the shares of Company common stock ranging from $9.00 to $16.00 per share of Company common stock.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of the Company with respect to the merger consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Centerview provided advice to the Company during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview had been engaged to provide certain financial advisory services to the Company, including in connection with the Company’s sale of its spine business to H.I.G. Capital in 2024, and Centerview received between $5 and $10 million in compensation from the Company during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, Archimed or MergerCo, and Centerview did not receive any compensation from Archimed or

Parent during such period. Centerview may provide financial advisory and other services to or with respect to the Company, Parent, Archimed or their respective affiliates, including portfolio companies of Archimed, in the future, for which Centerview may receive compensation. Certain of (i) Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Archimed or any of their respective affiliates, including portfolio companies of Archimed, or any other party that may be involved in the Transaction.

The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s status as an internationally recognized investment firm with substantial experience in similar transactions, including those in the Company’s industry, and familiarity with the Company and the risks and uncertainties of the industry in which the Company competes.

In connection with Centerview’s services as the financial advisor to the Board, the Company has agreed to pay Centerview an aggregate fee of $20 million, $7.5 million of which was payable upon the rendering of Centerview’s opinion and $12.5 million of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Effects of the Merger

If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived and the merger is consummated, MergerCo will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, with the Company as the surviving corporation in the merger. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

At the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into the right to receive an amount in cash equal to $19.00 per share, without interest and subject to any applicable withholding taxes. Company stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section below entitled “—Appraisal Rights” beginning on page 65. Following the merger, all of the Company common stock will be beneficially owned by Parent, and none of the current holders of Company common stock will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent. As a result, the current holders of common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company following the merger. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Please see the section of this proxy statement entitled “The Merger Agreement—Consideration to be Received in the Merger” beginning on page 80.

For information regarding the effects of the merger on the Company’s outstanding long-term incentive awards, please see the section below entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 69 and the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Long-Term Incentive Awards” beginning on page 80.

Shares of Company common stock are currently registered under the Exchange Act and listed on NASDAQ under the trading symbol “ZIMV”. Following the consummation of the merger, shares of Company common stock are expected to be delisted and will no longer be traded on NASDAQ or any other public market. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock.

Effects on the Company if the Merger Is Not Consummated

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NASDAQ, the Company common stock will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 100.

Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a termination fee equal to $20,251,575 and, under certain other specified circumstances, Parent will be required to pay the Company a termination fee of $40,503,150. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees” beginning on page 102.

Financing of the Merger

We anticipate that the total amount of funds necessary to consummate the merger (including amounts needed to pay the aggregate merger consideration, pay all fees, costs and expenses required to be paid by Parent or MergerCo at or prior to the closing of the merger in connection with the transactions contemplated by the merger agreement and pay off the Company’s aggregate amount of indebtedness incurred under the existing credit agreement at or prior to the closing of the merger) will be approximately $841 million in the aggregate, which is expected to be funded via equity financing and debt financing as described below, and available cash on our balance sheet. We anticipate that approximately $620 million of such amount will be used on the closing date to satisfy the obligations to pay the aggregate merger consideration, as well as certain fees, costs and expenses of the parties. Parent does not anticipate requiring additional sources of funding in order to consummate the merger. Parent has received an equity commitment for the equity financing from the Equity Investor, as described below in the section entitled “—Equity Financing” and debt commitments for the debt financing from the debt financing sources as described below in the section entitled “—Debt Financing”.

The consummation of the merger and the other transactions contemplated by the merger agreement is not conditioned on Parent’s consummation of any financing arrangement, Parent or its affiliates obtaining financing (including the debt and equity financing set forth in the commitment letters and as described below or any alternative financing) or the availability, grant, provision or extension of any financing to Parent or its affiliates.

Equity Financing

Pursuant to the equity commitment letter, Med Platform II S.L.P. (in such capacity, the “Equity Investor”) has committed to contribute, directly or indirectly, to Parent, as equity capital, an amount of cash of $470,516,436.58, solely for the purpose of funding, and to the extent necessary to fund, together with any third party debt actually funded at the closing of the merger (described below) and our available cash on our balance sheet, at the closing of the merger, the obligations of Parent pursuant to the merger agreement to pay (i) the aggregate cash payments required thereunder at the closing of the merger, including the aggregate merger consideration and (ii) all fees and expenses required to be paid by Parent or MergerCo as set forth in the merger agreement.

Funding of the equity commitment by the Equity Investor is subject to the terms, conditions and limitations set forth in the equity commitment letter, which includes the satisfaction in full or irrevocable waiver, on or before the closing of the merger, of all of the conditions precedent to the obligations of Parent and MergerCo (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger).

The obligation of the Equity Investor to fund the equity financing will terminate on the earliest to occur of (i) the closing of the merger (including the payment in full by Parent of all amounts required to be paid by Parent at the closing of the merger pursuant to the merger agreement), (ii) the valid termination of the merger agreement in accordance with its terms and (iii) the filing of any action arising out of or relating to the equity commitment letter, the merger agreement or the limited guarantee or any transaction contemplated thereby by, on behalf or at the direction of the Company or any of its respective subsidiaries or affiliates against the Equity Investor or certain Equity Investor-related parties (which excludes Parent or MergerCo, or solely for purposes of enforcement of remedies under the limited guarantee, the Guarantor in that capacity) (other than an action (a) by the Company as a third-party beneficiary under the equity commitment letter against the Equity Investor, (b) by the Company against the Equity Investor for enforcement of its rights under the limited guarantee or (c) by the Company against ARCHIMED SAS under the confidentiality agreement entered into between the parties).

Pursuant to the terms and conditions of the merger agreement, each of Parent and MergerCo will (and will cause its affiliates to) use reasonable best efforts to consummate and obtain the equity financing on the terms and subject only to the conditions set forth in the equity commitment letter.

The Company is a third-party beneficiary of certain rights granted to Parent under the equity commitment letter for the sole purpose of seeking an injunction to enforce (i) the terms thereof to cause the Equity Investor to draw down the full proceeds of the equity commitment and (ii) certain other provisions set forth therein, in each case, upon the terms and subject to the conditions set forth therein.

Debt Financing

In connection with entering into the merger agreement, Parent received a debt commitment letter from the debt financing source. Pursuant to the debt commitment letter, the debt financing source has committed to provide the credit facilities.

The commitment of the debt financing source under the debt commitment letter is subject to the satisfaction (or waiver by the debt financing source) of certain conditions precedent (the “Financing Conditions”), including, without limitation:

•

confirmation by Parent that the merger has been or will be consummated in accordance with the terms of the merger agreement substantially concurrently with the initial borrowing under the credit facilities and that the merger agreement has not been amended, supplemented, waived or modified in a manner that in the aggregate (when taken as a whole) is materially adverse to the debt financing source without its consent;

•

confirmation by Parent that the equity financing and the refinancing of the Company’s existing credit facility have been or will be consummated substantially concurrently with the initial borrowing under the credit facilities;

•

since July 20, 2025, there not having occurred a Material Adverse Effect (as defined in the merger agreement as in effect on July 20, 2025) that would result in the failure of a condition precedent to Parent’s obligation to consummate the merger under the merger agreement or that would give Parent the right (taking into account any notice and cure provisions) to terminate its obligations pursuant to the terms of the merger agreement;

•

the debt financing source having received executed definitive documentation in respect of the credit facilities, including certain executed documents and instruments required to create and perfect the security interests contemplated under the credit facilities (subject to certain limitations set forth in the debt commitment letter);

•	the accuracy of certain representations and warranties in all material respects on and as of the closing of the merger;

•	the closing of the merger not having occurred prior to September 18, 2025 (i.e., the date that is 60 days after the date of the debt commitment letter);

•	the payment of fees and expenses due to the financing source; and

•	other customary conditions precedent set forth in the debt commitment letter.

The commitment under the debt commitment letter terminates automatically on the earliest to occur of (i) five business days after the “Outside Date” as defined in the merger agreement as in effect on July 20, 2025 (which date is January 20, 2026), as such date may be extended in accordance with the terms of the merger agreement as in effect on July 20, 2025, unless the Financing Conditions are satisfied or waived on or prior to such date, (ii) the date on which Parent notifies the debt financing source that the merger agreement has terminated in accordance with its terms or (iii) the date of the consummation of the merger and payment of the consideration therefor and related transactions with or without the funding or effectiveness of the credit facilities.

Limited Guarantee

Subject to the terms and conditions set forth in the limited guarantee provided by Med Platform II S.L.P. (in such capacity, the “Guarantor”), the Guarantor has guaranteed certain payment and reimbursement and indemnification obligations of Parent under the merger agreement, subject to an aggregate maximum cap of $48,003,150 for payment of the guaranteed obligations, it being understood that the limited guarantee may be enforced by the Company for the payment of money only.

The limited guarantee is irrevocable and will not terminate until the earliest to occur of (i) the closing of the merger, (ii) 90 days following the termination of the merger agreement in accordance with its terms in a circumstance in which the Parent termination fee is payable (unless the Company has commenced litigation prior to such date, in which case the limited guarantee terminates upon the final, non-appealable adjudication or resolution of such action and satisfaction by the Guarantor of any guaranteed obligations finally determined or agreed to be owed), (iii) the termination of the merger agreement in accordance with its terms in a circumstance in which the Parent termination fee is not payable (except that the guaranteed reimbursement and indemnification obligations survive for 90 days, subject to the same litigation exception as described in clause (ii)), and (iv) any modification or amendment of the merger agreement that would reasonably be expected to materially increase any liability of, or impose any material obligation on, or materially adversely affect, the Guarantor without its prior written consent.

Pursuant to the limited guarantee, the Company has agreed that, other than (i) its right to recover from the Guarantor under the limited guarantee and subject always to the aggregate maximum cap described above, and

(ii) its right under the merger agreement, the equity commitment letter and the confidentiality agreement entered into with ARCHIMED SAS, recourse against the Guarantor under the limited guarantee and the equity commitment letter will be its and any of its respective representatives’ sole and exclusive remedy against the Guarantor and certain Guarantor-related parties in respect of any liabilities or obligations arising under, or in connection with, the merger agreement or the transactions contemplated thereby.

Appraisal Rights

If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares through the effective time, (ii) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than twenty (20) days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; you must hold your shares of Company common stock continuously through the effective time; and you must comply with the other applicable requirements of Section 262.

A Company stockholder who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, FL 33410

Attention: Heather J. Kidwell

Senior Vice President, Chief Legal, Compliance, and Human Resources Officer and Corporate Secretary

A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.

Within ten (10) days after the effective time, the surviving corporation must give written notice that the merger has become effective to each of (i) each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement and (ii) any beneficial owner who has demanded appraisal under Section 262. At any time within sixty (60) days after the effective time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for that person’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.

Within one hundred twenty (120) days after the effective time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company common stock held by all persons that have demanded appraisal. There is no present intent on the part of the Company or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within one hundred twenty (120) days after the effective time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.

In addition, within one hundred twenty (120) days after the effective time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares. Such statement must be given within ten (10) days after the written request therefor has been received by the surviving corporation or within ten (10) days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange, the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1,000,000.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.

When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.

In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the effective time.

No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j) of the DGCL; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within sixty (60) days after the effective time. If no petition for appraisal is filed with the Delaware Court within one hundred twenty (120) days after the effective time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Interests of the Company’s Directors and Executive Officers in the Merger

The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.

The Company’s directors for purposes of the discussion below are Vinit Asar, Richard Kuntz, Sally Crawford and Karen Matusinec. In accordance with SEC rules, this discussion is also required to cover former directors of the Company who served as directors of the Company at any time since January 1, 2024, which includes David King (the former Non-Executive Chair of the Board of Directors).

The Company’s executive officers for purposes of the discussion below are Vafa Jamali (Chairman, President and Chief Executive Officer), Richard Heppenstall (Executive Vice President, Chief Financial Officer and Treasurer), Indraneel Kanaglekar (Senior Vice President, Chief Commercial Officer) and Heather Kidwell (Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary). In accordance with SEC rules, this discussion is also required to cover former executive officers of the Company who served as executive officers at any time since January 1, 2024, which includes Rebecca Whitney (former Senior Vice President and President—Global Spine). Ms. Whitney separated from the Company on April 1, 2024 and is not entitled to any compensatory payments in connection with the proposed transactions and does not otherwise have, to the Company’s knowledge, any interests in the merger that are different from those of a holder of Company common stock. Therefore, Ms. Whitney has been omitted from the more detailed discussion below.

Treatment of Company Long-Term Incentive Awards

For information regarding beneficial ownership of shares of Company common stock by each of the Company’s current directors and executive officers and all of such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management”, beginning on page 107. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock that he or she holds, the same per share merger consideration in cash in the same manner as the other Company stockholders.

As described further in the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Long-Term Incentive Awards” beginning on page 81, at the effective time, each long-term incentive award outstanding as of immediately prior to the effective time will be treated as follows: (i) each RSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such RSU multiplied by the per share merger consideration; (ii) each Option will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock issuable upon exercise of such Option multiplied by the excess (if any) of the per share merger consideration over the per share exercise price of such Option (unless the per share exercise price of such Option is equal to or greater than the per share merger consideration, in which case such Option will be canceled for no consideration); and (iii) each DSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such DSU multiplied by the per share merger consideration.

With respect to the awards described above, the payments described above will be made in a lump-sum, without interest and subject to any applicable tax withholdings and deductions, as promptly as reasonably practicable following the effective time (and in no event later than the second regularly scheduled payroll date following, but at least five business days after, the effective time).

The following table sets forth the aggregate value of RSUs, DSUs and Options outstanding as of August 25, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), held by each director and executive officer, based on the merger consideration of $19.00 per share (for Options, less the applicable exercise price). The amounts set forth in the table below are calculated assuming: (i) solely for purposes of this compensation-related disclosure, that the merger will close on December 31, 2025, (ii) that no director or executive will receive, forfeit or exercise (if applicable) any Company long-term incentive award prior to December 31, 2025 and (iii) a reduction in the aggregate value for any portion of the RSUs or DSUs scheduled to vest and/or be paid prior to December 31, 2025.

	RSUs	DSUs		Options(1)
Name	($)	($)		($)
Directors(2)
Vinit Asar	1,096,832	157,510	(3)	—
Sally Crawford	1,096,832	128,361		—
Dr. Richard Kuntz	1,096,832	235,802		—
Karen Matusinec	1,096,832	128,361		—
David King(4)	737,333	620,968		—
Executive Officers
Vafa Jamali	14,944,279	—		—
Richard Heppenstall	4,411,629	—		—
Indraneel Kanaglekar	2,316,043	—		—
Heather Kidwell	2,834,610	—		—

(1)

All Options held by the Company’s executive officers have an exercise price equal to or greater than the merger consideration of $19.00 per share and will be canceled for no consideration at the effective time of the merger. No director holds Options.

(2)	The amount shown for each director reflects previously vested RSUs and DSUs that will be payable at the effective time of the merger.
(3)	Mr. Asar also has a cash balance of $176,152 under the Company Deferred Compensation Plan for Non-Employee Directors, which will be paid out to him in connection with the closing of the merger.
(4)	Mr. King ceased serving on the Board as of May 7, 2025.

Severance Entitlements

The Company is party to change in control severance agreements with each of Vafa Jamali, Richard Heppenstall, Indraneel Kanaglekar and Heather Kidwell (collectively, the “CIC Agreements”).

The CIC Agreements provide, among other things, for certain severance payments in the event of a qualifying termination in connection with a “change in control” of the Company (as defined in the applicable CIC Agreement), such as the merger.

If the executive’s employment is terminated (i) by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable CIC agreement) within the two-year period following the end of the month in which a change in control occurs, or (ii) by the Company without “cause” or by the executive for “good reason,” in each case, prior to a change in control and at the direction of the buyer in the change in control (terminations in this clause (ii), “Pre-CIC Qualifying Terminations”), then the executive will be entitled to the following severance payments and benefits (subject to the executive executing and not revoking a general release of claims and complying with the restrictive covenants applicable to the executive): (i) a lump sum payment equal to two and one-half times (for Mr. Jamali) or two times (for each other executive) the sum of his or her (A) base salary and (B) target incentive bonus for the year of termination (or, if the termination is a Pre-CIC Qualifying Termination, the largest aggregate annual bonus paid to the executive in the prior three (3) years); (ii) a lump sum payment equal to any earned, unpaid incentive compensation for prior calendar years (if the termination is a Pre-CIC Qualifying Termination, provided that all performance conditions are attained); (iii) a pro rated portion to the date of termination of the aggregate value of all contingent incentive compensation awarded to the executive for the calendar year of termination (at target) (or, if the termination is a Pre-CIC Qualifying Termination, a pro-rated portion of the average annual awards paid to the executive in the prior three (3) years); (iv) continued life insurance coverage for up to 24 months (or, if the Company is unable to provide such life insurance coverage, a lump sum payment representing the cash equivalent value of such life insurance coverage premiums); (v) a lump sum payment representing the aggregate cash value of premiums for medical and dental benefits for the executive and his or her eligible beneficiaries, in each case, for the 24-month period following the date of termination; (vi) outplacement services for up to a six-month period following the termination of the executive’s employment (up to a maximum of $25,000); (vii) a lump sum payment equal to the value of the unvested portion of employer matching contributions (and attributable earnings) credited to the executive under the Company’s 401(k) plan; and (viii) accelerated vesting of outstanding equity awards (with performance-based awards vesting at the greater of (a) target, or (b) actual performance through the change in control). Under the merger agreement, each executive is entitled to a full year bonus (calculated based on actual performance) for the year in which the closing date occurs in the event of a qualifying termination following the closing of the merger and prior to the date bonuses are typically paid (subject to the executive, or in the case of the executive’s death, his or her beneficiaries executing and not revoking a general release of claims).

Section 280G Mitigation Actions

The Company may, in consultation with Parent and subject to certain other parameters, take certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, as defined in Section 280G of the Code), including by (i) accelerating the vesting or payment of a portion of each executive’s compensation (including annual bonus) that would be paid in a future year, (ii) entering into or expanding non-competition agreements and (iii) paying out accrued and unused vacation. As of the date of this proxy statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company or any disqualified individuals.

Retention Program

Prior to the effective time, the Company may, in consultation with Parent and subject to certain other parameters, establish a cash-based retention pool having an aggregate value up to $3.5 million. As of the date of this proxy statement, the Company has not yet granted awards under the retention program.

Director and Officer Indemnification

Pursuant to the terms of the merger agreement, each current or former director or officer of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement— Indemnification and Insurance” beginning on page 98.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth, for each of the Company’s named executive officers, estimates of the compensation and benefits that are, or may become, payable in connection with the merger. Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation and benefits. Because the vote to approve such compensation is advisory only, it will not be binding on any of the Company, the Board or Parent. Accordingly, if the merger agreement proposal is approved by Company stockholders and the merger is consummated, the compensation and benefits are, or may become, payable regardless of the outcome of the vote to approve such compensation and benefits, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and the disclosures in the section of this proxy statement entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on the following assumptions: (i) the merger will be consummated on December 31, 2025, (ii) the per share merger consideration is $19.00, (iii) the named executive officers’ annual base salary as in effect on the date of this proxy statement will remain in effect through December 31, 2025, (iv) each named executive officer’s number of unvested long-term incentive awards is determined as of August 25, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), less any portion of such awards that are expected to vest in the ordinary course prior to December 31, 2025, (v) there will be no additional grants, forfeitures or exercises (if applicable) of any long-term incentive awards prior to December 31, 2025, for any named executive officer and (vi) each named executive officer will experience a qualifying termination of employment immediately upon the consummation of the merger under circumstances that entitle such named executive officer to receive his or her change in control severance benefits as described above under the section titled “—Severance Entitlements”. As such, the amounts indicated in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Potential Payments to Named Executive Officers

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Vafa Jamali	5,416,550	14,944,279	73,166	20,433,995
Richard Heppenstall	2,193,981	4,411,629	78,651	6,684,261
Indraneel Kanaglekar	1,573,808	2,316,043	78,651	3,968,502
Heather Kidwell	1,799,425	2,834,610	73,166	4,707,201

(1)

The amounts shown in this column represent the estimated aggregate value of the cash severance each named executive officer is entitled to receive upon a qualifying termination pursuant to the terms of his or her CIC Agreement, which are “double-trigger” amounts as described above in the section titled “—Severance Entitlements”, as follows:

Named Executive Officer	Multiple of Base Salary and Target Bonus ($)	Annual Bonus ($)
Vafa Jamali	4,478,250	938,300
Richard Heppenstall	1,795,075	398,906
Indraneel Kanaglekar	1,325,312	248,496
Heather Kidwell	1,515,306	284,119

(2)	The amounts shown in this column represent the estimated aggregate value of each named executive officer’s unvested Company long-term incentive awards that will be canceled and exchanged for an amount in cash equal to $19.00 multiplied by the number of shares of Company common stock underlying the applicable award (for Options, less the applicable exercise price), which are “single-trigger” amounts as described above in the section titled “—Treatment of Company Long-Term Incentive Awards”. Options having an exercise price equal to or greater than $19.00 will be canceled for no consideration. The following table sets forth the estimated aggregate value payable to each named executive officer in connection with the consummation of the merger by award type:

Named Executive Officer	RSUs ($)	DSUs ($)	Options ($)
Vafa Jamali	14,944,279	—	—
Richard Heppenstall	4,411,629	—	—
Indraneel Kanaglekar	2,316,043	—	—
Heather Kidwell	2,834,610	—	—

(3)

The amounts shown in this column represent an estimated aggregate value of (i) 24 months’ continued life insurance continuation. (ii) a cash payment equivalent to 24 months’ healthcare premiums and (iii) provision by the Company of outplacement benefits at the maximum level, in each case, for each named executive officer, which are “double-trigger” amounts as described above more fully in the section titled “—Severance Entitlements”, as follows:

Named Executive Officer	Benefits Continuation ($)	Outplacement Services ($)
Vafa Jamali	48,166	25,000
Richard Heppenstall	53,651	25,000
Indraneel Kanaglekar	53,651	25,000
Heather Kidwell	48,166	25,000

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes certain material U.S. federal income tax consequences to holders with respect to the disposition of Company common stock pursuant to the merger. It is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. The Internal Revenue Service (“IRS”) may not agree with the tax consequences described in this discussion.

This discussion assumes that holders of shares of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of shares of Company common stock subject to special treatment under the U.S. federal income tax laws (including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, regulated investment companies and real estate investment trusts, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect to use the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company common stock through vesting of units or otherwise as compensation, holders subject to the alternative minimum tax, holders who exercise their appraisal rights in connection with the merger, holders who hold their shares of Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code) and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company common stock (by vote or value)). In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (including, for example, the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” means a beneficial owner (other than a partnership or an entity classified as a partnership that is subject to U.S. federal income tax reporting) of Company common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares of Company common stock converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its adjusted tax basis, holding period and gain or loss separately with respect to each block of Company common stock.

Non-U.S. Holders

Subject to the discussion of information reporting and backup withholding below, any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, the holder may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company common stock pursuant to the merger (other than gain effectively connected with a U.S. trade or business), which may be offset by certain U.S. source capital losses; or

•	the Company common stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

If the Company common stock constitutes a USRPI under FIRPTA, a non-U.S. holder will be subject to U.S. federal income tax on any gain recognized on the receipt of cash in exchange for their shares of Company common stock in the merger on a net basis at applicable U.S. graduated rates in the same manner as a U.S. holder. The Company common stock will constitute a USRPI if we have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (x) the five-year period ending on the effective date of the merger and (y) the non-U.S. holder’s holding period for the shares of Company common stock. Although there can be no assurances in this regard, we believe we have not been a USRPHC at any time during the five-year period preceding the merger. The determination of USRPHC status depends on the fair market value of our USRPIs relative to the fair market value of our other trade or business assets and our non-U.S. real property interests. In the event that we are, or have been, a USRPHC, a non-U.S. holder’s shares of the Company common stock nevertheless will not constitute a USRPI if the shares of the Company common stock are “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury Regulations) at the effective time and the non-U.S. holder owned (directly, indirectly or constructively) 5% or less of the Company common stock at all times during the shorter of (x) the five-year period ending on the effective date of the merger and (y) the non-U.S. holder’s holding period for the shares. Our common stock is currently listed on NASDAQ and we believe that, for as long as our common stock continues to be so listed, our common stock will be treated as “regularly traded on an established securities market.”

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and the procedures for claiming tax treaty benefits or otherwise establishing an exemption from U.S. tax with respect to any portion of the cash consideration payable to them pursuant to the merger.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. holders and non-U.S. holders in connection with the merger.

Backup withholding of tax (currently at a rate of 24%) generally will apply to the proceeds received by a U.S. holder pursuant to the merger, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding of tax may also apply to the proceeds received by a non-U.S. holder pursuant to the merger, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. The amount of any backup withholding on a payment to a U.S. holder or a non-U.S. holder generally will be allowed as a credit against such U.S. holder’s or non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder or non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS AND OF CHANGES IN THOSE TAX LAWS.

Litigation Relating to the Merger

As of the date of this proxy statement, the Company has received four demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company with the SEC on August 15, 2025 and demanding that the Company and the Board file supplemental disclosures prior to the special meeting of Company stockholders. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit. As of the date of this proxy statement, the Company is not aware of the filing of lawsuits challenging the merger or the preliminary proxy statement; however, such lawsuits or additional demand letters relating to the merger or the preliminary proxy statement may be filed or received in the future.

Regulatory Approvals in Connection with the Merger

The parties to the merger agreement intend to, and are obligated to, cooperate with each other and use their respective reasonable best efforts to, as promptly as reasonably practicable, amongst other things, obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions, as described in the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts” beginning on page 94. The management of each of the Company and Parent currently believes that the necessary regulatory approvals can be obtained by year-end 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

HSR Act Clearance

Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period is terminated early or expires. Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on August 15, 2025. Early termination of the waiting period applicable to the consummation of the merger under the HSR Act was granted effective August 29, 2025 at 11:30 a.m., Eastern Time.

At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

Non-U.S. Regulatory Approvals

Consummation of the merger is also subject to receipt of certain other agreed regulatory authorizations, orders or approvals (unless excluded by waiver mutually agreed between the parties, if permissible under applicable law).

There can be no assurance that the requisite approvals will be obtained on a timely basis or at all.

Additional Approvals

The Company and Parent intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.

Delisting and Deregistration of the Common Stock

If the merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to take, or cause to be taken, and do or cause to be done all things reasonably necessary, proper or advisable under applicable law and the rules and policies of NASDAQ to cause the Company common stock to be delisted from NASDAQ and deregistered under the Exchange Act as promptly as practicable following the effective time.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is or may be important to you, and is qualified in its entirety by reference to the full merger agreement, a copy of which is attached as Annex A to this proxy statement. We strongly recommend that you read the merger agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and such documents and not by this summary or any other information contained in this proxy statement.

The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Parent, MergerCo or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	have been made only for purposes of the merger agreement;

•	have been qualified by certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2024 and prior to July 18, 2025;

•	have been qualified by confidential disclosures made by the Company in connection with the merger agreement;

•	are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

•	are subject to knowledge qualifiers contained in the merger agreement, which qualifiers are tied to the actual knowledge after reasonable inquiry, of certain persons;

•	were made only as of the date of the merger agreement or such other date as is specified in the merger agreement; and

•

have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and MergerCo, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, MergerCo or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See “Where You Can Find Additional Information” beginning on page 111 of this proxy statement.

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the full merger agreement, a copy of which is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement.

Effects of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, MergerCo, a wholly owned subsidiary of Parent, will be merged with and into the Company, the separate corporate existence of MergerCo will thereupon cease, and the Company will be the surviving corporation in the merger.

Closing and Effective Time of the Merger

Unless Parent and the Company agree in writing otherwise, the closing of the merger will take place at 10:00 a.m. (New York City time) on the fifth business day following the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing); provided that, the closing will not occur before September 18, 2025 without the prior written consent of Parent.

The merger will become effective at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to by the parties prior to the filing of the certificate of merger and specified therein.

At the effective time, by virtue of the merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company common stock or any shares of capital stock of MergerCo, the certificate of incorporation of the surviving corporation (except as with respect to the name and subject to compliance with the requirements of the merger agreement described under the section entitled “—Indemnification and Insurance” below) will be amended and restated to read in its entirety as set forth on Exhibit A to the merger agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section entitled “—Indemnification and Insurance” below). The parties to the merger agreement will take the actions necessary so that, at the effective time, the bylaws of the surviving corporation will be amended and restated to read in their entirety as the bylaws of MergerCo in effect at the effective time, and as so amended will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section entitled “—Indemnification and Insurance” below). The Company and Parent currently expect to consummate the merger by year-end 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the merger described under the section entitled “—Conditions to the Merger” below. For additional information, please see the section of this proxy statement entitled “The Merger—Regulatory Approvals in Connection with the Merger” beginning on page 76.

Directors and Officers of the Surviving Corporation

The directors of MergerCo immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

The officers of the Company immediately prior to the effective time will be the officers of the surviving corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Consideration To Be Received in the Merger

The merger agreement provides that, at the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive an amount in cash equal to $19.00 per share, without interest and subject to any applicable withholding taxes. As of the effective time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor.

If, between July 20, 2025 and the effective time, the number of shares of outstanding Company common stock will have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, then the merger consideration and any other amounts payable pursuant to the merger agreement will be equitably adjusted as necessary to reflect, without duplication, such event.

Excluded Shares

All shares of Company common stock that are owned by the Company as treasury shares immediately prior to the effective time or held by Parent or MergerCo will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.

Treatment of Company Long-Term Incentive Awards

At the effective time, without any action on the part of Parent, MergerCo, the Company or any holder thereof, each long-term incentive award outstanding as of immediately prior to the effective time of the merger will be treated as follows:

•

each RSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such RSU multiplied by the per share merger consideration;

•

each Option will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock issuable upon exercise of such Option multiplied by the excess (if any) of the per share merger consideration over the per share exercise price of such Option (unless the per share exercise price of such Option is equal to or greater than the per share merger consideration, in which case such Option will be canceled for no consideration); and

•

each DSU will vest in full (to the extent then-unvested) and be canceled and converted into the right to receive an amount in cash equal to the number of shares of Company common stock subject to such DSU multiplied by the per share merger consideration.

With respect to the awards described above, the payments described above will be made in a lump-sum, without interest and subject to any applicable tax withholdings and deductions, as promptly as reasonably practicable following the effective time (and in no event later than the second regularly scheduled payroll date following, but at least five business days after, the effective time). The Company’s 2022 Stock Incentive Plan, Stock Plan for Non-Employee Directors and Deferred Compensation Plan for Non-Employee Directors will each be terminated at the effective time after giving effect to the payments described above.

Treatment of Company Employee Stock Purchase Plan (the “ESPP”)

The ESPP has an ongoing offering period that will be terminated on the earlier of (a) the final day of such offering period under the terms of the ESPP (i.e., November 30, 2025, or such earlier date as determined in accordance with the ESPP), and (b) two business days prior to the effective time (such earlier date, the “ESPP

Final Purchase Date”). Participant contributions made during the ongoing offering period under the ESPP will be used to purchase shares of Company common stock on the ESPP Final Purchase Date in accordance with the terms of the ESPP. Between July 20, 2025 and the effective time, (i) no offering period under the ESPP will commence or be extended, (ii) no new participants may commence participation in the ESPP, and (iii) no participant in the ESPP may increase the amount of his or her payroll deductions under the ESPP for the ongoing offering period. The ESPP will be terminated at the effective time.

Payment for Stock

Parent will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration in accordance with the merger agreement. At or prior to the effective time, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate merger consideration.

As promptly as practicable after the effective time (but in no event more than three business days thereafter), Parent and the surviving corporation will cause the paying agent to mail to each person who was, at the effective time, a holder of record of a share certificate (other than excluded shares and appraisal shares) (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the share certificates to the paying agent in exchange for payment of the merger consideration as provided in the merger agreement.

Upon delivery of a letter of transmittal duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the paying agent) and the surrender to the paying agent of share certificates, as contemplated in the merger agreement, the holder of such share certificates will be entitled to receive in exchange therefor the merger consideration for each share of Company common stock formerly represented by such share certificates, and the share certificates so surrendered will forthwith be canceled. Persons who were, at the effective time, holders of book-entry shares (other than excluded shares and appraisal shares) will not be required to take any action with respect to the exchange of their book-entry shares for the merger consideration. As promptly as practicable after the effective time, Parent will cause the paying agent to pay and deliver to the holder of such book-entry shares by wire transfer or check the aggregate merger consideration that such holder has the right to receive as a result of the merger.

HOLDERS OF SHARE CERTIFICATES SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Transfer Books; No Further Ownership Rights

At the effective time, the transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. From and after the effective time, the holders of the shares of Company common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares except as otherwise provided for in the merger agreement or by applicable law. Subject to the treatment of unclaimed merger consideration described in the last sentence under the section entitled “—Termination of Exchange Fund” below, if, at any time after the effective time, share certificates are presented to the surviving corporation, for any reason, they will be canceled and exchanged as provided in the merger agreement.

Lost, Stolen or Destroyed Certificates

A holder of a share certificate that has been lost, stolen or destroyed will have to make an affidavit of that fact and, if required by the surviving corporation, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such share certificate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration to be paid in respect of the share of Company common stock formerly represented by such share certificate as contemplated by the merger agreement.

Termination of Exchange Fund

At any time following the first anniversary of the closing date, the surviving corporation will be entitled to require the paying agent to deliver to it any portion of the exchange fund (including any interest received with respect thereto) which has not been disbursed to holders of share certificates or book-entry shares, and thereafter such holders will be entitled to look only to Parent and the surviving corporation, as applicable, for, and Parent and the surviving corporation will remain liable for, payment of their claims for the merger consideration pursuant to the merger agreement. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Parent or its designee, free and clear of all claims or interest of any person previously entitled thereto.

No Liability

Notwithstanding any provision of the merger agreement to the contrary, none of the Company, Parent or MergerCo, the surviving corporation or the paying agent will be liable to any person for merger consideration properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law.

Appraisal Rights

Shares of Company common stock that are outstanding immediately prior to the effective time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL will not be converted into the right to receive the merger consideration as provided in the merger agreement, but instead will be canceled and will represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if such person fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such person to receive those rights provided under Section 262 of the DGCL will cease and such appraisal shares will be deemed to have been converted as of the effective time into, and represent only the right to receive, the merger consideration as provided in the merger agreement, without interest thereon. For additional information, please see “The Merger—Appraisal Rights”. Prior to the effective time, the Company will not, without the prior written consent of Parent, make any payment with respect to any demands or notices for appraisal of any shares of Company common stock, or agree to do any of the foregoing. Prior to the effective time, Parent will not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands or notices for appraisal or offer to settle or settle any such demands or notices.

Representations and Warranties

The merger agreement contains representations and warranties that the Company, on the one hand, and Parent and MergerCo, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or Material Adverse Effect standards and with respect to the disclosures made by the Company, by (i) certain exceptions and qualifications set forth in the merger agreement, (ii) confidential disclosures made by the Company to Parent and MergerCo and (iii) certain sections of documents filed with, or furnished to, the SEC by the Company from January 1, 2024 until July 18, 2025.

The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

For purposes of the merger agreement, a “Material Adverse Effect” with respect to the Company and its subsidiaries means any effect, change, event or occurrence that (i) has had or would be reasonably expected to have, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation by the Company of the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement; provided, however, that, in the case of clause (i) only, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, will constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting the industry in which the Company and its subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy, inflation, tariffs, sanctions, trade policies or trade wars or (B) to the extent arising out of, resulting from or attributable to (1) changes in law or in GAAP after July 20, 2025, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, or, in each case, any such changes that have been publicly proposed but the effectiveness of which is pending, (2) the announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement (other than for purposes of certain representations as set forth in the merger agreement), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated by the merger agreement, (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, cyberattacks, sabotage, civil disobedience or terrorism, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (5) any action taken by the Company or its subsidiaries that is required by the merger agreement, or Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the merger agreement (provided that the foregoing will not apply to any action omitted to be taken pursuant to the Company’s obligations described under the section entitled “—Covenants Regarding Conduct of Business by the Company Pending the Effective Time” unless the Company has requested to take an action that is prohibited thereby and Parent has unreasonably withheld, delayed or conditioned its written consent to such action), (6) any change in the Company’s credit ratings, (7) any decline in the market price, or change in trading volume, of the shares of the Company, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8)) is a Material Adverse Effect) or (9) any epidemic, pandemic or disease outbreak (including COVID-19) or any “Pandemic Measures” (which, for purposes of the merger agreement, means any quarantine, “shelter in place”, “stay at home”, workforce reduction (or any other measures affecting compensation or benefits of the employees of the Company), reduced capacity, social distancing, shut down, closure, sequestration, safety or similar law, requirement or mandate promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or other public health condition and to the extent binding on the Company and its subsidiaries) or any change in such Pandemic Measures or interpretations thereof following July 20, 2025; provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3), (4) or (9) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

For purposes of the merger agreement, a “Material Adverse Effect” with respect to Parent and MergerCo means any effect, change, event or occurrence that would or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or MergerCo of any of the transactions contemplated by the merger agreement or (ii) the compliance by Parent or MergerCo with its obligations under the merger agreement.

The representations and warranties made by the Company relate to, among other topics, the following:

•	the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	capitalization of the Company and its subsidiaries;

•	authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and the binding nature of the merger agreement;

•

the absence of any conflict with or violation of the Company’s or its subsidiaries’ organizational documents, applicable laws or material contracts resulting from the execution of the merger agreement and consummation of the merger;

•	governmental approvals;

•	compliance with SEC filing requirements;

•	conformity with GAAP and SEC requirements of financial statements filed with the SEC;

•	no undisclosed liabilities;

•	existence of internal controls and disclosure controls and procedures;

•	the absence of certain actions or circumstances, and absence of any material adverse effect, in each case, since March 31, 2025;

•	the absence of certain legal proceedings;

•	compliance with applicable laws and holding of required permits;

•	certain foreign investment matters;

•	certain tax matters;

•	certain employee benefits matters;

•	certain labor matters;

•	certain environmental matters;

•	intellectual property;

•	certain matters related to the Company’s products;

•	certain data privacy laws and technology and information security matters;

•	matters relating to the Company’s and its subsidiaries’ owned real property and leased real property;

•	material contracts and top customers and suppliers;

•

certain regulatory matters and holding of required regulatory permits, including compliance with applicable healthcare laws, anti-corruption laws, anti-money laundering laws and trade and export control laws;

•	the absence of affiliate transactions;

•	insurance coverage;

•	the absence of rights agreements and inapplicability of anti-takeover laws;

•

receipt of an opinion from the Company’s financial advisor regarding the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of Company common stock; and

•	brokers and other advisors.

The representations and warranties made by the Parent and MergerCo relate to, among other topics, the following:

•	the organization, valid existence, good standing, authority and qualification to conduct their respective businesses;

•	authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and the binding nature of the merger agreement;

•	the absence of any conflict with or violation of Parent’s or MergerCo’s organizational documents or applicable laws resulting from the execution of the merger agreement and consummation of the merger;

•	governmental approvals;

•	ownership and operations of MergerCo;

•	the equity and debt commitment letters made available by Parent to the Company (including the enforceability thereof) and the related fee letter;

•

the solvency of the surviving corporation as of the effective time and immediately after the consummation of the applicable transactions contemplated by the merger agreement, including the merger and the financing;

•	the absence of certain arrangements with Company management, the Board or any beneficial owner of shares of Company common stock;

•	brokers and other advisors;

•	the accuracy of information supplied for including in this proxy statement;

•	the absence of certain legal proceedings;

•	non-ownership of Company common stock; and

•	the absence of any agreements to effect, or discussions or negotiations regarding, any merger, acquisition or similar transaction involving a business that competes with the Company.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time

Under the merger agreement, in general, subject to certain exceptions and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the period from July 20, 2025 to the effective time or earlier termination of the merger agreement, the Company has agreed to, and to cause each of its subsidiaries to, use its and their respective reasonable best efforts to (i) carry on its and their respective businesses in the ordinary course of business, (ii) to the extent consistent with the foregoing to (a) preserve substantially intact the goodwill, current business organizations and material assets, properties and contracts of the Company and its subsidiaries, (b) keep available the services of its current officers and key employees and (c) preserve substantially intact the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, governmental authorities and other persons with whom, in each case, the Company or any of its subsidiaries has material business relations.

The Company has also agreed under the merger agreement, subject to certain exceptions (including as required by applicable law, judgment or a government authority, as expressly permitted or required by the merger agreement and as set forth in the confidential disclosure schedules to the merger agreement) and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), to certain restrictions on its activities during the period from July 20, 2025 to the effective time or earlier termination of the merger agreement. These restrictions on the Company’s activities are summarized below. In general, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) to:

•

other than transactions solely between and among the Company and its wholly owned subsidiaries, issue, sell, distribute, assign, transfer, grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests), with certain specified exceptions;

•

other than transactions solely between or among the Company and its wholly owned subsidiaries, redeem, purchase or otherwise acquire any shares of its capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or rights of any kind to purchase any shares of its capital stock or other equity or voting interests) (other than pursuant to (i) the exercise or settlement of equity-based awards or (ii) the purchase of shares of Company common stock under the Company’s ESPP in accordance with the terms thereof, in each case of clauses (i) and (ii) in accordance with the terms of the applicable equity plan, the award agreement or the ESPP, as applicable);

•

other than transactions solely between or among the Company and its wholly owned subsidiaries, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

•

split, combine, subdivide, recapitalize, reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction;

•

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the merger), except for the liquidation or dissolution of any dormant wholly owned subsidiary;

•

incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person, incur any capital or finance lease obligations as determined under GAAP, except for (i) intercompany indebtedness between or among the Company and its wholly owned subsidiaries, (ii) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business and consistent with past practice, (iii) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness or revolving facility or line of credit existing on July 20, 2025 or permitted to be incurred, assumed or otherwise entered into under the merger agreement in an amount not to exceed the outstanding principal amount of such indebtedness as in effect on July 20, 2025 and (iv) additional indebtedness incurred after July 20, 2025 in an aggregate principal amount not to exceed $10,000,000;

•

enter into any swap or hedging transaction or other derivative agreements, except for (i) any such transaction or agreement entered into in the ordinary course of business, (ii) any such transaction or agreement related to any indebtedness or revolving facility or line of credit existing on July 20, 2025 or permitted to be incurred, assumed or otherwise entered into under the merger agreement and (iii) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on July 20, 2025 or permitted to be entered into under to the merger agreement;

•

make any loans, capital contributions or advances (other than accounts receivable in the ordinary course of business) to any person other than solely between or among the Company and wholly owned subsidiaries of the Company;

•

sell or lease to any person, in a single transaction or series of related transactions, any of its properties or assets (excluding intellectual property rights), except (i) transfers, sales or leases solely between or among the Company and its wholly owned subsidiaries, (ii) ordinary course dispositions of properties or assets that are no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (iii) leases or licenses of real property owned by the Company or its subsidiaries, and subleases or licenses of real property leased by the Company or its subsidiaries, in each case, in the ordinary course of business, (iv) sales or leases in the ordinary course of business and (v) sales or leases of properties or assets for consideration not to exceed $500,000 individually or $2,500,000 in the aggregate;

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(i) transfer, sell, lease, license, subject to an encumbrance (other than encumbrances permitted under the merger agreement), cancel, abandon, fail to maintain or allow to lapse or expire (including by failure to pay the required fees in any jurisdiction) any owned intellectual property of the Company, except for the disposal of any registered intellectual property of the Company at the end of its statutory life; or (ii) intentionally fail to maintain any material trade secrets included in any owned intellectual property of the Company, or intentionally disclose any material trade secrets included in any owned intellectual property of the Company to a third party other than pursuant to a written confidentiality agreement that requires each such person to protect the confidentiality of such information;

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take any action that would trigger the release of the source code of any material Company software to a third party who is not an employee, officer, or director of the Company or any of its subsidiaries who needs such source code to perform his or her job duties or a consultant or contractor of the Company or any of its subsidiaries performing services for the Company or such subsidiary pursuant to a written agreement containing confidentiality and non-use restrictions related to Company software and who has been provided with access to such source code solely to perform services for the Company or such subsidiary;

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grant any encumbrance (other than encumbrances permitted under the merger agreement) on any of its material assets or securing indebtedness for borrowed money other than (i) to secure indebtedness and other obligations permitted under the applicable terms of the merger agreement or (ii) solely to the Company or to a wholly owned subsidiary of the Company;

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make any acquisition (including by merger) of the capital stock or, except any acquisition of inventory in the ordinary course of business, a material portion of the assets of any other person or business, or division thereof, if the aggregate amount of consideration paid by the Company and its subsidiaries in connection with all such transactions would exceed $10,000,000;

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except as required pursuant to the terms of any existing Company employee compensation or benefit plan or arrangement or collective bargaining agreement, in each case, in effect on July 20, 2025, (i) increase the compensation or benefits of any current or former director, officer, employee or individual independent contractor, pay any special bonus or special remuneration to any former or current director, officer, employee or individual independent contractor (other than any increase in annual base salary or annual wage rate adopted in the ordinary course of business in respect of the compensation of any non-officer employee or individual independent contractor, in each case, whose annual cash base compensation does not exceed $210,000 after giving effect to such increase), (ii) grant any material increase in, or enter into or amend in any material respect any agreement or arrangement providing for, change in control, severance, retention or termination pay, (iii) establish, adopt, enter into, terminate or amend in any material respect any Company employee compensation or benefit plan or arrangement or collective bargaining agreement, (iv) take any action to accelerate the vesting, time of payment or funding of, or waive any performance or vesting criteria applicable to, any bonus, equity or equity-based award or other compensation or benefit, (v) hire, engage or terminate (other than for cause, as determined by the Company consistent with past practice) the employment or engagement of, any director, officer, employee or independent contractor, other than hirings and terminations in the ordinary course of business of non-officer employees or independent contractors with an annual base salary or annualized wage rate (as applicable) that does not exceed $210,000, or (vi) make any change in the key management structure of the Company or its subsidiaries;

•	effectuate a “plant closing,” “mass layoff” (each as defined in the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employee;

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recognize or certify any labor union, labor organization, works council or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or any of its subsidiaries;

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make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its subsidiaries, except insofar as may be required (i) by GAAP (or any interpretation thereof), the Financial Accounting Standards Board or any similar organization, (ii) by any applicable law, including Regulation S-X, or (iii) by any governmental authority;

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make, change or revoke any material tax election, adopt or change any tax accounting method or change any tax accounting period, settle, contest or compromise any material tax claim or assessment, or enter into any closing agreement with any governmental authority regarding any material tax;

•	amend the Company’s certificate of incorporation and bylaws, as amended and/or restated, or amend in any material respect the comparable organizational documents of any subsidiary of the Company;

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settle any material pending or threatened legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action against the Company or any of its subsidiaries (or any of their respective officers, directors or employees, in their capacity as officers, directors or employees), other than settlements of any pending or threatened action (i) in which the Company or any of its subsidiaries is named as a nominal defendant, (ii) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of March 31, 2025 included in the documents filed with or furnished to the SEC by the Company for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (iii) for an amount not in excess of $500,000 individually or $2,000,000 in the aggregate; provided that no settlement of any pending or threatened action may involve (x) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its subsidiaries, taken as a whole or (y) any admission of wrongdoing by the Company or its subsidiaries;

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(i) terminate, cancel, extend, renew, materially modify or amend or grant any material consent or material waiver under certain specified types of material contracts, other than any extension or renewal in the ordinary course of business on substantially the same terms, or (ii) enter into any contract that would have been such a material contract had it been entered into prior to July 20, 2025;

•

make or authorize any capital expenditures that are not included in the budget set forth on the confidential disclosure schedules to the merger agreement, other than capital expenditures of less than $500,000 individually or $2,000,000 in the aggregate;

•	enter into any new line of business, or discontinue any line of business conducted as of the date hereof, in each case, that is material to the Company and its subsidiaries, taken as a whole; or

•	commit or agree, in writing or otherwise, to take any of the foregoing actions.

Nothing contained in the merger agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the effective time. Prior to the effective time, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Go Shop; No Solicitation; Change in Board Recommendation

The merger agreement provided that, from July 20, 2025 until midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025) (the “go-shop period”), which could have been extended, solely with respect to one or more excluded parties (as defined below), by written notice to Parent (which written notice would specify the identity of each such excluded party) until and including September 3, 2025 (the “go-shop extension period”), the Company and its subsidiaries and their respective representatives had the right to, directly or indirectly:

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initiate, solicit, facilitate and encourage, whether publicly or otherwise, takeover proposals (as defined below) (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a takeover proposal);

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provide access to non-public information concerning the Company or any of its subsidiaries (provided that the Company would provide to Parent any such material non-public information that was provided to any person given such access that had not been previously provided to Parent or its representatives prior to, or substantially concurrently with, the time it was provided to such person);

•

enter into, engage in and maintain discussions or negotiations with any persons or groups of persons with respect to takeover proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a takeover proposal); and

•	cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations.

However, non-public information relating to the Company and its subsidiaries provided to any such person during the go-shop period (or the go-shop extension period) must have been provided pursuant to an acceptable confidentiality agreement (as defined below).

The go-shop period expired at midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025) (and there was no go-shop extension period). To date, no party has made a takeover proposal following the execution of the merger agreement.

In addition, immediately after midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025) (the “no-shop period start date”)), the Company has agreed that it will, and will cause each of its subsidiaries and its and their respective directors and officers to, and will instruct and use reasonable best efforts to cause its and their respective other representatives retained by it or them and acting on its or their behalf to, (i) immediately cease any solicitation, discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal, (ii) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries theretofore furnished to any such person, (iii) cease providing any further non-public information with respect to the Company or any takeover proposal to any such person or its representatives and financing sources and (iv) terminate all access granted to any such person and its representatives to any physical or electronic data room and, from the no-shop period start date until the effective time or earlier termination of the merger agreement, not, directly or indirectly:

•

initiate, solicit, cause or knowingly encourage (including by way of furnishing non-public information) or otherwise knowingly assist the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a takeover proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any person, group or entity of the “no-shop” provisions of the merger agreement) a takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal;

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furnish to any other person any non-public information or afford any person with access to the business, employees, officers, contracts, properties, assets or books and records of the Company and its subsidiaries, in each case in connection with, or for the purpose of, knowingly encouraging or knowingly assisting a takeover proposal;

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a takeover proposal;

•	waive the applicability of all or any portion of any anti-takeover laws in respect of any person (other than Parent and its affiliates); or

•	resolve or agree to take any of the foregoing actions.

No later than midnight, New York City time, on August 30, 2025, the Company was required to notify Parent in writing of the identity of each excluded party and provide Parent with a copy of the takeover proposal and any related documents (provided that any fee letters that would be customarily redacted with respect thereto could have been redacted) submitted by such person. There were no excluded parties as of such time. From midnight, New York City time, on August 29, 2025, until the earlier to occur of the termination of the merger agreement pursuant to its terms and the effective time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) (unless the Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law).

On or after August 29, 2025 and prior to receipt of the Company stockholder approval, if the Company or any of its representatives receives a bona fide written takeover proposal after July 20, 2025 that has not been withdrawn and does not result from any breach of the Company’s obligations described above, (i) the Company and its representatives may contact and engage in discussions with such person or group of persons making such takeover proposal or its or their representatives to clarify (but not negotiate) the terms and conditions thereof or to notify such persons or group of persons or its or their representatives and financing sources of the Company’s obligations described above and (ii) if the Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal (as defined below) and the failure to take the following actions would be inconsistent with the directors’ fiduciary duties pursuant to applicable law, then the Company and any of its representatives may:

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enter into an acceptable confidentiality agreement with such person or group of persons making such takeover proposal and furnish pursuant to an acceptable confidentiality agreement information (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons that has made such takeover proposal and its or their representatives and financing sources (provided that the Company will provide to Parent any such material non-public information that is provided to any such person or persons given such access which was not previously provided to Parent or its representatives prior to, or substantially concurrently with, the time it is provided to such person or group of persons); and

•	engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal and its or their representatives and financing sources.

From and after August 29, 2025 and prior to receipt of the Company stockholder approval, the Company must promptly (and in any event within 24 hours) notify Parent in the event that a takeover proposal is received by, any non-public information for the purpose of making a takeover proposal is requested from, or any discussions or negotiations with respect to a takeover proposal are sought to be initiated or continued with, the Company or, to the knowledge of the Company, any of its representatives. Such notice must include (i) a reasonably detailed summary of the material terms and conditions of any such takeover proposal, (ii) the identity of the person or group of persons making such offers, requests or proposals and (iii) copies of all material documents relating to such takeover proposal, if any (including any related financing commitments) (provided that any fee letters that are customarily redacted with respect thereto may be redacted). Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of any material developments with respect to any such takeover proposal (including any material changes or amendments thereto).

The Board has agreed that neither it, nor any duly authorized committee thereof, will:

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(i) fail to include the Board’s recommendation in this proxy statement, (ii) withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), the Board’s recommendation, (iii) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any takeover proposal, (iv) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within ten business days after commencement of such takeover proposal or (v) fail to reaffirm the Board’s recommendation within ten business days following a written request therefor from Parent following the announcement or disclosure of a takeover proposal (any such action, an “adverse recommendation change”); or

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execute or enter into (or cause or permit the Company or any of its subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a takeover proposal, other than any acceptable confidentiality agreement (each, a “Company acquisition agreement”).

Prior to receipt of the Company stockholder approval, but not after, the Board or any duly authorized committee thereof may (i) make an adverse recommendation change or (ii) cause the Company to enter into a Company acquisition agreement with respect to a takeover proposal and terminate the merger agreement in accordance with its terms, in either case if the Board or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that:

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in the case of any adverse recommendation change not in response to a takeover proposal, that such adverse recommendation change is in response to an intervening event (as defined below) and that the failure to make such adverse recommendation change would be inconsistent with the directors’ fiduciary duties to Company stockholders under applicable law; provided that the Board or any duly authorized committee thereof may effect such adverse recommendation change if and only if: (i) the Company has given Parent at least five business days’ prior written notice of its intention to take such action (which notice shall describe the applicable intervening event in reasonable detail) and (ii) prior to effecting such adverse recommendation change, the Company and its representatives, during such five business day period, have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement (which, if accepted by the Company, would be binding on Parent and MergerCo) so that the Board no longer determines in good faith that the failure to make such adverse recommendation change would be inconsistent with its fiduciary duties pursuant to applicable law; and

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in the case of any such action in response to a takeover proposal, that such takeover proposal constitutes a superior proposal; provided that the Board or any duly authorized committee thereof may effect such action if and only if: (i) in the case of an adverse recommendation change, the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law, (ii) such takeover proposal was not solicited in breach of the “no-shop” restrictions under the merger agreement described above (other than any non-compliance that was both immaterial and unintentional), (iii) the Company has given Parent at least five business days’ prior written notice of its intention to take such action (which notice shall describe the basis for such adverse recommendation change or termination in reasonable detail and the identity of the person or group of persons making such superior proposal, the material terms thereof and copies of the current drafts of all material documents relating to such takeover proposal (including those relating to the sources of financing therefor) (provided that any fee letters that are customarily redacted with respect thereto may be redacted)), (iv) the Company has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of the merger agreement and the commitment letters such that it would cause such superior proposal to no longer constitute a superior proposal and (v) following the end of such notice period, the Board or any duly authorized committee thereof will have considered in good faith such binding offer, and will, after consultation with its financial advisors and outside legal counsel, have determined that the superior proposal would continue to constitute a superior proposal if the revisions proposed in such binding offer were to be given effect; provided, further, that, in the event of any change to the financial or other material terms of any such takeover proposal, the Company will be required to deliver to Parent a new notice as described above and provide a new three business day notice period.

Any termination of the merger agreement in connection with the Company’s entry into a Company acquisition agreement with respect to a takeover proposal will be void and of no force and effect unless the termination is in accordance with the termination provisions described in the section below entitled “—Termination of the Merger Agreement” and, to the extent required under the terms of the merger agreement, the Company pays to Parent the applicable Company termination fee.

For purposes of the merger agreement, “acceptable confidentiality agreement” means any confidentiality agreement entered into by the Company that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and ARCHIMED SAS, except that such confidentiality agreement (i) need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to takeover proposals, (ii) may not prohibit the Company from complying with its obligations pursuant to the “no-shop” provisions under the merger agreement or contain terms that would restrict in any manner the Company’s ability to consummate the merger and the other transactions contemplated under the merger agreement, (iii) shall not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of the merger agreement and (iv) shall not provide for the reimbursement by the Company of such counterparty’s costs and expenses.

For purposes of the merger agreement, “takeover proposal” means any inquiry, proposal or offer from any person, entity or group of persons (other than Parent and its subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect:

•

acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof) or to which more than 20% of the consolidated revenues or net income of the Company and its subsidiaries taken as a whole are attributable, including through the acquisition of one or more subsidiaries of the Company owning such assets;

•	acquisition of securities representing more than 20% of the voting power of the then outstanding Company common stock;

•

tender offer or exchange offer that if consummated would result in any person, entity or group of persons beneficially owning securities representing more than 20% of the voting power of the then outstanding Company common stock; or

•

merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company pursuant to which such person, entity or group of persons (or the stockholders thereof) would acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof) or securities representing more than 20% of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the merger and the other transactions contemplated by the merger agreement.

For purposes of the merger agreement, “superior proposal” means any bona fide written takeover proposal made after July 20, 2025 that the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (i) would be more favorable to Company stockholders (in their capacity as such) than the merger and the other transactions contemplated by the merger agreement (taking into account any revisions to the merger agreement, the equity commitment letter, the debt commitment letter and the limited guarantee, made or proposed in writing by Parent prior to the time of such determination that, if accepted by the Company, would be binding upon Parent and MergerCo) from a financial point of view and (ii) is reasonably capable of being completed in accordance with its terms, taking into account the timing, likelihood of consummation, all legal, regulatory, financial, financing and other aspects of such proposal and of the merger agreement; provided that for purposes of the definition of “superior proposal”, the references to “20%” in the definition of takeover proposal will be deemed to be references to “50%”.

For purposes of the merger agreement, an “intervening event” means any effect, event, development, occurrence or change in circumstances with respect to the Company first occurring after July 20, 2025 that (i) materially affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, (ii) was not known to, or reasonably foreseeable by, the Board (or if known, the consequences of which were not known or reasonably foreseeable (with respect to the nature of such consequences or the magnitude thereof) to the Board as of July 20, 2025) as of July 20, 2025 and (iii) does not relate to any takeover proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a takeover proposal; provided that “intervening event” excludes any event, change or development to the extent (x) relating to changes in the price of the Company common stock, in and of itself (however, the underlying reasons for such changes may constitute an intervening event) or (y) relating to the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an intervening event).

For purposes of the merger agreement, an “excluded party” means any person, group of persons or group that includes any person (so long as such person, together with all other members of such group, if any, who were members of such group or another group that included such person immediately prior to midnight, New York City time, on August 29, 2025, represent more than 50% of the equity financing of such group at all times following the no-shop period start date and prior to the termination of the merger agreement) from whom the Company or any of its representatives has received, after the execution of the merger agreement and prior to the expiration of the go-shop period, a takeover proposal that the Board or any committee thereof determines (such determination to be made no later than the expiration of the go-shop period), in good faith and after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal. A person or group of persons shall cease to be an excluded party when the condition set forth in the parenthetical in the immediately preceding sentence is no longer satisfied with respect to such person or group of persons and the Board receives written notice thereof. Any person or group of persons will immediately and irrevocably cease to be an excluded party if, (i) at any time after the expiration of the go-shop period, such person or group of persons notifies the company that it is withdrawing its takeover proposal (it being understood that any amendment, modification or replacement of such takeover proposal will not, in and of itself, be deemed a withdrawal of such takeover proposal so long as the Board determines in good faith (after consultation with the Company’s outside legal and financial advisors) that, following such modification, the takeover proposal continues to constitute a superior proposal or could reasonably be expected to lead to a superior proposal) or (ii) the Board determines in good faith, after consultation with outside counsel and its financial advisors that the takeover proposal made by such person or group of persons is not and could not reasonably be expected to lead to a superior proposal.

Reasonable Best Efforts

Each of the parties to the merger agreement has agreed to cooperate with the other parties and use (and cause their respective affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the merger agreement) to as promptly as reasonably practicable:

•

take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents;

•

obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement; and

•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

The Company and Parent have also agreed to use (and cause their respective controlled affiliates to use) their respective reasonable best efforts to (i) take all action necessary to ensure that no anti-takeover law is or becomes applicable to any of the transactions contemplated by the merger agreement and refrain from taking any actions that would cause the applicability of such laws, and (ii) if the restrictions of any anti-takeover law become applicable to any of the transactions contemplated by the merger agreement, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise lawfully minimize the effect of such anti-takeover laws on such transactions.

Parent will exclusively control (but will consult with the Company with respect to) (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authorities in connection with the transactions contemplated by the merger agreement and (ii) the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a governmental authority relating to the transactions contemplated by the merger agreement and of all other regulatory matters incidental thereto.

Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on August 15, 2025. Early termination of the waiting period applicable to the consummation of the merger under the HSR Act was granted effective August 29, 2025 at 11:30 a.m., Eastern Time. Each of the parties to the merger agreement has agreed to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the parties to the merger agreement to consummate the transactions contemplated by the merger agreement. Parent and the Company will each use (and will cause their respective controlled affiliates to use) reasonable best efforts to secure the expiration or termination of any applicable waiting period under the HSR Act or any other antitrust law and resolve any objections asserted with respect to the transactions under the FTC Act or any other applicable law raised by any governmental authority.

Each of the Company, Parent and MergerCo will not take (and each of the Company and Parent will cause their respective controlled affiliates not to take) any action with the intention to, or that would reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC as necessary (including, in the case of Parent and its controlled affiliates, acquiring or merging with any business, person or division thereof, or entering into a definitive agreement with respect thereto, if doing so could reasonably be expected to have such effect). Nothing in the merger agreement will require any party to the merger agreement to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the closing of the merger. Neither Parent nor the Company will commit (and will cause their respective affiliates not to commit) to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust laws or enter into a timing agreement with any government authority without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).

The parties to the merger agreement have also agreed to use (and cause their respective affiliates to use) their reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other governmental authority relating to the transactions contemplated by the merger agreement or any proceeding initiated by a private person, entity or group, (ii) keep the other parties to the merger agreement informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other governmental authority and of any material written or verbal communication received or given in connection with any proceeding by a private person, entity or group regarding the transactions contemplated by the merger agreement, (iii) subject to applicable law, the confidentiality agreement between the Company and ARCHIMED SAS and to the extent reasonably practicable, promptly consult with the other parties to the merger agreement with respect to information relating to the other parties to the merger agreement and their respective subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third person or entity or the FTC, the DOJ or any other governmental authority in connection with the transactions contemplated by the merger agreement, other than “Transaction-Related Documents,” as that term is used in the rules and regulations under the HSR Act, (iv) to the extent permitted by the FTC, the DOJ or such other applicable governmental authority or other person, promptly give the other parties to the merger agreement the opportunity to attend and participate in such meetings and conferences and (v) promptly obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ and any other governmental authority.

Subject to certain exceptions, during the period from July 20, 2025 to the effective time or earlier termination of the merger agreement, neither Parent nor MergerCo will (and will cause their respective controlled

Affiliates not to), without the prior written consent of the Company, enter into any merger, acquisition or similar transaction involving any person or business that competes with the Company that would, individually or in the aggregate, have a Material Adverse Effect with respect to Parent or MergerCo.

Financing

Efforts

The merger agreement provides that each of Parent and MergerCo will use, and will cause their affiliates to use, reasonable best efforts to take all actions and to do all things necessary, proper and advisable to consummate and obtain the equity financing and debt financing on the terms and subject only to the conditions set forth in the commitment letters, including using reasonable best efforts to:

•

maintain in effect and comply with the commitment letters in accordance with the terms and subject to the conditions thereof until the funding of the financing and the consummation of the closing of the merger;

•

negotiate and enter into definitive agreements with respect to the debt financing on the terms and subject only to the conditions set forth in the debt commitment letter (or on terms not materially less favorable to Parent or MergerCo than the terms and conditions set forth in the debt commitment letter);

•

satisfy (and cause its affiliates to satisfy) on a timely basis all conditions applicable to Parent and its affiliates in the commitment letters and the definitive agreements related thereto that are within the control of Parent or any of its affiliates;

•

if all of the conditions to the closing of the merger and all conditions set forth in the commitment letters have been satisfied, consummate the financing at or prior to the closing date to the extent necessary to satisfy the financing uses at the closing of the merger;

•

enforce its rights under the commitment letters and, prior to funding of the financing and the consummation of the closing of the merger, the definitive agreements relating to the financing pursuant to the terms thereof; and

•

comply with its (and cause its affiliates to comply with their) covenants and other obligations under the commitment letters and, prior to funding of the financing and the consummation of the closing of the merger, the definitive agreements relating to the financing.

Parent and MergerCo may not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modification to be made to, or grant any waiver of any provision under, the commitment letters or the definitive agreements relating to the financing if such termination, amendment, modification or waiver would (A) reduce (or could have the effect of reducing) the aggregate amount of the financing such that Parent cannot satisfy (or cause to be satisfied) the financing uses on the closing date, (B) impose new or additional conditions precedent to the availability of the financing or otherwise adversely expand, amend or modify any of the conditions to the financing, or otherwise expand, amend or modify any other provision of the commitment letters in a manner that could reasonably be expected to materially delay or prevent or make materially less likely to occur the funding of the financing (or satisfaction of the conditions to the financing) on or prior to the closing date or (C) adversely impact the ability of Parent, MergerCo or the Company, as applicable, to enforce its rights against other parties to the commitment letters or the definitive agreements with respect to the financing. Parent will promptly deliver to the Company copies of any amendment, modification or waiver to or under any commitment letter or the definitive agreements relating to the financing. Parent and MergerCo have agreed to fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the debt commitment letter as and when they become due.

The Company has agreed that, prior to the closing date, it will use reasonable best efforts to provide, and to cause its subsidiaries and their respective representatives to provide, to Parent and MergerCo, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent, as more fully set forth in the merger agreement, as is customary and reasonably necessary in connection with the consummation of the debt financing.

Parent’s consummation of any financing arrangement, Parent or its affiliates obtaining financing (including the debt and equity financing set forth in the commitment letters or any alternative financing) or the availability, grant, provision or extension of any financing to Parent or its affiliates is not a condition to the consummation of the merger and the other transactions contemplated by the merger agreement.

Indemnification and Insurance

The merger agreement provides that from and after the effective time, each of the Parent and the surviving corporation will, and Parent will cause the surviving corporation to, in each case to the fullest extent permitted by applicable law, (i) indemnify and hold harmless each current or former director, officer, member, manager or employee of the Company or its subsidiaries who at the effective time is, or at any time prior to the effective time was, indemnified or entitled to be indemnified by the Company or its subsidiaries pursuant to the Company’s amended and restated certificate of incorporation and amended and restated bylaws and the organizational documents of such subsidiaries in effect on July 20, 2025 or in any agreement in existence as of July 20, 2025 that the Company had made available to Parent prior to July 20, 2025 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and such person (each, an “indemnitee” and, collectively, the “indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action, whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such subsidiary or (B) acts or omissions by an indemnitee in the indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such subsidiary or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a representative of another person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the effective time (including any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action relating in whole or in part to the transactions contemplated by the merger agreement or relating to the enforcement of the indemnification provisions of the merger agreement or any other indemnification or expense advancement right of any indemnitee) and (ii) assume (in the case of the surviving corporation, in the merger without any further action) all obligations of the Company and such subsidiaries to the indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company’s amended and restated certificate of incorporation and amended and restated bylaws and the organizational documents of such subsidiaries as in effect on July 20, 2025 or in any agreement in existence as of July 20, 2025 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and any indemnitee that had been made available to Parent prior to July 20, 2025.

From and after the effective time, to the fullest extent permissible by applicable law, Parent will cause, unless otherwise required by law, the certificate of incorporation and bylaws of the surviving corporation, and the organizational documents of its subsidiaries, to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities, indemnification and exculpation, in each case, of members, managers, directors and officers than are set forth as of July 20, 2025 in the Company’s amended and restated certificate of incorporation and amended and restated bylaws and the organizational documents of such subsidiaries as in effect on July 20, 2025, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnitees, and Parent will, and will cause the surviving corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including legal counsel fees) of any indemnitee, as incurred to the fullest extent permitted under applicable law; provided that any indemnitee to whom expenses are advanced must, as a condition to such advancement, provide an undertaking to repay such advances if it is ultimately determined in a final non-appealable judgment that such indemnitee is not entitled to indemnification.

The merger agreement requires, for the six-year period commencing immediately after the effective time, the surviving corporation to maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are currently (and any additional individuals who prior to the effective time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on July 20, 2025 (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the effective time, including a “tail” policy); provided, however, that the surviving corporation will not be required to pay an annual premium for such insurance policy in excess of 300% of the current annual premium paid by the Company for such insurance. The Company will have the right prior to the effective time to purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to matters existing or occurring prior to the effective time, covering without limitation the transactions contemplated by the merger agreement, subject to the cap on the annual premium set forth in the preceding sentence, and, in such event, the foregoing obligations of the surviving corporation will be deemed satisfied and the surviving corporation will be required to use its reasonable best efforts to cause such “tail” policy to be maintained in full force and effect, for the full term, and to honor all of its obligations thereunder.

The obligations of Parent and the surviving corporation with respect to indemnification and insurance under the merger agreement will not be terminated or modified in such a manner as to adversely affect the rights of any indemnitee to whom such provisions apply unless (x) such termination or modification is required by applicable law or (y) the affected indemnitee will have consented in writing to such termination or modification. In the event that (i) Parent, the surviving corporation or any of their respective successors or assigns (A) consolidates with or merges into any other person, entity or group and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any person, entity or group, or (ii) Parent or any of its successors or assigns dissolves the surviving corporation, proper provision will be made so that the successors and assigns of Parent or the surviving corporation will assume all of the obligations thereof with respect to indemnification and insurance set forth in the merger agreement.

Employee Matters

The merger agreement provides that each employee of the Company or any of its subsidiaries as of immediately prior to the effective time who remains employed immediately following the effective time (each, a “Continuing Employee”) will receive, for the period beginning on the effective time and ending on the first anniversary of the effective time (or, if earlier, the date of such Continuing Employee’s termination), (i) a base salary or wage rate, as applicable, and short-term cash incentive opportunities (excluding deferred compensation and equity-based compensation opportunities) that are, in each case, no less favorable than those provided to such Continuing Employee immediately prior to the effective time, (ii) severance benefits that are no less favorable, in the aggregate, than those provided to such Continuing Employee immediately prior to the effective time and (iii) employee health, welfare and defined contribution retirement benefits (excluding severance, post-employment welfare, equity or equity-based compensation and defined benefit pension benefits) that are no less favorable, in the aggregate, than those provided to such Continuing Employee immediately prior to the effective time.

Parent will, or will cause the surviving corporation to, (i) honor in accordance with their terms all Company employee compensation or benefit plans or arrangements in effect at the effective time and (ii) recognize each Continuing Employee’s service with the Company or any of its subsidiaries (as well as any predecessor) to the extent such service was recognized immediately prior to the effective time for purposes of eligibility to participate, level of benefits and vesting (excluding vesting under any equity or equity-based incentive arrangements, defined benefit plans, nonqualified deferred compensation plans, or retiree or post-employment medical or other welfare benefit plans) under Parent’s, the surviving corporation’s and their respective subsidiaries’ employee benefit plans (including any vacation, paid-time off and severance plans) in which the Continuing Employee is eligible to participate from and after the effective time (except to the extent such recognition would result in any duplication of benefits or for any purpose under equity-based incentives).

In addition, in respect to an employee benefit plan (including any vacation, paid-time off and severance plans) of Parent, the surviving corporation and their respective subsidiaries providing welfare benefits that eligible Continuing Employees, and their eligible dependents, will participate in after the effective time, Parent will, or will cause the surviving corporation or the applicable subsidiary to, use reasonable best efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods to the extent such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods were recognized under a comparable Company employee compensation or benefit plan or arrangement in effect immediately prior to the effective time and (ii) recognize the dollar amount of all co-payments, deductibles and similar expenses for purposes of satisfying deductible and co-payment limitations for the plan year in which the effective time occurs.

Each Continuing Employee who is eligible to receive an annual bonus prior to the closing date will be eligible for an annual bonus payment for the year in which the closing date occurs. Any Continuing Employee who incurs a termination without cause or due to death or disability or resigns for good reason (if applicable) will, subject to his or her execution of a release of claims, be eligible for a full year bonus for the year in which the closing occurs (without proration).

Certain Additional Covenants and Agreements

The merger agreement also contains additional covenants between the Company, Parent and MergerCo relating to, among other things, (i) public announcements with respect to the transactions contemplated by the merger agreement; (ii) access to information and confidentiality; (iii) coordination with respect to litigation relating to the merger agreement or the transactions contemplated thereby; (iv) restrictions on MergerCo’s expenditures and distributions; (v) Parent and its affiliates committing to vote any shares of Company common stock held by Parent or its affiliates in favor of the adoption of the merger agreement; (vi) covenants relating to the de-listing of the shares of Company common stock from NASDAQ and deregistering such Company common stock under the Exchange Act; (vii) the filing of this proxy statement; (viii) certain restrictions on the Company’s ability to postpone or adjourn the special meeting of Company stockholders without Parent’s consent and (ix) transfer taxes and delivery by the Company to Parent of certain tax certificates at the closing.

Conditions to the Merger

Each party’s obligations to effect the merger are subject to the satisfaction (or written waiver by the other applicable party, if permissible under applicable law) at or prior to the closing of the merger of certain conditions, including:

•

no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law (collectively, “restraints”) in the United States or certain other agreed jurisdictions will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•

the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and obtaining certain agreed regulatory authorizations, orders or approvals; and

•	the receipt of the Company stockholder approval.

The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:

•	the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;

•	the Company having complied with or performed in all material respects the obligations required to be complied with or performed by it at or prior to the effective time under the merger agreement; and

•	the absence of a Material Adverse Effect that has occurred and is continuing with respect to the Company and its subsidiaries since July 20, 2025.

The obligations of Company to consummate the merger is subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:

•	the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and

•

Parent and MergerCo having complied with or performed in all material respects the obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon Parent’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.

Termination of the Merger Agreement

The merger agreement may be terminated, and the transactions contemplated thereby abandoned, at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions contemplated thereby at any time prior to the effective time (except as otherwise expressly noted), whether before or after receipt of the Company stockholder approval, if:

•

the effective time has not occurred on or prior to January 20, 2026 (the “outside date”); provided that this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been the principal cause of or resulted in the failure of the effective time to occur on or before such date;

•

any restraint in the U.S. or in certain other agreed jurisdictions having the effect set forth in the first bullet described above in the section entitled “—Conditions to the Merger” is in effect and has become final and nonappealable; provided that this right to terminate the merger agreement will not be available to any party whose breach of its obligations under the merger agreement has been the principal cause of such restraint; or

•	the special meeting of Company stockholders (including any adjournments or postponements thereof) has concluded and Company stockholder approval is not obtained.

Termination by Parent

Parent may also terminate the merger agreement and abandon the transactions contemplated thereby by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, if:

•

the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “—Conditions to the Merger” and (ii) is incapable of being cured or, if capable of being cured by the outside date, the Company has not cured such breach or failure to perform by the earlier of (x) the outside date and (y) the date that is 30 calendar days following receipt by the Company of written notice from Parent identifying such breach or failure to perform and stating Parent’s intention to terminate the merger agreement pursuant to this right to terminate and the basis for such termination; provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent or MergerCo is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•	the Board or any duly authorized committee thereof will have made an adverse recommendation change.

Termination by the Company

The Company may also terminate the merger agreement and abandon the transactions contemplated thereby by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:

•

either Parent or MergerCo has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform (i) would give rise to a Material Adverse Effect with respect to Parent or MergerCo or the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger” and (ii) is incapable of being cured or, if capable of being cured by the outside date, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of (x) the outside date and (y) the date that is 30 calendar days following receipt by Parent of written notice from the Company identifying such breach or failure to perform and stating the Company’s intention to terminate the merger agreement pursuant to this right to terminate; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

•

prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement in accordance with the merger agreement (after complying with the procedures described above in the seventh, eighth and ninth paragraphs and the bullets thereto of the section entitled “—Go Shop; No Solicitation; Change in Board Recommendation”); provided that prior to or concurrently with such termination the Company pays or causes to be paid the applicable Company termination fee to the extent due and payable under the merger agreement; or

•

at any time prior to the effective time and whether prior to or after the receipt of the Company stockholder approval if (i) the merger shall not have been consummated on the date upon which Parent is required to consummate the closing pursuant to the merger agreement, (ii) all of the conditions set forth in the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “—Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger), (iii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the closing of the merger, and as of such time, based on the information then available to the Company, all conditions set forth in the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or that it is willing to waive any unsatisfied conditions set forth in the seventh and eighth bullets described above in the section entitled “—Conditions to the Merger”, (iv) the Company has given Parent written notice at least five business days prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this right if Parent and MergerCo fail to consummate the merger and (v) Parent and MergerCo fail to consummate the merger on the later of (x) the expiration of the five business day period specified in clause (iv) and (y) the date required pursuant to the merger agreement as described in the section entitled “—Closing and Effective Time of the Merger”.

Termination Fees

The Company will be required to pay to Parent the applicable Company termination fee if (provided that in no event is the Company required to pay the applicable Company termination fee on more than one occasion):

•

the Company or Parent terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” or the first bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; provided that (i) a bona fide takeover proposal will have been made (or, in the case of a termination pursuant to the third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent”, publicly made) by a third party after the date of the merger agreement and not withdrawn (or, in the case of a termination pursuant to the third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent”, publicly withdrawn) prior to the earlier of the completion of Company stockholder meeting (including any adjournment or postponement thereof) and the termination of the merger agreement and (ii) within 12 months of the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to a takeover proposal; provided that, for purposes of clauses (i) and (ii), the references to “20%” in the definition of “takeover proposal” are deemed to be references to “50%”; or

•

(i) Parent terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Parent” or (ii) the Company terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “Termination of the Merger Agreement—Termination by the Company”.

For purposes of the merger agreement, “Company termination fee” means a cash amount equal to $20,251,575, except that it would have meant a cash amount equal to $10,125,785 if the merger agreement had been terminated by the Company pursuant to the second bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company” in connection with entering into a Company acquisition agreement with any person prior to the termination of the go-shop extension period who is an excluded party at the time of such termination. As the merger agreement was not terminated prior to the termination of the go-shop period (and there was no go-shop extension period), the lower termination fee of $10,125,785 is no longer applicable.

Parent will be required to pay to the Company the Parent termination fee of $40,503,150 if (i) the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company” or (ii) either the Company or the Parent terminates the merger agreement pursuant to the provisions described in the first bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” if at such time the Company could have terminated the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “—Termination of the Merger Agreement—Termination by the Company”.

Limitation of Liability

Subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in the merger agreement (as described in the section entitled “—Specific Enforcement”), certain indemnification and reimbursement obligations of Parent set forth in the merger agreement and the terms of the equity commitment letter and limited guarantee, in the event that the Parent termination fee is paid to the Company in circumstances for which such fee is payable pursuant to the merger agreement, payment of the Parent termination fee will be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of the Company or certain Company-related parties against Parent, MergerCo and certain Parent-related parties for any loss suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount none of the Parent-related parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in the merger agreement (as described in the section entitled “—Specific Enforcement”) and the reimbursement obligations of the Company set forth in the merger agreement, in the event the applicable Company termination fee is paid to Parent in circumstances for which such fee is payable pursuant to the merger agreement payment of the applicable Company termination fee will be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of Parent, MergerCo or certain Parent-related parties against the Company and its subsidiaries and certain Company-related parties for any loss suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount none of the Company-related parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

While each of the Company and Parent may pursue both a grant of specific performance in accordance with the merger agreement and the payment of the Parent termination fee or the applicable Company Termination Fee, as applicable, under the merger agreement, under no circumstances will the Company or Parent, as applicable, be permitted or entitled to receive both a grant of specific performance that results in a closing and any money damages, including all or any portion of the Parent termination fee or the applicable Company Termination Fee, as applicable.

Fees and Expenses

Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement.

Withholding Taxes

Each of Parent, MergerCo, the Company, the surviving corporation, the paying agent and their respective affiliates will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted or withheld under applicable tax law. To the extent that amounts are so deducted or withheld, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

Amendment or Supplement

Subject to compliance with applicable law, at any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects by written agreement of the parties thereto; provided, however, that (i) following receipt of the Company stockholder approval, there will be no amendment or change to the provisions of the merger agreement which by law would require further approval by Company stockholders, and (ii) any modification or amendment of specified sections of the merger agreement that is adverse in any material respect to the interests of the debt financing sources or their affiliates will not be effective against such parties without their prior written consent.

Extension of Time, Waiver, etc.

At any time prior to the effective time, Parent and the Company may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, (ii) extend the time for the performance of any of the obligations or acts of the other party or (iii) waive compliance by the other party with any of the agreements contained in the merger agreement applicable to such party or, except as otherwise provided in the merger agreement, waive any of such party’s conditions (it being understood that Parent and MergerCo will be deemed a single party for purposes of the foregoing clauses (i) through (iii)); provided, however, that following receipt of the Company stockholder approval, there will be no waiver or extension of the merger agreement that would require further approval of Company stockholders.

Governing Law; Jurisdiction

The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. Any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action arising out of or relating to the merger agreement or the transactions contemplated thereby will be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any action, any state or federal court within the State of Delaware).

Notwithstanding anything to the contrary in the merger agreement, the parties to the merger agreement have acknowledged and agreed that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt financing sources or their affiliates arising out of or relating to the merger agreement or the debt commitment letter or the performance thereunder, will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and that, except to the extent relating to the interpretation of any provisions in the merger agreement or the equity commitment letter, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt financing sources or their affiliates will be governed by, and construed in accordance with, the laws of the State of New York.

Specific Enforcement

The parties to the merger agreement have agreed that irreparable damage for which monetary relief (including the termination fees described above in the section entitled “—Termination Fees”), even if available, would not be an adequate remedy in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties to the merger agreement fail to take any action required of them thereunder to consummate the merger agreement and the transactions contemplated thereunder.

Subject to certain limitations set forth in the merger agreement, the parties to the merger agreement have acknowledged and agreed that the parties to the merger agreement are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the courts described above in the section entitled “—Governing Law; Jurisdiction” without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the merger agreement; that the termination fees described above in the section entitled “—Termination Fees” are not intended to and do not adequately compensate for the harm that would result from a breach of the merger agreement and will not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement; and that the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement and without that right neither the Company nor Parent would have entered into the merger agreement. The parties to the merger agreement have agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties to the merger agreement otherwise have an adequate remedy at law.

Notwithstanding the foregoing, the Company has agreed that it has the right to an injunction or specific performance to cause the equity financing to be funded and to cause Parent and MergerCo to consummate the merger if and only if (i) all conditions set forth under the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “—Conditions to the Merger” (other than those conditions that, by their nature, are to be satisfied at the closing of the merger (provided such conditions would be satisfied as of such date)) at the time when the closing of the merger was required to have occurred pursuant to the merger agreement, (ii) the debt financing (or any alternative financing) has been funded in accordance with the terms and conditions of the debt commitment letter or will be funded in accordance with the terms and conditions the debt commitment letter at the closing of the merger if the equity financing is funded to fund the merger at the closing, and (3) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing is funded and Parent and MergerCo comply with their obligations under the merger agreement, then the Company is ready, willing and able to, and will take such actions as are within its control, to consummate the closing of the merger pursuant to the merger agreement.

Notwithstanding anything that may be expressed or implied in the merger agreement, the parties to the merger agreement have agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any past, present or future director, officer, partner, agent or employee of (i) Parent, the Company or of any affiliate or assignee thereof or (ii) any debt financing sources or their affiliates, for any obligation under the merger agreement or any documents or instruments delivered in connection therewith for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that, notwithstanding the foregoing, nothing in the merger agreement will in any way limit or modify the rights and obligations of any debt financing sources or their affiliates to Parent under the debt commitment letter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of Company common stock as of August 25, 2025, by:

•	each non-employee director of the Company;

•	each of the Company’s named executive officers;

•	all current directors and executive officers of the Company as a group; and

•	each person (including any group) known to the Company to beneficially own more than 5% of Company common stock.

Except as otherwise set forth below, the address of each beneficial owner is: c/o ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410.

Beneficial Owner	Common Stock Beneficially Owned(1)
	Total Shares Owned(2)	Shares Acquirable in 60 Days(3)	Deferred Share Units(3)	Percent of Class(4)
(a)	(b)	(c)	(d)	(e)
Non-Employee Directors
Vinit Asar	12,645	—	4,752	0.04%
Sally Crawford	54,776	—	6,756	0.19%
Richard Kuntz, M.D., M.Sc.	14,649	—	6,756	0.05%
Karen Matusinec	14,649	—	6,756	0.05%
Named Executive Officers
Vafa Jamali	1,008,146	618,994	—	3.46%
Richard Heppenstall	233,052	110,946	—	0.80%
Heather Kidwell	175,111	91,437	—	0.60%
Indraneel Kanaglekar	145,919	83,068	—	0.50%
All current directors and executive officers as a group (8 persons)	1,658,946	904,445	25,020	5.69%

(1)

Unless otherwise noted, shares are owned directly or indirectly with sole voting and dispositive power. None of the shares owned by our current directors and executive officers have been pledged as security.

(2)	Includes shares owned directly and indirectly, shares acquirable within 60 days after August 25, 2025 (column (c)), and DSUs (column (d)).
(3)

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, column (c) includes exercisable stock options, stock options that become exercisable within 60 days after August 25, 2025, shares underlying RSUs that will settle within 60 days after August 25, 2025, and vested RSUs held by directors that would be settled in shares of our common stock within 60 days after August 25, 2025 at the discretion of the director (e.g., upon retirement). Similarly, column (d) includes DSUs held by directors that would be settled in shares of our common stock within 60 days after August 25, 2025 at the discretion of the director. The table does not include stock options or RSUs held by executive officers that vest more than 60 days after August 25, 2025 or vested RSUs held by directors that are subject to mandatory deferral of settlement until May 2026 or later. It also does not include the following DSUs held by directors that will be settled in cash following the director’s termination of service from the Board: Mr. Asar - 3,538 and Dr. Kuntz -5,655.

(4)	Based on 28,210,715 shares outstanding as of August 25, 2025, plus shares acquirable within 60 days of August 25, 2025, as described in footnote (3) above.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class(1)
Eversept Partners, L.P. (2) Eversept 1 LLC Kamran Moghtaderi 444 Madison Avenue, 22nd Floor New York, NY 10022	2,070,780	7.34%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	1,803,707	6.39%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	1,761,565	6.24%
J. Goldman & Co. L.P. (5) J. Goldman Capital Management, Inc. Jay G. Goldman 510 Madison Avenue, 26th Floor New York, NY 10022	1,425,810	5.05%

(1)	Based on 28,210,715 shares outstanding as of August 25, 2025.
(2)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of August 25, 2025, based solely on information provided by Eversept Partners, L.P., Eversept 1 LLC, and Mr. Kamran Moghtaderi in a Schedule 13G filed with the SEC on November 14, 2024. The reporting persons possess sole power to vote or to direct the vote of 1,928,493 shares, shared power to vote or to direct the vote of 142,287 shares, sole power to dispose or to direct the disposition of 1,928,493 shares and shared power to dispose or to direct the disposition of 142,287 shares.

(3)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of August 25, 2025, based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock, Inc. possesses sole power to vote or to direct the vote of 1,763,541 shares and sole power to dispose or to direct the disposition of 1,803,707 shares.

(4)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of August 25, 2025, based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group possesses shared power to vote or to direct the vote of 24,421 shares, sole power to dispose or to direct the disposition of 1,726,293 shares, and shared power to dispose or to direct the disposition of 35,272 shares.

(5)

Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of August 25, 2025, based solely on information provided by J. Goldman & Co. L.P., J. Goldman Capital Management, Inc., and Mr. Jay G. Goldman in a Schedule 13G filed with the SEC on February 14, 2025. The reporting persons possess shared power to vote or to direct the vote of 1,425,810 shares and shared power to dispose or to direct the disposition of 1,425,810 shares.

MARKET PRICE AND DIVIDEND INFORMATION

Shares of Company common stock are listed on NASDAQ under the trading symbol “ZIMV”.

On July 18, 2025, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing price for shares of Company common stock was $8.44 per share. The $19.00 per share to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of approximately 125% over the closing price on July 18, 2025. On August 29, 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NASDAQ was $18.88. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.

As of the close of business on the record date, there were 28,210,715 shares of Company common stock outstanding and entitled to vote, held by 9,963 Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

The Company has never declared or paid cash dividends on shares of Company common stock. The Company does not expect to pay dividends on shares of Company common stock in the foreseeable future. The Company currently intends to retain its future earnings, if any, to finance the operation and expansion of our business, and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, authorizing, declaring, making, setting aside for payment or paying any dividend on, or making any other distribution in respect of, any shares of its capital stock or other equity or voting interests, other than transactions solely between or among the Company and its wholly owned subsidiaries.

HOUSEHOLDING

“Householding” is a procedure under which we are delivering a single copy of this proxy statement to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy of this proxy statement. To receive a separate copy of this proxy statement, or to notify us that you wish to receive a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at ZimVie Inc., 4555 Riverside Drive, Palm Beach Gardens, Florida 33410 or by telephone at 1-800-342-5454. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the merger is consummated, you will continue to be entitled to attend and participate in stockholder meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2026 annual meeting of Company stockholders will be held.

Company stockholders are entitled to present proposals for action and director nominations at the 2026 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of the Company’s amended and restated bylaws. Stockholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2026 annual meeting of Company stockholders must be delivered to our Corporate Secretary at the address below no later than November 25, 2025, unless we change the date of the 2026 annual meeting of Company stockholders by more than 30 days before or more than 60 days after May 7, 2026, the anniversary date of our 2025 annual meeting of Company stockholders. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Notice of any director nomination or other proposal that a stockholder intends to present at the 2026 annual meeting of Company stockholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2026 annual meeting of Company stockholders, must be delivered to our Corporate Secretary at the below address not earlier than the close of business on January 7, 2026 and not later than the close of business on February 6, 2026. In addition, the notice must set forth the information required by our amended and restated bylaws with respect to each director nomination or other proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.

A copy of our amended and restated bylaws may be obtained by contacting our Corporate Secretary. Any proposal, nomination, or notice must contain the information required by our amended and restated bylaws and be delivered to our principal executive offices at:

ZimVie Inc.

c/o: Corporate Secretary

4555 Riverside Drive

Palm Beach Gardens, Florida 33410

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference, and the information that we later file with the SEC may update and supersede the information in this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 annual meeting of Company stockholders filed with the SEC on March 25, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 8, 2025 and July 30, 2025, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2025, May 13, 2025 and July 21, 2025.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:

ZimVie Inc.

Attention: Heather J. Kidwell

Senior Vice President, Chief Legal, Compliance, and Human Resources Officer and Corporate Secretary

4555 Riverside Drive

Palm Beach Gardens, Florida 33410

+1 (800) 342-5454

In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request by no later than September 26, 2025. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, through our website. Our website address is www.zimvie.com.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

Zamboni Parent Inc.,

Zamboni MergerCo Inc.

and

ZimVie Inc.

Dated as of July 20, 2025

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

Page

Exhibit

Exhibit A	Surviving Corporation Certificate of Incorporation

A-iv

This AGREEMENT AND PLAN OF MERGER, dated as of July 20, 2025 (this “Agreement”), is by and among Zamboni Parent Inc., a Delaware corporation (“Parent”), Zamboni MergerCo, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“MergerCo”), and ZimVie Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.

WHEREAS, the parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), MergerCo will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and pursuant to the Merger each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than (i) shares of Company Common Stock canceled pursuant to Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.06), will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company has (i) unanimously determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, that the Company enter into this Agreement and consummate the Transactions, (ii) approved this Agreement and the consummation of the Transactions, including the Merger, (iii) recommended that the stockholders of the Company entitled to vote adopt this Agreement (this clause (iii), the “Company Board Recommendation”) and (iv) directed that this Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote thereon for adoption;

WHEREAS, the Board of Directors of Parent has (i) unanimously determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, that Parent enter into this Agreement and consummate the Transactions and (ii) approved this Agreement and the consummation of the Transactions, including the Merger;

WHEREAS, the Board of Directors of MergerCo has (i) unanimously determined that it is in the best interests of MergerCo and its stockholder, and declared it advisable, that MergerCo enter into this Agreement and consummate the Transactions, (ii) approved this Agreement and the consummation of the Transactions, including the Merger, (iii) recommended that MergerCo’s stockholder adopt this Agreement and (iv) directed that this Agreement and the Transactions be submitted for consideration at a meeting or by unanimous written consent of MergerCo’s stockholder;

WHEREAS, Parent, in its capacity as sole stockholder of MergerCo, will approve and adopt this Agreement and the consummation by MergerCo of the Transactions by written consent immediately following the execution of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Med Platform II S.L.P., a société de libre partenariat incorporated under the laws of France (the “Equity Commitment Party”), has entered into and delivered the Equity Commitment Letter;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Equity Commitment Party has entered into and delivered a limited guarantee (the “Limited Guarantee”) in favor of the Company, pursuant to which, subject to the terms and conditions contained therein, the Equity Commitment Party is guaranteeing certain obligations of Parent and MergerCo in connection with this Agreement; and

WHEREAS, the Company, Parent and MergerCo desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and MergerCo hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the DGCL, at the Effective Time, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Corporation”.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place remotely by electronic (including pdf, DocuSign or otherwise) exchange of documents and signatures at 10:00 a.m. (New York City time) on the fifth Business Day (the “Closing Date”) following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another date, time or place is agreed to in writing by Parent and the Company; provided that the Closing shall not occur prior to the date that is 60 calendar days following the date of this Agreement without the prior written consent of Parent.

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of the Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.04. Effects of the Merger. The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL.

SECTION 1.05. Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company Common Stock or any shares of capital stock of MergerCo, the certificate of incorporation of the Surviving Corporation shall (except with respect to the name of the Company and subject to Section 5.06 [indemnification and insurance]) be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.06).

(b) The parties hereto shall take the actions necessary so that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the bylaws of MergerCo in effect at the Effective Time, and as so amended shall, subject to Section 5.06 hereof, be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.06).

SECTION 1.06. Directors and Officers of the Surviving Corporation.

(a) The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The officers of MergerCo immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on Capital Stock; Exchange of Certificates;

Equity-Based and Other Long-Term Incentive Awards

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, MergerCo or the holders of any shares of Company Common Stock or any shares of capital stock of MergerCo:

(a) Capital Shares of MergerCo. Each issued and outstanding share of capital stock of MergerCo shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancelation of Certain Shares. All shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent or MergerCo shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.06) shall be converted automatically into and shall thereafter represent only the right to receive an amount in cash equal to $19.00 per share, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Share Certificate”) or non-certificated shares of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor.

SECTION 2.02. Exchange Matters.

(a) Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America (“U.S.”), (ii) short-term obligations for which the full faith and credit of the U.S. is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein. Any income from investment of the Exchange Fund not required to make all payments of Merger Consideration in accordance herewith will be payable to Parent or the Surviving Corporation, as Parent directs.

(b) Payment Procedures.

(i) As promptly as practicable after the Effective Time (but in no event more than three Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of a Share Certificate (other than (i) a Share Certificate representing a share of Company Common Stock to be canceled in accordance with Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.06) (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon delivery of the Share Certificates (or affidavits in lieu thereof in accordance with Section 2.02(d)) to the Paying Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (y) instructions for use in effecting the surrender of the Share Certificates in exchange for payment of the Merger Consideration as provided in Section 2.01(c).

(ii) Upon delivery of a letter of transmittal as contemplated in subsection (i) of this Section 2.02(b), duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), together with surrender of a Share Certificate to the Paying Agent, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Share Certificate, and the Share Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.02, each Share Certificate (other than (i) a Share Certificate representing a share of Company Common Stock to be canceled in accordance with Section 2.01(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.06) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.

(iii) The Persons who were, at the Effective Time, holders of Book-Entry Shares (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.01(b) or (ii) Appraisal Shares, which shall be treated in accordance with Section 2.06) shall not be required to take any action with respect to the exchange of their Book-Entry Shares for the Merger Consideration. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to pay and deliver to the holder of such Book-Entry Shares by wire transfer or check the aggregate Merger Consideration that such holder has the right to receive pursuant to this Agreement. Payment of the Merger Consideration with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered.

(iv) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Share Certificate is registered, Parent may cause the Paying Agent to pay the Merger Consideration to such Person only if such Share Certificate (if applicable) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Paying Agent and Parent that any applicable stock transfer or similar Taxes have been paid or are not applicable.

(c) Transfer Books; No Further Ownership Rights. The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all ownership rights in such shares, and at the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Share Certificates are presented to the Surviving Corporation, for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Share Certificate, the applicable Merger Consideration to be paid in respect of the share(s) of Company Common Stock formerly represented by such Share Certificate as contemplated by this Article II.

(e) Termination of Exchange Fund. At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Share Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation, as applicable, for, and Parent and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(g) Withholding. Each of Parent, MergerCo, the Company, the Surviving Corporation, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable Tax Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

SECTION 2.03. Treatment of Equity-Based Awards and Company ESPP.

(a) At the Effective Time, without any action on the part of Parent, MergerCo, the Company or the holder thereof:

(i) each restricted stock unit with respect to Company Common Stock (each, a “Company RSU”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest in full (to the extent then-unvested) and be canceled and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest and subject to applicable Tax withholding and deductions, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration;

(ii) each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest in full (to the extent then-unvested) and be canceled and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest and subject to applicable Tax withholding and deductions, equal to the product, rounded down to the nearest cent, of (i) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Stock Option; provided, however, that any such Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration;

(iii) each deferred stock unit (whether settled in cash or in shares of Company Common Stock, including, for the avoidance of doubt, any such deferred stock unit resulting from the reinvestment of dividend equivalents) (each, a “Company DSU”) outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest in full (to the extent then-unvested) and be canceled and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest and subject to applicable Tax withholding and deductions, equal to the product, rounded to the nearest cent, of (i) the number of shares of Company Common Stock subject to such Company DSU immediately prior to the Effective Time and (ii) the Merger Consideration; and

(b) (i) No Offering Period (as defined in the Company ESPP) under the Company ESPP shall commence or be extended on or after the date of this Agreement, (ii) beginning on the date of this Agreement, no new participants may commence participation in the Company ESPP, including during the Offering Period in effect under the Company ESPP as of the date of this Agreement (such Offering Period, the “Existing Offering Period”), (iii) beginning on the date of this Agreement, no participant in the Company ESPP may increase the amount of his or her payroll deductions under the Company ESPP with respect to the Existing Offering Period, and (iv) the Existing Offering Period shall terminate on the earlier of the date that is (A) two Business Days prior to the Effective Time and (B) the final day of the Existing Offering Period pursuant to the terms of the Company ESPP (the “ESPP Final Purchase Date”) and all participant contributions under the Company ESPP shall be used to purchase shares of Company Common Stock on the ESPP Final Purchase Date in accordance with the terms of the Company ESPP as if the ESPP Final Purchase Date was the last day of the Existing Offering Period.

(c) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Equity Plans and the Company ESPP) shall adopt such resolutions and take such other actions as are required to (i) give effect to this Section 2.03 and (ii) terminate, in their entirety, each of the Equity Plans and the Company ESPP at the Effective Time.

SECTION 2.04. Payments with Respect to Equity-Based Awards. Notwithstanding anything in this Agreement to the contrary, all amounts payable pursuant to this Article II in respect of each Equity-Based Award with respect to which the Company or any of its Subsidiaries has a Tax withholding obligation shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the second regularly-scheduled payroll date that occurs more than five Business Days after the Effective Time) by the Surviving Corporation or any of its Subsidiaries through their payroll systems or payroll providers, as applicable, less any applicable Tax withholdings and deductions, to the applicable holder of such Equity-Based Award (or, with respect to any non-employee holders of Equity-Based Awards where no Tax withholding obligation exists, through such other method as the Company typically utilizes for such payments); provided, however, that to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts shall be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.

SECTION 2.05. Adjustments. If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II shall be equitably adjusted as necessary to reflect, without duplication, such stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change. For the avoidance of doubt, nothing in this Section 2.05 shall be construed to permit the Company or its Subsidiaries to take any action with respect to the Company Common Stock that is prohibited by this Agreement.

SECTION 2.06. Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (such shares, “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead shall be canceled and shall represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights provided under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c), without interest thereon.

(b) The Company shall give prompt notice to Parent of any demands or notices received by the Company for appraisal of any shares of Company Common Stock and Parent shall have the right to participate in, and after the Effective Time, direct all negotiations and Actions with respect to such demands or notices. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to any such demands or notices, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands or notices for appraisal or offer to settle or settle any such demands or notices.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and MergerCo that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and MergerCo concurrently with or prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information, item or matter also qualifies or applies to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC by the Company and publicly available from January 1, 2024 until the date that is one (1) Business Day prior to the execution of this Agreement (the “Filed SEC Documents”), other than any disclosure (other than any statements of fact or other statements that are not forward looking and cautionary in nature) in any such Filed SEC Document under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or sections of such reports that are similarly cautionary, forward-looking or predictive statements in such Filed SEC Documents; it being understood that any matter disclosed in such Filed SEC Documents shall not be deemed disclosed for purposes of Section 3.02 [capitalization], Section 3.06(b) [no Material Adverse Effect], Section 3.22 [no rights agreement; anti-takeover provisions] and Section 3.24 [brokers and advisors]:

SECTION 3.01. Organization; Standing. (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware.

The Company has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents. The Company Charter Documents are in full force and effect, and the Company is not in violation of any of the provisions of the Company Charter Documents in any material respect.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization and has all requisite organizational power and authority necessary to carry on its business as it is now being conducted, except where the failure to be so organized, in good standing or have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the certificates of incorporation, bylaws or comparable governing documents of the Company’s Subsidiaries is in full force and effect and none of the Company’s Subsidiaries is in violation of any provision of the foregoing documents in any material respect.

SECTION 3.02. Capitalization. (a) The authorized shares of the Company consist of 150,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Shares”). At the close of business on July 14, 2025 (the “Capitalization Date”), (i) 28,200,941 shares of Company Common Stock were issued and outstanding and (ii) no Company Preferred Shares were issued or outstanding. As of the Capitalization Date, (1) 7,053,734 shares of Company Common Stock were reserved and available for issuance pursuant to the Equity Plans, of which amount (A) 2,162,554 shares of Company Common Stock were subject to outstanding Company RSUs, (B) 1,591,647 shares of Company Common Stock were subject to outstanding Company Stock Options, 9,774 of which have a per share exercise price that is less than the Merger Consideration, and (C) 66,895 shares of Company Common Stock were subject to outstanding Company DSUs, and (2) 268,030 shares of Company Common Stock were reserved and available for issuance under the Company ESPP, of which approximately 22,762 shares of Company Common Stock are subject to outstanding purchase rights under the Company ESPP. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has issued any Company Securities (as defined below) other than, in each case, pursuant to the Company ESPP, the vesting, settlement or exercise (as applicable) of Company RSUs, Company Stock Options and Company DSUs or the forfeiture or withholding of Taxes with respect to Company RSUs, Company Stock Options and Company DSUs. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.

(b) Except as described in Section 3.02(a), as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, the Company, and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no promises or obligations of the Company to grant or outstanding options, restricted stock units, deferred stock units, phantom equity, equity or equity-based awards, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the

Company, (iv) no rights issued by or other obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Other than pursuant to the Equity Plans and the Company ESPP, there are no outstanding agreements of any kind which promise or obligate the Company or any of its Subsidiaries to grant, repurchase, redeem or otherwise acquire any Company Securities (other than by the operation of the Company ESPP and pursuant to the forfeiture of, or withholding of Taxes with respect to, Company RSUs, Company Stock Options and Company DSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to (A) the election, designation or nomination of any director of the Company or any of its Subsidiaries or (B) the disposition, voting or dividends with respect to any Company Securities. Neither the Company nor any Subsidiary of the Company has outstanding bonds, debentures, notes or other indebtedness, or other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c) As of the date hereof, there are (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company (except to the extent owned by the Company or any other wholly owned Subsidiary of the Company), and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any equity or voting interests in, any Subsidiary of the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests of any Subsidiary of the Company, (iii) no outstanding options, warrants, calls, rights or other commitments or agreements to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests of any Subsidiary of the Company, (iv) no rights issued by or other obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, any Subsidiary of the Company (the items in clauses (i), (ii), (iii) and (iv), being referred to collectively as, the “Company Subsidiary Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Subsidiary Securities (in each case, other than any such obligations solely among the Company and its wholly owned Subsidiaries). There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or obligate the Company or any of its Subsidiaries to grant, extend or enter into any such agreements relating to any Company Subsidiary Securities (other than any such agreements solely among the Company and its wholly owned Subsidiaries).

(d) The Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding equity securities of each of the Subsidiaries of the Company, free and clear of all Encumbrances (other than transfer restrictions arising under applicable securities Laws), and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all such outstanding equity securities have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.

(e) Each Company Stock Option (i) was granted with an exercise price equal to or greater than the fair market value of such underlying Company Common Stock on the date of grant (as determined in accordance with Section 409A), and (ii) has not had its grant date “back-dated.” Each Equity-Based Award has been issued in compliance in all material respects with the applicable Equity Plan under which it was granted and all applicable Laws. Section 3.02(e) of the Company Disclosure Letter, sets forth a true, correct and complete list, as of the Capitalization Date, of each Equity-Based Award (by type) and the following information with respect thereto, as applicable: (A) the name (or other unique identifier) and the country and state of residence of the holder thereof, (B) the total number of shares of Company Common Stock subject thereto, (C) the exercise price with respect thereto, (D) the grant date thereof, (E) the Equity Plan under which such award was issued, and (F) if such Equity-Based Award is a Company Stock Option, whether such award is an incentive stock option under Section 422 of the Code, a nonqualified stock option, or is otherwise qualified for a Tax status under applicable foreign Tax law.

SECTION 3.03. Authority; Noncontravention. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and, assuming the representations and warranties set forth in Section 4.11 [ownership of equity of the Company] are true and correct and subject to the receipt of the Company Stockholder Approval, to consummate the Merger Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming the representations and warranties set forth in Section 4.11 [ownership of equity of the Company] are true and correct, the consummation by it of the Merger Transactions, have been duly authorized by the Board of Directors of the Company and, except for obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).

(b) The Board of Directors of the Company, at a meeting duly called and held, has unanimously adopted resolutions (i) determining that it is in the best interests of the Company and the Company’s stockholders, and declaring it advisable, that the Company enter into this Agreement and consummate the Transactions, (ii) approving and declaring the advisability of this Agreement and the consummation of the Transactions, including the Merger, (iii) making the Company Board Recommendation and (iv) directing that this Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for adoption, which resolutions have not, except after the date hereof as permitted by Section 5.02, been subsequently rescinded, modified or withdrawn.

(c) Assuming the representations and warranties set forth in Section 4.11 [ownership of equity of the Company] are true and correct, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof, is the only vote of the holders of any class or series of shares of the Company necessary to adopt this Agreement and approve the Merger Transactions.

(d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Company Stockholder Approval, conflict with or violate any provision of the Company Charter Documents or any provision of any organizational documents of any Subsidiary of the Company, or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 3.04 and the Company Stockholder Approval are obtained prior to the Effective Time and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Effective

Time, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (y) contravene, conflict with, breach, violate or constitute a default under (or constitute an event that, with or without the filing of notice or the lapse of time or both, would breach, violate or constitute a default under), or result in or permit the termination, cancellation, triggering, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled or require any consent or other action by any Person or require any notice under (whether with or without the filing of notice or the lapse of time or both), any of the terms or provisions of any Material Contract or any Permit held by the Company or any of its Subsidiaries, or (z) result in the creation or imposition of any Encumbrances (other than a Permitted Encumbrance) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of The NASDAQ Stock Market LLC (“NASDAQ”), (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries are qualified to do business, (d) filings required under, and compliance with other applicable requirements of the HSR Act or any other Antitrust Laws, (e) the consents, approvals, licenses, permits, waivers, clearances, orders, authorizations, filings, declarations, notifications and registrations specified on Section 3.04(e) of the Company Disclosure Letter and (f) compliance with any applicable state securities or blue sky laws, no consent, approval, license, permit or authorization of, or filing, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger Transactions, other than such other consents, approvals, licenses, permits, authorizations, filings, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities. (a) The Company has timely filed with or furnished, as applicable, the SEC all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed by the Company with, or furnished by the Company to, the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or the Exchange Act since March 1, 2022, together with all certifications required pursuant to Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since March 1, 2022, no executive officer of the Company has failed to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. As of the date hereof, there are no material outstanding or unresolved comments from the SEC with respect to any Company SEC Documents. Since March 1, 2022, there has been no material correspondence between the SEC and the Company relating to the Company SEC Documents that is not set forth in the Company SEC Documents.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end adjustments to the extent permitted by GAAP, none of which, if presented, would be material to the Company and its Subsidiaries, taken as a whole).

(c) Neither the Company nor any of its consolidated Subsidiaries has any liabilities of a type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP (whether absolute or contingent, asserted or unasserted, known or unknown, direct or indirect, and whether accrued or not accrued), except liabilities (i) specifically reflected and adequately reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of March 31, 2025 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, or misappropriation), (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. There are no material off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K (or similar Contracts where the purpose is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries) that have not been so described in the Company SEC Documents.

(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such controls, procedures and systems are designed to provide reasonable assurances (w) that all material information required to be disclosed by the Company in the Company SEC Documents is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents, (x) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (y) that transactions are executed only in accordance with the authorization of management and (z) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such controls were effective. Since March 1, 2022, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm has identified or been made aware of (i) “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated or (ii) any fraud, whether or not material, that involved management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting.

(e) The Proxy Statement (including any amendment or supplement thereto), at the time first sent or given to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, MergerCo or any Representatives thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.06. Absence of Certain Changes.

(a) Since the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business.

(b) Since the Balance Sheet Date through the date of this Agreement, there has not been any Material Adverse Effect.

(c) Since the Balance Sheet Date through the date of this Agreement, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of Parent under, any of the covenants set forth in clauses (iii) [dividends], (vi) [incurring Indebtedness], (vii) [entering into swap or hedging transactions], (viii) [making loans], (ix) [sales/dispositions], (x) [grant of Encumbrances], (xi) [release of source code], (xiii) [acquisitions] or (xvii) [accounting changes] of Section 5.01(b) (or Section 5.01(b)(xxiv) with respect to any of the foregoing).

SECTION 3.07. Legal Proceedings.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (i) pending or, to the Knowledge of the Company, threatened legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or other action (an “Action”) or, to the Knowledge of the Company, any investigation by any Governmental Authority, in each case by or against the Company or any of its Subsidiaries or any of their respective properties or assets, or (ii) outstanding order, judgment, injunction, ruling, arbitration award, writ, settlement, grant, consent, decision or decree (including a suspension or debarment) of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority. As of the date hereof, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, which would reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions. As of the date hereof, the Company is not subject to any outstanding Judgment that would reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations hereunder or consummate the Transactions.

(b) Since March 1, 2022, (i) none of the Company and its Subsidiaries have received or been involved in or been subject to any material written complaints, allegations, claims or Actions, or to the Knowledge of the Company, unwritten allegations or complaints, relating to alleged or actual discrimination or harassment (including sexual harassment) or sexual misconduct by any employee of the Company or its Subsidiaries at or above the level of senior vice president, and (ii) none of the Company or its Subsidiaries have entered into, or are currently negotiating, a settlement Contract with any employee of the Company or any other Person that involves material allegations of discrimination or harassment (including sexual harassment) or sexual misconduct by any employee of the Company or its Subsidiaries at or above the level of senior vice president.

SECTION 3.08. Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries are, and have been since March 1, 2022, in material compliance with all local, state, federal or national, whether foreign, multi-national or domestic, laws (including common law), Healthcare Laws, statutes, treaties, ordinances, codes, rules, regulations, Judgments, decrees, Permits or requirements or other restrictions imposed by Governmental Authorities, in each case, having the force and effect of law or any similar form of decision or approval of, or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority (collectively, “Laws”), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties. Neither the Company nor any of its Subsidiaries has, since March 1, 2022, received written or, to the Knowledge of the Company, other notice from a Governmental Authority alleging noncompliance with any Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Except with respect to Regulatory Permits, which are the subject of Section 3.19, the Company and each of its Subsidiaries (i) hold all Permits necessary for the lawful conduct of their respective businesses as currently conducted and (ii) all such Permits are, to the extent necessary for the lawful conduct of their respective businesses as currently conducted, in full force and effect and are not subject to any Action that would result in any modification, termination or revocation thereof, except, in each case, where the failure to hold the same or to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, each of its Subsidiaries and each of its and their directors, officers and employees acting in such capacity are and, to the Knowledge of the Company, each of its and their other agents acting on its or their behalf is, and have been since March 1, 2022, in compliance with the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder or any other applicable Laws relating to bribery, corruption or money laundering.

SECTION 3.09. Foreign Investment. Neither the Company nor any of its Subsidiaries (a) produces, designs, tests, manufactures, fabricates, or develops any “critical technologies,” as defined in 31 C.F.R. § 800.215, for which a “U.S. regulatory authorization,” as defined in 31 C.F.R. § 800.254, would be required for the export, reexport, transfer (in-country), or retransfer of such critical technology to a non-governmental end user in France; (b) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (c) maintains or collects, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens.

SECTION 3.10. Tax Matters.

(a) The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects.

(b) All material amounts of Taxes required to be paid by the Company or any of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid to the appropriate Tax authority or have been adequately reserved against in accordance with GAAP.

(c) Each of the Company and its Subsidiaries has timely paid or withheld with respect to their employees, stockholders and other third Persons all material Taxes required to be paid or withheld.

(d) Neither the Company nor any of its Subsidiaries has received written notice of or is subject to any pending audits, examinations, investigations, proposed adjustments, claims or other proceedings in respect of any material Taxes. To the Knowledge of the Company, no such proceedings have been threatened or proposed.

(e) Since March 1, 2022, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is, or may be subject to, any material Tax in that jurisdiction.

(f) There are no material Encumbrances with respect to Taxes on any of the assets of the Company or its Subsidiaries (other than Permitted Encumbrances).

(g) Other than in connection with the Distribution, neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).

(h) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing an affiliated, consolidated, combined or unitary Tax Return (other than a group the common parent of which is the Company or an Affiliate of the Company) or has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.

(i) Other than the Distribution Agreements, neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any material obligation under, any Tax sharing, allocation or indemnification Contract other than customary Tax indemnification provisions in any Contract entered into in the ordinary course of business and the primary purpose of which Contract does not relate to Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability for Taxes under the Distribution Agreements.

(j) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(k) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).

(l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting requested or filed prior to the Closing Date; (ii) use of an improper method of accounting prior to the Closing Date; or (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) executed prior to the Closing.

(m) There are no material Tax holidays, concessions, exemptions, incentives, credits, rebates, “tax amnesties,” or formal or informal agreements (including an agreement for the deferred payment of any Tax liability) (any such item, a “Tax Incentive”) with any authority responsible for administering Taxes outside of the United States. All Tax Incentives enjoyed by the Company or any of its Subsidiaries have been in compliance with all applicable Laws. No written notice with respect to the Company or any of its Subsidiaries has been received that indicates that any Tax Incentive with respect thereto may be repealed, cancelled, revoked, or required to be returned.

(n) Section 3.10(n) of the Company Disclosure Letter sets forth the U.S. federal income tax classification and jurisdiction of formation of each of the Company and its Subsidiaries.

SECTION 3.11. Employee Benefits. (a) Section 3.11 of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written description thereof (or, if appropriate, a form thereof), including any amendments thereto, (ii) the most recent annual report on Form 5500 filed with the IRS, including all schedules thereto, and the most recent actuarial valuation or similar report, (iii) the most recent determination or opinion letter from the IRS for any Company Plan that is intended to qualify pursuant to Section 401(a) of the Code (and any similar letter or document relating to any International Company Plan obtaining favorable Tax treatment), (iv) the summary plan description and any summary of material modifications, (v) each trust agreement and each insurance or group annuity contract or policy or other funding vehicle, (vi) any non-routine correspondence from the last three years to or from the IRS, the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of such Company Plan, and (vii) with respect to each International Company Plan (as defined below), to the extent applicable, the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan.

(b) Each Company Plan has been administered, funded, operated, and maintained in compliance in all material respects with its terms and all applicable Laws, including ERISA and the Code, as applicable. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect or cause the loss of any such qualification status. All material contributions, distributions, and premium payments that are due under the terms of any Company Plan have been timely made in full or, to the extent not yet due, have been properly accrued in accordance with the terms of the Company Plan and applicable accounting standards. There are no pending, or to the Knowledge of the Company, threatened Actions (other than routine claims for benefits) by, on behalf of or against any Company Plan (or any fiduciary of such Company Plan in its capacity as such) or any trust related thereto, and no audit, investigation or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened with respect to any Company Plan, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.

(c) No Company Plan is, and neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity maintains, sponsors or contributes to, has previously maintained, sponsored or contributed to, or otherwise has any current or contingent liability or obligation under or with respect to, any (i) pension plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA), (iii) “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (v) registered pension plan. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any current or contingent liability under Title IV of ERISA.

(d) No non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred, and no lien has been imposed under the Code, ERISA or other applicable Law, with respect to any Company Plan that, individually or in the aggregate, would reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.

(e) No Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, benefits or coverage in the nature of health, life, welfare or disability insurance following termination of service or retirement, other than benefits or coverage (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any similar applicable Law or (ii) the full cost of which is borne by the recipient (or any of their beneficiaries).

(f) Neither the execution nor delivery of this Agreement nor the consummation of the Merger Transactions will directly or indirectly, either alone or in combination with another event (whether contingent or otherwise), (i) result in, or accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any former or current director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries, including under any Company Plan, (ii) trigger any obligation to or cause the Company to transfer or set aside any assets to fund any benefits under, or result in the breach or violation of, any Company Plan, (iii) limit or restrict the right of Parent or any of its Affiliates to merge, amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (iv) result in the payment or provision of any payment, benefit or other right that will result in a “parachute payment” within the meaning of Section 280G of the Code. None of the Company or any of its Subsidiaries is a party to or has any obligation under any Company Plan to gross up, reimburse or indemnify any person for excise Taxes payable pursuant to Section 409A or 4999 of the Code. Each Company Plan that is subject, in whole or part, to Section 409A of the Code has been maintained and administered, in form and operation, in all material respects in compliance with Section 409A of the Code.

(g) With respect to each Company Plan that is subject to the laws of, or covers any employee or other service provider of the Company or any of its Subsidiaries who primarily resides or works in, any jurisdiction outside of the United States (each, an “International Company Plan”), (i) such International Company Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable Law; (ii) if required to be funded, book-reserved or secured by an insurance policy, such International Company Plan is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Law; and (iii) if required to be registered or intended to qualify for special Tax treatment, satisfies all registration requirements or other requirements for such treatment.

SECTION 3.12. Labor Matters. (a) Section 3.12 of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each Collective Bargaining Agreement to which the Company or any Subsidiary thereof is a party or otherwise bound. As of the date hereof, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened (i) material labor disruptions or activities, including any labor strike, lockout, slowdown, work stoppage, material grievance, material labor arbitration, unfair labor practice charge or other material labor dispute by or with respect to the employees, or otherwise against or affecting, of the Company or any of its Subsidiaries or (ii) activities or proceedings of any labor or trade union to organize or represent any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries, and no such activities, disputes or proceedings described in clauses (i) and (ii) have occurred since March 1, 2022. Neither the execution of this Agreement nor the consummation of the Merger Transactions will require notice to, consent from, or consultation with any labor or trade union, works council or other employee representative body of employees of the Company or any of its Subsidiaries.

(b) The Company and each of its Subsidiaries are, and have been since March 1, 2022, in compliance in all material respects with applicable Law relating to labor and employment matters, including applicable Law regarding occupational safety and health standards, terms and conditions of employment, payment of wages, hour requirements, classification of employees of individual independent contractors and exempt and non-exempt employees, employment equality, human rights, pay equity and workers’ compensation disability rights or benefits, plant closures and layoffs (including, but not limited to, WARN), affirmative action, labor relations, employee leave issues, unemployment insurance, immigration status, discrimination in employment, and collective bargaining. (i) All individuals who perform or have performed services for the Company or any Subsidiary thereof in the past three years have been properly classified in all material respects under applicable Law (x) as employees or individual independent contractors and (y) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and applicable state Law), (ii) no such individual has been improperly included or excluded from any Company Plan, and (iii) neither the Company nor any Subsidiary thereof has received written notice of, and there is not any pending or, to the Knowledge of the Company, threatened inquiry or audit from any Governmental Authority concerning any such classifications. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries: (A) the Company and its Subsidiaries have timely paid all wages, salaries, wage premiums, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former employees and individual independent contractors under applicable Law, Company Plan or Contract;

and (B) neither the Company nor its Subsidiaries is liable for any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

(c) Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

(d) During the three (3) years prior to the date of this Agreement, neither the Company nor any Subsidiary thereof has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in WARN).

(e) As of the date of this Agreement, no executive or employee of the Company or any of its Subsidiaries with a title at or above senior vice president has informed the Company or such Subsidiary that he or she intends to terminate employment with the Company or such Subsidiary within the next six (6) months, and, to the Knowledge of the Company, no such Person or Persons has any plans to terminate employment with the Company or any of its Subsidiaries within the next six (6) months (it being understood that this Section 3.12(e) does not limit the rights of any such Persons under the Company Plans applicable to such Persons).

SECTION 3.13. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is, and has been since March 1, 2022, in compliance with all applicable Laws relating to pollution or the protection of the environment or natural resources (“Environmental Laws”), and the Company has not received any written notice since March 1, 2022 alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, (b) the Company and its Subsidiaries possess and are in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, (c) there is no Action under or pursuant to any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries is subject to any Judgment imposed by any Governmental Authority under which there are outstanding obligations on the part of the Company or its Subsidiaries arising under Environmental Laws and (e) neither the Company nor any of its Subsidiaries is conducting or funding, nor has conducted or funded (except for such activities that are fully and finally resolved), any cleanup or other remedial activities under Environmental Laws as a result of any release, spill or disposal of any hazardous or toxic substances at, in or under any real property owned or leased by the Company or any of its Subsidiaries. The Company has furnished to Parent all material, non-privileged environmental, health or safety assessments, audits and reports describing material environmental, health or safety liabilities or costs completed since March 1, 2022, relating to the Company or any of its current properties, facilities or operations, which are in its possession, custody or reasonable control.

SECTION 3.14. Intellectual Property. (a) Section 3.14(a) of the Company Disclosure Letter sets out, as of the date of this Agreement, a complete and accurate list of all Registered Company Intellectual Property, setting forth for each item of Registered Company Intellectual Property (i) whether such item is exclusively or jointly owned by the Company and its Subsidiaries; (ii) the record owner(s) of such item and if different, the legal owner and beneficial owner(s) of such item; (iii) the jurisdiction in which such item is registered or filed and the applicable application, registration, or serial or other similar identification number; (iv) the filing date or registration date and issuance date or grant date; and (v) with respect to Domain Names, the applicable domain name registrar. All filings, payments and other actions required to be made or taken to obtain, perfect or maintain in full force and effect each item of Registered Company Intellectual Property that is material to the operation or the conduct of the businesses of the Company and its Subsidiaries have been made or taken by the applicable deadline and otherwise in accordance with all applicable Laws. No cancellation, interference, opposition, reissue, reexamination or inter partes review is pending or, to the Knowledge of the Company, threatened in which the scope, validity, or enforceability of any material Registered Company Intellectual Property is being, has been, or could reasonably be expected to be, contested or challenged. Since March 1, 2022, no application for, or registration with respect to, any material Registered Company Intellectual Property has been abandoned, cancelled or allowed to lapse.

(b) The Company and its Subsidiaries own all of the Owned Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances). All of the Owned Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.

(c) None of the Company nor any of its Subsidiaries has granted any exclusive right to use any material Owned Company Intellectual Property to any Person. No Person who has licensed Intellectual Property Rights to the Company or any of its Subsidiaries has ownership rights or license rights to derivative works or improvements made by or on behalf of the Company or any of its Subsidiaries related to such Intellectual Property Rights, and no Person has the right to make or own improvements or derivative works of Owned Company Intellectual Property.

(d) (i) The Company or one of its Subsidiaries owns, is licensed or otherwise has sufficient rights to use all material Intellectual Property Rights used in, held for use in, or reasonably necessary to conduct the business of the Company and its Subsidiaries as conducted as of the date hereof; and (ii) the Owned Company Intellectual Property, together with the Company Inbound Licenses (as defined below) and Standard Software, constitute all of the Intellectual Property Rights reasonably necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted; provided that nothing in this Section 3.14(d) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property Right, which is the subject of Section 3.14(i).

(e) Section 3.14(e) of the Company Disclosure Letter lists, as of the date of this Agreement, each Contract: (i) pursuant to which any material Intellectual Property Right or IT Asset is licensed, sold, assigned or otherwise conveyed or provided to the Company or any of its Subsidiaries or pursuant to which any Person has agreed not to enforce any Intellectual Property Right against the Company or any of its Subsidiaries (“Company Inbound Licenses”); or (ii) pursuant to which the Company or any of its Subsidiaries has granted to any Person any right or interest in any material Owned Company Intellectual Property, or pursuant to which the Company or any of its Subsidiaries has agreed not to enforce any Intellectual Property Right against any Person (“Company Outbound Licenses”), in each case, excluding (A) Standard Software; (B) non-exclusive licenses granted in the ordinary course of business (x) in connection with the sale of Company Products; (y) to a service-provider for such service-provider to perform the contracted-for services for the Company or any of its Subsidiaries; or (z) in connection with IT Assets (1) used in the ordinary course of business; and (2) involving annual payments by the Company and its Subsidiaries of $250,000 or less; (C) Contracts under which a license to Intellectual Property Rights is merely incidental to the transaction contemplated in such Contract; (D) confidentiality and non-disclosure agreements entered into in the ordinary course of business that do not include a license to any Owned Company Intellectual Property; and (E) Contracts entered into pursuant to the Company’s or any of its Subsidiaries’ template employee invention assignment agreements (copies of which have been made available to Parent) between the Company or such Subsidiary and an employee of the Company or such Subsidiary regarding the development of Intellectual Property Rights by such employee (“Employee Agreements”) and executed without material changes to the terms.

(f) The Company and its Subsidiaries take and, since March 1, 2022, have made commercially reasonable efforts, consistent with accepted industry standards, to protect and maintain (i) the confidentiality of all material confidential or proprietary information that the Company and its Subsidiaries hold as a Trade Secret; and (ii) its ownership and the proprietary nature of the Owned Company Intellectual Property (including entering into appropriate confidentiality agreements with employees with access to any material confidential or proprietary information that the Company and its Subsidiaries hold as Trade Secrets) and any material third-party Intellectual Property Rights within the possession or control of the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, none of the Company nor any of its Subsidiaries has made any of its material Trade Secrets or other material confidential or proprietary information that it intended to maintain as confidential information (including source code of any Company

Software) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such confidential information.

(g) Since March 1, 2022, each person who is or was an employee, officer, director, consultant or contractor of the Company or any of its Subsidiaries who has designed, created or otherwise developed within the scope of their employment or engagement any material Intellectual Property Rights has entered into valid and enforceable assignment agreements, presently and irrevocably assigning all of their right, title and interest in all such Intellectual Property Rights to the Company or any of its Subsidiaries. To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any material Intellectual Property Rights used or held for use by the Company or its Subsidiaries. To the Knowledge of the Company, no current employee is using any confidential information or other Intellectual Property Rights in the course of their employment with the Company or any of its Subsidiaries in breach of any Contract entered into by such employee with any former employer.

(h) No third-party Actions are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) challenging the ownership, validity or use by the Company or any of its Subsidiaries of any material Owned Company Intellectual Property; or (ii) alleging that the Company or any of its Subsidiaries are infringing, misappropriating or otherwise violating the Intellectual Property Rights of any Person. Without limiting the foregoing, since March 1, 2022, none of the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries has infringed, misappropriated, or otherwise violated, any Intellectual Property Rights of any Person in any respect, including any notice or communication inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Rights.

(i) To the Knowledge of the Company, since March 1, 2022, no Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any material Owned Company Intellectual Property. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, none of (i) the Owned Company Intellectual Property, (ii) the Company Products sold, distributed, or otherwise made commercially available by the Company or its Subsidiaries (iii) the Company IT Assets, (iv) the Company Software, nor (v) the operation or the conduct of the business of the Company and its Subsidiaries has violated, misappropriated or infringed, or is currently violating misappropriating or infringing, any Intellectual Property Right of any other Person. Since March 1, 2022, none of the Company nor any of its Subsidiaries has sent any written communication alleging infringement, misappropriation or violation of any Owned Company Intellectual Property.

(j) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution, or any military organization (each an “R&D Sponsor”) has been used to develop or to create, in whole or part, any material Owned Company Intellectual Property. No R&D Sponsor has any claim of right to, ownership of or license to or other encumbrance on any material Owned Company Intellectual Property.

(k) Since March 1, 2022, none of the Company nor any of its Subsidiaries is or has ever been a member of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Owned Company Intellectual Property.

(l) None of the Company nor any of its Subsidiaries has delivered, licensed, or made available any source code for material Company Software (excluding any Open Source Software) to any escrow agent or other Person who is not, as of the date of this Agreement, an employee, officer, or director of the Company or any of its Subsidiaries who needs such source code to perform his or her job duties or a consultant or contractor of the Company or any of its Subsidiaries performing services for the Company or such Subsidiary pursuant to a written agreement containing confidentiality and non-use restrictions related to Company Software and who has been provided with access to such source code solely to perform services for the Company or such Subsidiary. None of the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software (excluding any Open Source Software) to any escrow agent or other Person. No event has occurred, and, to the Knowledge of the Company, no circumstance or condition exists, that, with or without notice or lapse of time, will, or could reasonably be expected to, result in the delivery, license, or disclosure of any source code for any Company Software (excluding any Open Source Software) to any other Person.

(m) Section 3.14(m) of the Company Disclosure Letter sets forth an accurate and complete list of all Open Source Software that is or has been included, incorporated or embedded in, linked to, combined with or otherwise used in the provision of any Company Product sold, distributed, or otherwise made commercially available by the Company or its Subsidiaries or Company Software, which list specifies (i) the Contract under which each such item of Open Source Software has been licensed to the Company or any of its Subsidiaries; (ii) whether such item of Open Source Software has been modified by the Company or any of its Subsidiaries; and (iii) whether such item of Open Source Software is or was distributed by the Company or any of its Subsidiaries.

(n) The Company and its Subsidiaries have complied in all material respects with the requirements of the licenses for any Open Source Software that is or has been included, incorporated or embedded in, linked to, combined with or otherwise used in the provision of any Company Product or Company Software; and neither the Company nor any of its Subsidiaries is subject to any “copyleft” or other obligation or condition that requires or conditions the use or distribution of such product or service or portion thereof on, (i) the disclosure, licensing, or distribution of any source code for any Company Software or any portion(s) thereof, (ii) the granting to licensees of the right to reverse engineer or make derivative works or other modifications to such Company Software or portion(s) thereof, or (iii) licensing or otherwise distributing or making available Company Software or any portion(s) thereof for a nominal or otherwise limited fee or charge, in each case, pursuant to any of the licenses for Open Source Software or as a result of using any such Open Source Software (other than the Open Source Software itself).

(o) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, since March 1, 2022, the Company and its Subsidiaries have (i) obtained all licenses and consents, provided all notices and disclosures, and taken all other steps, in each case, required to be in compliance with applicable Laws in order to collect and use all Training Data and AI Inputs used or held for use in the conduct of the business of the Company and its Subsidiaries as currently conducted; and (ii) complied with all use restrictions and other requirements of any license, consent, or other Contract governing the Company’s and its Subsidiaries’ collection and use of such Training Data and AI Inputs. Since March 1, 2022, neither the Company nor any of its Subsidiaries has received any written (A) complaint or claim, proceeding, litigation or governmental inquiry or investigation alleging that Training Data or the use thereof in the development, training, fine tuning, testing or improvement of any Company Product was biased, untrustworthy or manipulated in an unethical or unscientific way, or any written report, finding or impact assessment of any internal or external auditor or other third party that makes any such allegation; or (B) request for information or testimony from regulators or legislators concerning any AI Technologies used in a Company Product.

(p) The Company and its Subsidiaries have implemented appropriate processes and policies for the nature and scope of use of AI Technologies by the Company and its Subsidiaries. Since March 1, 2022, to the Knowledge of the Company, there has been no actual or alleged non-compliance with any such processes and policies.

SECTION 3.15. Company Products. Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, none of the Company Products sold, distributed, or otherwise made commercially available (a) contains any defect, or error that adversely affects the use, functionality, or performance of such Company Product; or (b) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Product.

SECTION 3.16. Data Privacy and Technology; Information Security. (a) The Company and its Subsidiaries, and, to the Knowledge of the Company, all third parties Processing Personal Information on behalf of the Company or any of its Subsidiaries (“Data Partners”) are compliant in all material respects, and since March 1, 2022, have been compliant in all material respects, with all applicable (i) Data Privacy Laws, (ii) policies, notices, and/or statements related to privacy, security, or the Processing of Personal Information, in each case external-facing, written and published by the Company or any of its Subsidiaries (collectively in (ii), the “Data Policies”), and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information, in each case, to which the Company and its Subsidiaries are subject (collectively (i) through (iii), the “Privacy Requirements”). Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have all necessary authority, consents and authorizations to Process the Personal Information in the Company’s and any such Subsidiary’s possession or under its control in connection with the operation of the Company and each such Subsidiary. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the execution, delivery, and performance of this Agreement and the Transactions do not and will not: (i) conflict with or result in a violation or breach of any Privacy Requirements, or (ii) otherwise prohibit the transfer of Personal Information to the Parent or the MergerCo.

(b) Since March 1, 2022, the Company and its Subsidiaries have had contracts in place with all Data Partners which impose on such Data Partners obligations related to privacy, security, and the Processing of Personal Information as required by Data Privacy Laws.

(c) Since March 1, 2022, the Company and its Subsidiaries have used commercially reasonable measures, including technical, physical, and organizational measures, plans, procedures, controls, and programs, that are designed to protect Personal Information and confidential information from Security Incidents. Since March 1, 2022, employees of the Company and any of its Subsidiaries who have access to Personal Information have received documented training (in accordance with applicable Laws) with respect to compliance with all applicable Data Privacy Laws.

(d) Since March 1, 2022, the Company and its Subsidiaries have regularly tested their security program by conducting security audits, penetration tests, and/or vulnerability scans, and the Company and its Subsidiaries have not identified any high or critical vulnerabilities related to the business of the Company and its Subsidiaries as of the date hereof that have not been fully remediated. Since March 1, 2022, the Company and each of its Subsidiaries have internally performed a security risk analysis no less frequently than annually that is materially in compliance with the requirements to perform security analyses, audits, or assessments under any applicable Data Privacy Laws (the “Security Risk Analysis”). Since March 1, 2022, the Company and each of its Subsidiaries have addressed and remediated all critical and high threats and vulnerabilities identified in every Security Risk Analysis related to the business of the Company and its Subsidiaries.

(e) Since March 1, 2022, neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any Data Partner with respect to the Processing of Personal Information or confidential information on the Company’s or any of its Subsidiaries’ behalf, has experienced any material Security Incidents. In relation to any Security Incident and/or violation of a Privacy Requirement, since March 1, 2022, neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any Data Partner with respect to the Processing of Personal Information or confidential information on the Company’s or any of its Subsidiaries’ behalf, has (x) notified or been required to notify any Person, or (y) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person. The Company maintains insurance coverage containing industry standard policy terms and limits that are appropriate to the risk of liability relating to any Security Incident, including violations of Data Privacy Laws or Data Policies resulting therefrom, and no claims have been made under such insurance policy(ies).

(f) (i) The Company or one of its Subsidiaries owns, is licensed or otherwise has sufficient rights to use all Company IT Assets required to operate and perform in all material respects the business of the

Company and its Subsidiaries (taken as a whole) as conducted as of the date hereof, (ii) the Company IT Assets and the Company’s and its Subsidiaries’ related procedures and practices are designed, implemented, operated and maintained in accordance with customary industry standards and practices for businesses similar to the business of the Company and its Subsidiaries, including with respect to disaster recovery, redundancy, reliability, scalability and security, and (iii) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards, consistent with accepted industry standards, that are designed to protect the Company Products and the Company IT Assets from unauthorized access and from any disabling codes or instructions, spyware, malware, Trojan horses, worms, viruses or other Software code or routines or back-doors that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement or destruction of any computer system or network or other device on which such code or routine is stored or installed, or any Software, data or other materials (“Malicious Code”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, the Company Products, Company Software and Company IT Assets are free from Malicious Code.

SECTION 3.17. Property. (a) Section 3.17(a) of the Company Disclosure Letter lists, as of the date of this Agreement, the address of each Owned Real Property. The Company or one of its Subsidiaries has good and insurable fee title (or the equivalent in any applicable foreign jurisdiction) to each Owned Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). Neither the Company nor any of its Subsidiaries has received written notice of any Actions in eminent domain, condemnation or other similar Actions that are pending, and, to the Knowledge of the Company, there are no such Actions threatened, in each case, affecting any portion of the Owned Real Property. Neither the Company nor any of its Subsidiaries has granted any third party the right to use or occupy all or any portion of any Owned Real Property. The Owned Real Property and the improvements located thereon are in good operating condition, except for reasonable maintenance and repairs and ordinary wear and tear.

(b) Section 3.17(b) of the Company Disclosure Letter lists, as of the date of this Agreement, the address of each Leased Real Property along with each corresponding Company Lease. The Company or one of its Subsidiaries has a good and valid leasehold, subleasehold or license interest (as tenant, subtenant or licensee) in each Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances), subject to the terms of the applicable Company Lease. Neither the Company nor any of its Subsidiaries has received written notice of any Actions in eminent domain, condemnation or other similar Actions that are pending, and, to the Knowledge of the Company, there are no such Actions threatened, in each case, affecting any portion of the Leased Real Property. Neither the Company nor any of its Subsidiaries has granted any third party the right to use or occupy all or any portion of any Leased Real Property. Neither the Company nor one of its Subsidiaries has collaterally assigned or granted any other security interest in any Company Lease or any interest therein (other than Permitted Encumbrances).

(c) The Owned Real Property and the Leased Real Property comprise, in all material respects, all of the real property currently used in, or otherwise related to, the business of the Company.

SECTION 3.18. Contracts. (a) Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Material Contract. For purposes of this Agreement, “Material Contract” means any Contract (but, except for purposes of clause (xiii) below, excluding any Company Plan) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound that:

(i) is filed or required to be filed as an exhibit to the Company’s Annual Report on Form 10-K or is otherwise a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii) is a joint venture, partnership, co-investment, limited liability, strategic alliance or other similar arrangement, other than with respect to any partnership that is solely between or among the Company or any of its wholly owned Subsidiaries;

(iii) provides for (A) indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $1,000,000, other than indebtedness solely between or among any of the Company and its wholly owned Subsidiaries, (B) capital or finance lease obligations as determined under GAAP having an outstanding or committed amount in excess of $1,000,000 or (C) any interest rate, commodity or currency protection agreement or similar hedging agreement;

(iv) relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $5,000,000 that was entered into after March 1, 2022, excluding (A) acquisitions or dispositions of inventory in the ordinary course of business or (B) dispositions of assets or properties that are no longer used or useful in the conduct of business of the Company or its Subsidiaries;

(v) is entered into with a Top Customer;

(vi) is entered into with a Top Supplier;

(vii) is a Company Lease underlying Leased Real Property with annual rental payments in excess of $250,000;

(viii) obligates the Company to make any capital expenditure in an amount in excess of $1,500,000 individually or $2,000,000 in any calendar year;

(ix) is a settlement agreement or co-existence agreement imposing future limitations on the operation of Company or its Subsidiaries;

(x) is a Company Inbound License;

(xi) is a Company Outbound License;

(xii) provides for the development of any Intellectual Property Rights, independently or jointly, by or for the Company or any of its Subsidiaries, other than Employee Agreements;

(xiii) is a Collective Bargaining Agreement;

(xiv) contains provisions that (A) grant a “most favored nation” or other most favored treatment to any Person (including with respect to customer pricing), (B) prohibit, restrict or limit in any material respect the right or ability of the Company or any of its Subsidiaries to (1) compete in or conduct any line of business, in any market, with any other Person, or in any jurisdiction; or (2) acquire any product or other asset or any services, including with respect to any amount or proportion of or requirements for any of the foregoing, from any other Person, sell any product or other asset to or perform any services for any other Person, or otherwise transact business or deal in any other manner with any other Person; or (C) grant a right of exclusivity, a right of first refusal or a right of first negotiation other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 45 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;

(xv) provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company or its Subsidiaries’ standard forms previously made available to Parent;

(xvi) is a Contract with any Governmental Authority and that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xvii) is a Contract relating to an Affiliate Transaction; or

(xviii) provide for any Encumbrance on the assets of the Company or its Subsidiaries, whether tangible or intangible, to secure any obligations in an amount in excess of $1,000,000.

(b) Except (I) with respect to any Contract that has expired in accordance with its terms, been terminated, restated or replaced or (II) as would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole, (i) subject to the Bankruptcy and Equity Exception, (x) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and (y) is in full force and effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, (iii) neither the Company nor any of its Subsidiaries is in breach or default under any Material Contract and (iv) to the Knowledge of the Company, the counterparty under such Material Contract is not in breach or default thereof. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a material default or exercise any material remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any material grant or material rights or other material obligation under a Material Contract; or (D) give any Person the right to cancel, terminate or materially modify any Material Contract (other than Material Contracts that may be cancelled or terminated for convenience). Neither the Company nor any of its Subsidiaries has received from any Person party to a Material Contract any written notice or other communication regarding (1) any material violation or material breach of, or material default under, or the cancellation or termination of any Material Contract; or (2) any intent of such Person to terminate, not renew or materially modify or amend the terms of such Material Contract or otherwise materially reduce its business relationship with the Company and its Subsidiaries. Without limiting the foregoing, no Person is renegotiating, or has a right (or has asserted a right) pursuant to the terms of any Material Contract to renegotiate, any material amount paid or payable to the Company or any of its Subsidiaries under any Material Contract.

(c) As of the date hereof, the Company has made available to Parent true, correct and complete copies of the Material Contracts, including all amendments thereto.

(d) Section 3.18(d) of the Company Disclosure Letter sets forth (i) a list of the 10 largest customers of the Company and its Subsidiaries on a consolidated basis (together, the “Top Customers”), as measured by the dollar value of total sales to such Top Customers for the aggregate period starting on January 1, 2024 and ending on May 31, 2025; and (ii) a list of the 10 largest suppliers of the Company and its Subsidiaries on a consolidated basis (together, the “Top Suppliers”), as measured by the dollar value of total purchases from such suppliers for the aggregate period starting on January 1, 2024 and ending on May 31, 2025.

SECTION 3.19. Regulatory Matters.

(a) The Company and each of its Subsidiaries is, and since March 1, 2022 has been, in material compliance with all applicable Laws regulating the research, testing, formulation, development, manufacturing, processing, testing, labeling, packaging, advertising, importing, exporting, promotion, distribution or sale of drugs, medical devices, biologics, human cells, tissues, and cellular- and tissue-based products, or combination products in commerce, including the Federal Food, Drug, and Cosmetic Act (the “FDCA”), the Controlled Substances Act, the Fair Packaging and Labeling Act, the Federal Trade Commission Act, state and foreign analogs thereof, and any regulations promulgated thereto (collectively, “FDA Laws”).

(b) Each Company Product is being, and since March 1, 2022 has been, developed, manufactured, processed, tested, packaged, labeled, distributed, imported, exported, advertised, promoted, marketed and sold in material compliance with all applicable FDA Laws, including, but not limited to, those relating to investigational use, premarket clearance, registration and listing, marketing approval to market a Company Product, good manufacturing practices, quality systems regulations and requirements, ISO requirements, good clinical practices, good laboratory practices, good tissue practices, labeling, advertising, record keeping, and filing of required reports and security. Since March 1, 2022 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its

Subsidiaries, taken as a whole, prior to the Closing, neither the Company nor any of its Subsidiaries has received or will receive (as applicable) any written notice from the FDA or any other Governmental Authority, (i) contesting the investigational device exemption, premarket clearance or premarket approval of, the uses of or the labeling and promotion of any Company Products, or (ii) otherwise alleging any violation of Laws applicable to any Company Product.

(c) Since March 1, 2022, there have been no: (i) recalls (whether voluntary or involuntary), buy-backs, field notifications, field corrections, market withdrawals or replacements, investigator notices, “dear doctor” letters, safety alerts, or other notices or Actions with respect to any Company Product relating to an actual or alleged lack of safety, efficacy, or failure to comply with applicable Laws or (ii) seizures, injunctions, consent decrees, shutdowns, import or export prohibitions, notices of violation, warning or untitled letters, inspectional observations (including FDA Form 483), or other adverse events issued or taken by any Governmental Authority with respect to any Company Product or, to the Company’s Knowledge, any contract manufacturer, licensee or distributor of any Company Product, or any facility where any Company Product is developed, manufactured, distributed, processed, tested, labeled, or packaged. As of the date of this Agreement, no Company Product is under consideration by the Company or, to the Knowledge of the Company, by any Governmental Authority or other third party, for recall, buy-back, field correction, market withdrawal, or market replacement. Since March 1, 2022, neither the Company nor any of its Subsidiaries has, with respect to any Company Product, received any reports of any event or circumstance that would be classified as a “Serious Adverse Event”, as that term is defined under the FDCA and applicable regulations. The Company and its Subsidiaries have made available to Parent accurate summaries or complete copies of all material serious adverse event reports and periodic adverse event reports that have been received by the Company or any of its Subsidiaries since March 1, 2022.

(d) As to each Company Product for which a premarket notification submission under Section 510(k) of the FDCA, premarket approval application, premarket notification, investigational device exemption or similar state or foreign regulatory application has been granted, cleared or approved, the Company and its Subsidiaries are in material compliance with applicable Laws, including the FDCA, and specifically, 21 U.S.C. §§ 360 and 360e and 21 C.F.R. Parts 11, 803, 807, 812, 814 or 820, respectively, as applicable, and similar Laws and all terms and conditions of such applications.

(e) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, no Company Product (or article thereof) manufactured, sold, or distributed by the Company or any of its Subsidiaries is, or since March 1, 2022 has been, (i) adulterated or misbranded within the meaning of FDA Laws or (ii) a product that is in violation of 21 U.S.C. §§ 360 and 360e or similar Laws. There are not presently, and since March 1, 2022, there have not been, any material claims filed or threatened against the Company or any of its Subsidiaries alleging (A) death, illness, or property or bodily injury due to the exposure or use of any Company Product, or (B) breach of any duty to warn, test, inspect, or instruct of dangers with respect to any Company Product.

(f) All advertising, marketing, or promotional materials of the Company and its Subsidiaries with respect to the Company Products (including, for the avoidance of doubt, any claims made in such materials about the safety or efficacy of any Company Product made by the Company, any Subsidiary of the Company, or any third party with whom the Company or any of its Subsidiaries has had a contractual or agency relationship) are, and since March 1, 2022, have been, in material compliance with FDA Laws and other applicable Laws relating to consumer protection or false or deceptive advertising or marketing practices. For each claim made about any Company Product that requires adequate substantiation under applicable Laws so as to render such claim not false or misleading, the Company and its Subsidiaries possess such substantiation.

(g) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, since March 1, 2022, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee, agent or distributor of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Since March 1, 2022 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, prior to the Closing, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has been or will be (as applicable), or received or will receive (as applicable) written notice of action or threat of action to be, convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Since March 1, 2022 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, prior to the Closing, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has been or will be (as applicable), or received or will receive (as applicable) written notice of action or threat of action to be, convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Law.

(h) Since March 1, 2022 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, prior to the Closing, neither the Company nor any of its Subsidiaries has received or will receive (as applicable) any written notice that the FDA or any other Governmental Authority has (i) commenced, or threatened to initiate, any Action to withdraw its investigational device exemption, premarket clearance or premarket approval or request the recall or market withdrawal of any Company Product, or (ii) commenced, or threatened to initiate, any Action to enjoin the manufacture or distribution of any Company Product produced at any facility where any Company Product is manufactured, tested, processed, packaged or held for sale.

(i) Each of the Company and its Subsidiaries is, and since March 1, 2022, has been, in material compliance with: (i) laws, regulations and guidance pertaining to state and Federal Anti-Kickback Statutes (42 U.S.C. §§ 1320a-7b(b), et seq. and their implementing regulations) and the related Safe Harbor Regulations; (ii) laws, regulations and guidance pertaining to submission of false claims to governmental or private health care payors (31 U.S.C. §§ 3729, et seq. and its implementing regulations); and (iii) transparency laws and regulations (including The Physician Payments Transparency Requirements of the Patient Protection and Affordable Care Act of 2010 (codified at 42 U.S.C. § 1320a-7h) and its implementing regulations) relating to reporting of direct or indirect payments and transfers of value provided to physicians and teaching hospitals and all similar state laws and regulations, including, without limitation, Chapter 111N of the General Laws of the Commonwealth of Massachusetts and the Vermont statute at 18 Vt. Stat. Ann. Tit. 18, § 4631a.

(j) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there are no Actions or governmental, regulatory or administrative investigations, audits, inquiries or actions, or any facts, circumstances or conditions that would reasonably be expected to form the basis for any Action or governmental, regulatory or administrative investigation, audit, inquiry or action, against or affecting the Company or any of its Subsidiaries relating to or arising under (i) the FDCA and the regulations of the FDA promulgated thereunder or similar Laws, (ii) the Public Health Service Act of 1944, (iii) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services or similar Laws or (iv) applicable Laws relating to government health care programs, private health care plans or the privacy and confidentiality of patient health information, including United States federal and state Laws pertaining to the Medicare and Medicaid programs, United States federal and state Laws applicable to health care fraud and abuse, kickbacks, physician self-referral, false claims made to a Governmental Authority or government or private health care program, and United States federal or state Laws pertaining to contracting with the government and similar Laws.

(k) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has obtained and maintained in full force and effect all Permits required under FDA Laws, including all premarket approval applications, premarket notifications, biologic approvals, investigational drug or device exemptions, or similar state or foreign regulatory applications (such Permits, the “Regulatory Permits”), necessary to research, formulate, develop, manufacture, process, test, label, package, distribute or sell the Company Products to carry on its business and operations as presently conducted. Since March 1, 2022, there has occurred no material default under, or violation of, any such Regulatory Permit. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Regulatory Permit.

(l) Neither Company nor any Subsidiary of the Company is a “Covered Entity”, as that term is defined in 45 C.F.R. § 160.103. The Company and its Subsidiaries are not in breach, default, or violation in any material respect of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology for Economic and Clinical Health Act or any applicable state Laws relating to the confidentiality of “protected health information.” To the extent required under HIPAA, the Company and its Subsidiaries are party to compliant business associate agreements with all appropriate parties.

(m) Healthcare Compliance.

(i) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and each of its Subsidiaries hold all Permits relating to the development, manufacture, commercialization, storage, labeling, packaging, marketing, promotion, supply, lease, research, clinical study, import and export, distribution, sale, provision, use and/or administration of, and/or payment for, any Company Products required to be obtained under Healthcare Laws (collectively herein, “Product Development and Commercialization Activities”) and (B) all such Permits are (x) legally and beneficially owned exclusively by the Company or its Subsidiary, as applicable, free and clear of all Encumbrances other than Permitted Encumbrances, and (y) as applicable, validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority.

(ii) The Company and each of its Subsidiaries is, and since March 1, 2022 has been, in compliance in all material respects with all applicable Healthcare Laws with respect to the Company Products and all Product Development and Commercialization Activities related thereto (including the requirements of Third Party Payor Programs) and all Permits required under Healthcare Laws.

(iii) There are no governmental investigations, internal investigations, subpoenas, investigative demands, notices or other correspondence from a Governmental Authority involving and/or related to the Company’s, any of its Subsidiaries’, or an Affiliate of the Company or any of its Subsidiaries’ failure to comply with Healthcare Laws.

(iv) None of the Company, any Subsidiary of the Company, nor any Affiliate of the Company, nor any owner, officer, director, partner, administrative agent, employee or Person who is a “person with a direct or indirect ownership or control interest” or is a “managing employee” (as those terms are defined in 42 C.F.R. § 420.201) in the Company or any of its Subsidiaries, is or since March 1, 2022 has been (or, has been threatened to be) (A) excluded from any Third Party Payor Program pursuant to 42 U.S.C. §1320a-7 and related regulations, (B) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable Laws or regulations, (C) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the General Services Administration’s System for Award Management list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (D) made a party to any other Action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any applicable Laws.

(v) None of the Company, any of its Subsidiaries, or any Affiliate thereof, is a party to, or bound by, any corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement or other material agreement with any Governmental Authority concerning such Person’s non-compliance with applicable Healthcare Laws.

(vi) The Company and each of its Subsidiaries holds all Third Party Payor Authorizations necessary to participate in and be reimbursed by all Third Party Payor Programs in which they participate, in each case except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. There is no material investigation, audit, claim review, or other Action pending or, to the Knowledge of the Company, threatened, which could result in a suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Third Party Payor Authorization or result in the Company’s, any of its Subsidiaries’, or an Affiliate of the Company’s or any of its Subsidiaries’ exclusion from any Third Party Payor Program.

(vii) As applicable to the Company, each of its Subsidiaries, and the Company Products, the Company, each of its Subsidiaries, and each Affiliate of the Company has the requisite power and approval to bill Medicare (to the extent such Person participates in Medicare), the respective Medicaid program in the state or states in which such Person operates (to the extent such Person participates in the Medicaid program in such state or states), and all other commercial payor programs that such Company, its Subsidiary, or Affiliate of the Company or its Subsidiary currently bills, in each case except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. There is no material investigation, audit, claim review, or other Action pending with respect to Company, any of its Subsidiaries, or Affiliate of the Company or its Subsidiary, to the Knowledge of Company, threatened in writing which would reasonably be expected to result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any provider number issued to the Company, any of its Subsidiaries, or any Affiliate of the Company or any of its Subsidiaries or result in the exclusion of Company, any of its Subsidiaries, or any Affiliate of the Company or any of its Subsidiaries from Medicare or Medicaid, nor is there any material Action pending or, to the Knowledge of the Company, threatened in writing, pursuant to which any Governmental Authority seeks to impose material sanctions with respect to the Company or any of its Subsidiaries.

(viii) (A) The Company and its Subsidiaries do not practice medicine or dentistry, nor do any activities of the Company or its Subsidiaries require the Company or such Subsidiary to operate as a professional corporation, licensed clinic, or other entity legally authorized to practice dentistry or medicine and (B) no activities of the Company or any of its Subsidiaries require the Company or such Subsidiary to register as a dental services organization under the Laws of any state, including, without limitation, Chapter 73 of the Texas Business & Commerce Code and the Texas Secretary of State’s administrative rules found at 1 Tex. Admin. Code Ch. 98.

(ix) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, all discounts or rebates provided by the Company or any of its Subsidiaries to any customer or other third party have fully complied with all Laws, including all Healthcare Laws and the provisions of 42 C.F.R. § 1001.952(h), as applicable.

(n) Anti-Corruption. The Company and each of its Subsidiaries is and has been in material compliance with all applicable Laws relating to the prevention of corruption or bribery (including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Anti-Kickback Act of 1986, as amended, and the UK Bribery Act 2010, and any other applicable Laws of similar effect promulgated, enforced, or administered by any Governmental Authority in the jurisdictions applicable to the Company or its Subsidiaries (collectively “Anti-Corruption Laws”)) since March 1, 2022. Neither the Company nor any of its Subsidiaries has: (i) used any corporate funds (A) to make any unlawful payment to any government official or employee (including unreported political contributions), or (B) to establish or maintain any unlawful or unrecorded fund or account of any nature; (ii) made any unlawful payment to any Person, or unlawfully provided anything of value (whether as property, services, or in any other form) to any Person, for the purposed of obtaining an improper business advantage; or (iii) agreed, committed, or offered to undertake any of the foregoing actions. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Anti-Corruption Laws.

(o) Anti-Money Laundering. The Company and each of its Subsidiaries is and has been in compliance with all applicable U.S. and other Laws related to terrorism or money laundering since March 1, 2022, including (i) the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. §§ 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA PATRIOT Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079) and (iv) any other enabling legislation, executive order or regulations issued pursuant or relating thereto applicable to Company and any of its Subsidiaries (collectively “Anti-Money Laundering Laws”). There is no Action pending or threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Anti-Money Laundering Laws.

(p) International Trade Compliance.

(i) The Company and each of its Subsidiaries is and has been in compliance with all applicable U.S. and other applicable economic sanctions and export control Laws since March 1, 2022, including (A) the Export Administration Regulations, 15 C.F.R. §§ 730-774; (B) the Arms Export Control Act, 22 U.S.C. § 2778, and the corresponding International Traffic in Arms Regulations; (C) the economic sanctions Laws and regulations enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part 500 et seq., and the U.S. Department of State; (D) the anti-boycott regulations, guidelines, and reporting requirements under the Export Administration Regulations and Section 999 of the Code; and (E) any other economic sanctions or export control Laws applicable to Company and any of its Subsidiaries (collectively “Export Control Laws”). There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Export Control Laws.

(ii) The Company and each of its Subsidiaries is and has been in compliance with all applicable U.S. and other applicable Laws governing the classification, valuation, duties, origination, and marking of foreign-origin products imported into the United States and other relevant jurisdictions (collectively “Customs Laws”), as well as any similar requirements imposed under bilateral or multilateral Free Trade Agreements to which the United States is a party (“FTAs”) since March 1, 2022. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Customs Laws.

SECTION 3.20. Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed SEC Documents or (b) any Company Plans, Section 3.20 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any (x) present executive officer or director of the Company, (y) Person that, to the Knowledge of the Company, is the record or beneficial owner of more than 5% of the shares of Company Common Stock as of the date of this Agreement or (z) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any of its Subsidiaries), on the other hand (such transactions, “Affiliate Transactions”).

SECTION 3.21. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof and all premiums and other payments due on such insurance policies have been paid by the Company and its Subsidiaries, as applicable, (c) no written notice of cancelation or modification has been received other than in connection with renewals in the ordinary course of business and (d) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured under such insurance policies. There are no material claims pending under any of the insurance policies for which coverage has been denied or disputed by the applicable insurance carrier or for which a carrier has provided a notice of reservation of rights. The Company has made available to Parent all material insurance policies (or, if such policies have not been issued as of the date hereof, insurance binders in respect of such policies) maintained by the Company or any of its Subsidiaries.

SECTION 3.22. No Rights Agreement; Anti-Takeover Provisions. (a) As of the date hereof, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b) Assuming the accuracy of the representations and warranties set forth in Section 4.11 [ownership of equity of the Company], as a result of the approval by the Board of Directors of the Company referred to in Section 3.03(b), no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law (each, a “Takeover Law”) applies or will apply to the Company pursuant to this Agreement or the Merger Transactions.

SECTION 3.23. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion (or an oral opinion to be confirmed in writing) of Centerview Partners LLC (“Centerview”) to the effect that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than (a) shares of Company Common Stock owned by the Company as treasury shares, (b) shares of Company Common Stock held by Parent or MergerCo, (c) Appraisal Shares and (d) any shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or MergerCo.

SECTION 3.24. Brokers and Other Advisors. Except for Centerview, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent or its Representatives true and complete copies of all agreements between the Company and Centerview relating to the Merger or the consummation of the Transactions.

SECTION 3.25. No Other Parent and MergerCo Representations or Warranties. Except for the representations and warranties made by Parent and MergerCo in Article IV, the Company (for itself and on behalf of its Representatives) hereby acknowledges that neither Parent, MergerCo nor any other Person (a) have made or are making, and each of the Company and its Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to Parent, MergerCo or any of their respective Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding Parent, MergerCo or any of their respective Subsidiaries, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by the Company or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to the Company or any of its Representatives resulting from the delivery, dissemination or any other distribution to the Company or its Representatives (in any form whatsoever and through any medium whatsoever), or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives. The Company hereby acknowledges (for itself and on behalf of its Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Parent and MergerCo and, in making its determination to proceed with the Transactions, the Company and its Representatives have relied on the results of their own independent investigation and the representations or warranties set forth in Article IV.

ARTICLE IV

Representations and Warranties of Parent and MergerCo

Parent and MergerCo jointly and severally represent and warrant to the Company:

SECTION 4.01. Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and MergerCo is a corporation duly incorporated, validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. Each of Parent and MergerCo has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of Parent’s and MergerCo’s certificates of incorporation, bylaws or comparable governing documents, as applicable, each as amended to the date of this Agreement and such documents are in full force and effect and neither Parent nor MergerCo is in violation of any of the provisions in such documents in any material respect.

SECTION 4.02. Authority; Noncontravention. (a) Each of Parent and MergerCo has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The Board of Directors of Parent has unanimously adopted resolutions (i) determining that it is in the best interests of Parent and its stockholders, and declaring it advisable, that Parent enter into this Agreement and consummate the Transactions and (ii) approving this Agreement and the consummation of the Transactions, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn. The Board of Directors of MergerCo has unanimously adopted resolutions (i) determining that it is in the best interests of MergerCo and its stockholder, and declaring it advisable, that MergerCo enter into this Agreement and consummate the Transactions, (ii) approving this Agreement and the consummation of the Transactions, including the Merger, (iii) recommending that MergerCo’s stockholder adopt this Agreement and (iv) directing that this Agreement and the Transactions be submitted for consideration at a meeting or by unanimous written consent of MergerCo’s stockholder, which resolutions have not been subsequently rescinded, modified or withdrawn. No vote of holders of capital stock or other equity interests of Parent is necessary to approve this Agreement or the consummation by Parent and MergerCo of the Merger and the other Transactions. Parent, as the sole stockholder of MergerCo, will approve this Agreement and the Transactions immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.02(a), no other corporate action (including any stockholder vote or other action) on the part of Parent or MergerCo is necessary to authorize the execution, delivery and performance by Parent and MergerCo of this Agreement and the consummation by Parent and MergerCo of the Transactions. This Agreement has been duly executed and delivered by Parent and MergerCo and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and MergerCo, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. No Takeover Laws apply or will apply to Parent or MergerCo pursuant to this Agreement or the Transactions.

(b) Neither the execution and delivery of this Agreement by Parent and MergerCo, nor the consummation by Parent or MergerCo of the Transactions, nor performance or compliance by Parent or MergerCo with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or MergerCo or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 4.03 are obtained prior to the Effective Time and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to Parent, MergerCo or any of their respective Subsidiaries or (y) contravene, conflict with, breach, violate or constitute a default under (or constitute an event that, with or without the filing of notice or the lapse of time or both, would breach, violate or constitute a default under), or result in or permit the termination, cancellation, triggering, acceleration or other change of any right or obligation or the loss of any benefit to which Parent, MergerCo or any of their respective Subsidiaries is entitled or require any consent or other action by any Person or require any notice under (whether with or without the filing of notice or the lapse of time or both), any material Contract to which Parent, MergerCo or any of their respective Subsidiaries are a party or material Permit held by Parent, MergerCo or any of their respective Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.03. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of NASDAQ, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (d) filings required under, and compliance with other applicable requirements of the HSR Act or any other Antitrust Laws, (e) filings required under, and compliance with other applicable requirements of the HSR Act or any other Antitrust Laws and (f) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and MergerCo, the performance by Parent and MergerCo of their respective obligations hereunder and the consummation by Parent and MergerCo of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.04. Ownership and Operations of MergerCo. Parent owns beneficially and of record all of the outstanding shares of MergerCo, free and clear of all Encumbrances. MergerCo was formed solely for the purpose of engaging in the Transactions, has no liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions and, prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

SECTION 4.05. Financing.

(a) Parent has delivered to the Company true, complete and correct copies of (i) the executed debt commitment letter, dated as of the date hereof, from the Debt Financing Sources party thereto (as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with the terms of this Agreement, and including all annexes, exhibits, schedules and other attachments thereto, the “Debt Commitment Letter”), pursuant to which such Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide debt financing to MergerCo in the aggregate amounts set forth therein for the purposes of funding a portion of the Financing Uses (the “Debt Financing”), and (ii) the executed equity commitment letter, dated as of the date hereof, from the Equity Commitment Party (including all annexes, exhibits, schedules and other attachments thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), pursuant to which the Equity Commitment Party has committed, subject to the terms and conditions set forth therein, to provide equity financing to Parent in the aggregate amount set forth therein for the purposes of funding the Financing Uses (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

(b) Parent has also delivered to the Company true, complete and correct copies of any fee letters related to the Debt Commitment Letter, subject, in the case of each such fee letter, to redaction solely of fee amounts and other economic terms and “market flex” provisions (if any), which such redactions shall be made in a manner customary for transactions of this type, and none of which redactions shall cover terms that could (i) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries), (ii) impose any new adverse condition or contingency or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing or (iii) adversely affect the enforceability, availability or termination of the Debt Financing.

(c) As of the date of this Agreement, (i) none of the Commitment Letters in the form delivered to the Company have been amended, supplemented or modified and (ii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect and, to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated. Except for the fee letters referred to in clause (b) above and customary engagement letters and fee credit letters with respect to the Debt Financing (none of which (x) reduces the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries), (y) imposes any new condition or contingency or otherwise adversely amends, modifies or expands any conditions precedent to the Debt Financing or (z) adversely affects the enforceability, availability or termination of the Debt Financing), there are no side letters, Contracts or other arrangements or understandings to which Parent, MergerCo or any of their Affiliates is a party related to the funding or investing, as applicable, of the Financing or the other Transactions other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof.

(d) The Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and MergerCo, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, except, in each case, as such enforceability may be limited by the Bankruptcy and Equity Exception. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing (including pursuant to any “market flex” provisions in any fee letters), other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent, MergerCo or, to Parent’s Knowledge any other party thereto under any of the Commitment Letters, (ii) constitute a failure to satisfy a condition on the part of Parent, MergerCo or, to Parent’s Knowledge, any other party thereto under any of the Commitment Letters or (iii) result in any portion of the amounts to be funded or invested in accordance with the Commitment Letters being unavailable on the Closing Date.

(e) As of the date of this Agreement, assuming the satisfaction or waiver of conditions to Parent’s and MergerCo’s obligations to consummate the Merger, Parent has no reason to believe that it or any of the other parties to the Commitment Letters will be unable to satisfy on a timely basis any term or condition of the Commitment Letters required to be satisfied by it or any such other party, as applicable, that the conditions thereof will not otherwise be satisfied or that the full amount of the Financing will not be made available to Parent in full on or prior to the Closing Date. Assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, Parent and MergerCo will have on the Closing Date funds sufficient to (i) pay the aggregate Merger Consideration and the other payments under Article II, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and MergerCo in connection with the Merger and the Financing, (iii) prepay or repay any outstanding indebtedness of the Company or its Subsidiaries required to be prepaid or repaid in connection with the Transactions and (iv) satisfy all of the other payment obligations of Parent and MergerCo contemplated hereunder (clauses (i) through (iv), the “Financing Uses”).

(f) In no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or MergerCo hereunder.

(g) Notwithstanding anything to the contrary contained herein, the Company agrees that an inaccuracy of the representation and warranty in this Section 4.05 shall not result in the failure of a condition precedent to its obligations under this Agreement if (notwithstanding such inaccuracy) Parent is willing and able to consummate the transactions contemplated by this Agreement on the Closing Date on the terms set forth herein.

SECTION 4.06. Solvency. Neither Parent nor MergerCo is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger and the accuracy of the representations and warranties of the Company set forth in Article III, and after giving effect to the Transactions and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Commitment Letters, payment of all amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Equity-Based Awards under this Agreement), and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the applicable Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person and its Subsidiaries, taken as a whole, will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person and its Subsidiaries, taken as a whole, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries, taken as a whole, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date and (c) such Person and its Subsidiaries, taken as a whole, will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or any combination thereof, to meet its obligations as they become due.

SECTION 4.07. Certain Arrangements. There are no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) between Parent, MergerCo or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors or any beneficial owner of shares of Company Common Stock, on the other hand, (a) that relate in any way to the Company or any of its businesses or Subsidiaries (including those businesses and Subsidiaries following the Closing) or the Transactions (including as to continuing employment or equity roll-over) or (b) pursuant to which any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger or agrees to vote against or otherwise oppose any Superior Proposal.

SECTION 4.08. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, MergerCo or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.09. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or MergerCo for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is first sent or given to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and MergerCo make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 4.10. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent and MergerCo, threatened Action or, to the Knowledge of Parent and MergerCo, any investigation by any Governmental Authority, in each case by or against Parent or MergerCo, any of their Affiliates or any of their respective properties or assets or (b) outstanding Judgment imposed upon or affecting Parent or MergerCo, any of their Affiliates, in each case, by or before any Governmental Authority.

SECTION 4.11. Ownership of Equity of the Company. Neither Parent nor MergerCo nor any of their Affiliates own any shares of Company Common Stock or are or have been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company since the three years prior to the date hereof.

SECTION 4.12. Competing Businesses. As of the date of this Agreement, neither Parent nor MergerCo nor any of their Affiliates is party to any agreement to effect, nor in discussions or negotiations regarding, any merger, acquisition or similar transaction involving any Person or business that competes with the Company.

SECTION 4.13. No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in Article III, Parent and MergerCo (each for itself and on behalf of its Representatives) hereby acknowledge that neither the Company nor any other Person (a) have made or are making, and each of Parent, MergerCo and their respective Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, MergerCo or any of their respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by Parent, MergerCo or any of their respective Representatives or (b) will have or be subject to any liability or indemnification obligation to Parent, MergerCo or any of their respective Representatives resulting from the delivery, dissemination or any other distribution to Parent, MergerCo or any of their respective Representatives (in any form whatsoever and through any medium whatsoever), or the use by Parent, MergerCo or any of their respective Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to Parent, MergerCo or any of their respective Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal, in person, by phone, through video or in any other format), in anticipation or contemplation of any of the Transactions. Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Representatives) that they have conducted, to their satisfaction, their own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making their determination to proceed with the Transactions, each of Parent, MergerCo and their respective Representatives have relied on the results of their own independent investigation and the representations or warranties set forth in Article III.

SECTION 4.14. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and

MergerCo and their respective Representatives, the negotiations of this Agreement or the course of the Transactions, Parent, MergerCo and their respective Representatives have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Representatives) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and MergerCo are familiar, that Parent and MergerCo (each for itself and on behalf of its Representatives) are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent, MergerCo and their respective Representatives have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or, except for the representations and warranties expressly set forth in Article III, any rights hereunder with respect thereto.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01. Conduct of Business. (a) Except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), (i) the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to carry on its and their business in the ordinary course of business and (ii) to the extent consistent with the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to (A) preserve substantially intact the goodwill, current business organizations and material assets, properties and Contracts of the Company and its Subsidiaries, (B) keep available the services of its current officers and key employees and (C) preserve substantially intact the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, Governmental Authorities and other persons with whom, in each case, the Company or any of its Subsidiaries has material business relations; provided that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by Section 5.01(b) shall be deemed to be a breach of this Section 5.01(a) unless such action would constitute a breach of Section 5.01(b).

(b) Except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to:

(i) other than transactions solely between and among the Company and its wholly owned Subsidiaries, issue, sell, distribute, assign, transfer, grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests); provided that the Company may issue shares of Company Common Stock or other securities pursuant to (A) the exercise or settlement (as applicable) of Equity-Based Awards outstanding as of the date hereof under the Equity Plans or granted after the date of this Agreement in a manner not in violation of this Agreement, and (B) obligations under the Company ESPP, in the case of each of clauses (A) and (B), in accordance with the Equity Plan, the award agreement for the terms of such Equity-Based Award or the Company ESPP, as applicable;

(ii) other than transactions solely between or among the Company and its wholly owned Subsidiaries, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or rights of any kind to purchase any shares of its capital stock or other equity or voting interests) (other than pursuant to (A) the forfeiture of, or withholding of Taxes with respect to, Equity-Based Awards in accordance with their terms or (B) the purchase of shares of Company Common Stock under the Company ESPP in accordance with the terms thereof);

(iii) other than transactions solely between or among the Company and its wholly owned Subsidiaries, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(iv) split, combine, subdivide, recapitalize, reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

(v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger), except for the liquidation or dissolution of any dormant wholly owned Subsidiary;

(vi) incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, incur any capital or finance lease obligations as determined under GAAP (collectively, “Indebtedness”), except for (A) intercompany Indebtedness between or among the Company and its wholly owned Subsidiaries, (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business and consistent with past practice, (C) Indebtedness incurred in connection with the renewal, extension or refinancing of any Indebtedness or revolving facility or line of credit existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder in an amount not to exceed the outstanding principal amount of such Indebtedness as in effect on the date of this Agreement and (D) additional Indebtedness incurred after the date of this Agreement in an aggregate principal amount not to exceed $10,000,000;

(vii) enter into any swap or hedging transaction or other derivative agreements, except for (A) any such transaction or agreement entered into in the ordinary course of business, (B) any such transaction or agreement related to any Indebtedness or revolving facility or line of credit existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder and (C) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on the date of this Agreement or permitted to be entered into hereunder;

(viii) make any loans, capital contributions or advances (other than accounts receivable in the ordinary course of business) to any Person other than solely between or among the Company and wholly owned Subsidiaries of the Company;

(ix) sell or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets (excluding Intellectual Property Rights), except (A) transfers, sales or leases solely between or among the Company and its wholly owned Subsidiaries, (B) ordinary course dispositions of properties or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (C) leases or licenses of real property owned by the Company or its Subsidiaries, and subleases or licenses of real property leased by the Company or its Subsidiaries, in each case, in the ordinary course of business, (D) sales or leases in the ordinary course of business and (E) sales or leases of properties or assets for consideration not to exceed $500,000 individually or $2,500,000 in the aggregate;

(x) (A) transfer, sell, lease, license, subject to an Encumbrance (other than a Permitted Encumbrance), cancel, abandon, fail to maintain or allow to lapse or expire (including by failure to pay the required fees in any jurisdiction) any Owned Company Intellectual Property, except for the disposal of any Registered Company Intellectual Property at the end of its statutory life; or (B) intentionally fail to maintain any material Trade Secrets included in the Owned Company Intellectual Property, or intentionally disclose any material Trade Secrets included in the Owned Company Intellectual Property to a third party other than pursuant to a written confidentiality agreement that requires each such Person to protect the confidentiality of such information;

(xi) take any action that would trigger the release of the source code of any material Company Software to a third party who is not an employee, officer, or director of the Company or any of its Subsidiaries who needs such source code to perform his or her job duties or a consultant or contractor of the Company or any of its Subsidiaries performing services for the Company or such Subsidiary pursuant to a written agreement containing confidentiality and non-use restrictions related to Company Software and who has been provided with access to such source code solely to perform services for the Company or such Subsidiary;

(xii) grant any Encumbrance (other than a Permitted Encumbrance) on any of its material assets or securing indebtedness for borrowed money other than (A) to secure Indebtedness and other obligations permitted under Section 5.01(b)(vi) or (B) solely to the Company or to a wholly owned Subsidiary of the Company;

(xiii) make any acquisition (including by merger) of the capital stock or, except any acquisition of inventory in the ordinary course of business, a material portion of the assets of any other Person or business, or division thereof, if the aggregate amount of consideration paid by the Company and its Subsidiaries in connection with all such transactions would exceed $10,000,000;

(xiv) except as required pursuant to the terms of any Company Plan or Collective Bargaining Agreement, in each case, in effect on the date of this Agreement, (1) increase the compensation or benefits of any current or former director, officer, employee or individual independent contractor, pay any special bonus or special remuneration to any former or current director, officer, employee or individual independent contractor (other than any increase in annual base salary or annual wage rate adopted in the ordinary course of business in respect of the compensation of any non-officer employee or individual independent contractor, in each case, whose annual cash base compensation does not exceed $210,000 after giving effect to such increase), (2) grant any material increase in, or enter into or amend in any material respect any agreement or arrangement providing for, change in control, severance, retention or termination pay, (3) establish, adopt, enter into, terminate or amend in any material respect any Collective Bargaining Agreement or Company Plan, (4) take any action to accelerate the vesting, time of payment or funding of, or waive any performance or vesting criteria applicable to, any bonus, equity or equity-based award or other compensation or benefit, (5) hire, engage or terminate (other than for cause, as determined by the Company consistent with past practice) the employment or engagement of, any director, officer, employee or independent contractor, other than hirings and terminations in the ordinary course of business of non-officer employees or independent contractors with an annual base salary or annualized wage rate (as applicable) that does not exceed $210,000, or (6) make any change in the key management structure of the Company or its Subsidiaries;

(xv) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee;

(xvi) recognize or certify any labor union, labor organization, works council or group of employees of the Company or any of its Subsidiaries as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xvii) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), the Financial Accounting

Standards Board or any similar organization, (B) by any applicable Law, including Regulation S-X, or (C) by any Governmental Authority;

(xviii) make, change or revoke any material Tax election, adopt or change any Tax accounting method or change any Tax accounting period, settle, contest or compromise any material Tax claim or assessment, or enter into any closing agreement with any Governmental Authority regarding any material Tax;

(xix) amend the Company Charter Documents or amend in any material respect the comparable organizational documents of any Subsidiary of the Company;

(xx) settle any material pending or threatened Action against the Company or any of its Subsidiaries (or any of their respective officers, directors or employees, in their capacity as officers, directors or employees), other than settlements of any pending or threatened Action (A) in which the Company or any of its Subsidiaries is named as a nominal defendant, (B) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of the Balance Sheet Date included in the Filed SEC Documents for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (C) for an amount not in excess of $500,000 individually or $2,000,000 in the aggregate; provided that no settlement of any pending or threatened Action may involve (x) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its Subsidiaries, taken as a whole or (y) any admission of wrongdoing by the Company or its Subsidiaries;

(xxi) (A) terminate, cancel, extend, renew, materially modify or amend or grant any material consent or material waiver under any Material Contract, other than any extension or renewal in the ordinary course of business on substantially the same terms, or (B) enter into any Contract that would have been a Material Contract under Section 3.18(a)(ii) or Section 3.18(a)(xiv) had it been entered into prior to the date of this Agreement;

(xxii) make or authorize any capital expenditures that are not included in the budget set forth on Section 5.01(b)(xxii) of the Company Disclosure Letter, other than capital expenditures of less than $500,000 individually or $2,000,000 in the aggregate;

(xxiii) enter into any new line of business, or discontinue any line of business conducted as of the date hereof, in each case, that is material to the Company and its Subsidiaries, taken as a whole; or

(xxiv) commit or agree, in writing or otherwise, to take any of the foregoing actions.

(c) Nothing contained in this Agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

SECTION 5.02. Solicitation; Change in Recommendation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until midnight, New York City time, on August 29, 2025 (i.e., one minute after 11:59 p.m., New York City time, on August 28, 2025) (the “Go-Shop Period”), which may be extended by the Go-Shop Extension, the Company and its Subsidiaries and their respective Representatives shall have the right to directly or indirectly: (i) initiate, solicit, facilitate and encourage, whether publicly or otherwise, Takeover Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a Takeover Proposal), including by way of providing access to non-public information pursuant to one or more Acceptable Confidentiality Agreements; provided that the Company shall provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives prior to, or substantially concurrently with, the time it is provided to such Person; and (ii) enter into, engage in and maintain discussions or negotiations with any Persons or groups of Persons with respect to Takeover Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to a Takeover Proposal) and otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations. The Company may extend the Go-Shop Period with respect to one or more Excluded Parties by written notice to Parent for a period of time not to exceed five calendar days in order to continue to engage in the activities described in this Section 5.02(a) with such Excluded Parties (the “Go-Shop Extension”).

(b) Except (x) as permitted by this Section 5.02 or (y) as may relate to any Excluded Party (for as long as such Person or group of Persons is an Excluded Party) until the expiration of the Go-Shop Extension (if any), the Company shall and shall cause each of its Subsidiaries and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its and their respective other Representatives retained by it or them and acting on its or their behalf to, (i) immediately after the termination of the Go-Shop Period (the “No-Shop Period Start Date”), (A) immediately cease any solicitation, discussions or negotiations that may be ongoing with respect to a Takeover Proposal, (B) request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person, (C) cease providing any further non-public information with respect to the Company or any Takeover Proposal to any such Person or its Representatives and financing sources and (D) terminate all access granted to any such Person and its Representatives to any physical or electronic data room and (ii) from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (A) initiate, solicit, cause or knowingly encourage (including by way of furnishing non-public information) or otherwise knowingly assist the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any Person of the provisions of this Section 5.02) a Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal, (C) furnish to any other Person any non-public information or afford any Person with access to the business, employees, officers, Contracts, properties, assets or books and records of the Company and its Subsidiaries, in each case in connection with, or for the purpose of, knowingly encouraging or knowingly assisting a Takeover Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a Takeover Proposal, (E) waive the applicability of all or any portion of any anti-takeover Laws in respect of any Person (other than Parent and its Affiliates) or (F) resolve or agree to take any of the foregoing actions. No later than 24 hours after the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Excluded Party and provide Parent with a copy of the Takeover Proposal and any related documents (provided that any fee letters that are customarily redacted with respect thereto may be redacted) submitted by such Person. Notwithstanding the commencement of the obligations of the Company under this Section 5.02(b) on the No-Shop Period Start Date, the parties hereto agree that the Company and its Subsidiaries and their respective Representatives may continue to engage in the activities described in clauses (i) and (ii) of Section 5.02(a) with respect to each Excluded Party (for as long as any such Person or group of Persons is an Excluded Party) on and after the No-Shop Period Start Date until the expiration of the Go-Shop Extension (if any), including with respect to any amended or revised proposal submitted by such Excluded Party on or after the No-Shop Period Start Date. From the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors of the Company (or any committee thereof) (unless the Board of Directors of the Company has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law). The Company agrees that any violation of the restrictions set forth in this Section 5.02(b) by any of its Representatives shall be deemed a breach of this Section 5.02(b) by the Company.

(c) Notwithstanding anything contained in Section 5.02(b) or any other provision of this Agreement to the contrary (and without limiting the Company’s rights hereunder with respect to Excluded Parties until the expiration of the Go-Shop Extension (if any)), if at any time on or after the No-Shop Period

Start Date and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide written Takeover Proposal after the date of this Agreement that has not been withdrawn, which Takeover Proposal did not result from any breach of this Section 5.02, (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons making such Takeover Proposal or its or their Representatives to clarify (but not negotiate) the terms and conditions thereof or to notify such Person or group of Persons or its or their Representatives and financing sources of the provisions of this Section 5.02 and (ii) if the Board of Directors of the Company or any duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal and the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take the actions contemplated by this Section 5.02(c) would be inconsistent with its fiduciary duties pursuant to applicable Law, then the Company and any of its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and its or their respective Representatives and financing sources; provided that the Company shall provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives prior to, or substantially concurrently with, the time it is provided to such Person, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal and its or their Representatives and financing sources. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.02(c), including any public announcement that the Company or the Board of Directors of the Company has made any determination contemplated under this Section 5.02(c) to take or engage in any such actions, shall not constitute an Adverse Recommendation Change or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.01.

(d) Except as may relate to any Excluded Party (for as long as such Person or group of Persons is an Excluded Party) until the expiration of the Go-Shop Extension (if any), following the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company shall promptly (and in any event within 24 hours) notify Parent in the event that a Takeover Proposal is received by, any non-public information for the purpose of making a Takeover Proposal is requested from, or any discussions or negotiations with respect to a Takeover Proposal are sought to be initiated or continued with, the Company or, to the Knowledge of the Company, any of its Representatives. Such notice must include (i) a reasonably detailed summary of the material terms and conditions of any such Takeover Proposal, (ii) the identity of the Person or group of Persons making such offers, requests or proposals and (iii) copies of all material documents relating to such Takeover Proposal, if any (including any related financing commitments) (provided that any fee letters that are customarily redacted with respect thereto may be redacted). Thereafter, the Company shall keep Parent reasonably informed, on a reasonably prompt basis, of any material developments with respect to any such Takeover Proposal (including any material changes or amendments thereto). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02(d) will be subject to the terms of the Confidentiality Agreement.

(e) None of the Board of Directors of the Company or any duly authorized committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), the Company Board Recommendation, (C) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (it being understood that, in connection with a tender or exchange offer, the Board of Directors of the Company or any duly authorized committee thereof may, and may cause the Company to, (x) make a customary “stop, look and listen” communication, (y) elect to take no position with respect to a Takeover Proposal until the close of business on the tenth Business Day after the commencement of a tender or exchange offer in connection with such Takeover Proposal pursuant to Rule 14e-2 under the Exchange Act and (z) disclose that the Board of Directors of the Company or any duly authorized committee thereof has determined that a Takeover Proposal constitutes a Superior Proposal, that the Board of Directors of the Company or any duly authorized committee thereof intends (subject to compliance with the terms of this Agreement) to make an Adverse Recommendation Change or that the Company intends to terminate this Agreement to enter into a Company Acquisition Agreement and in each case any material facts and circumstances relating thereto), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act within ten Business Days after commencement of such Takeover Proposal or (E) fail to reaffirm the Company Board Recommendation within ten Business Days following a written request therefor from Parent following the announcement or disclosure of a Takeover Proposal (any action described in this clause (i), other than the actions in the foregoing subclauses (C)(x) through (z), being referred to as an “Adverse Recommendation Change”), or (ii) execute or enter into (or cause or permit the Company or any of its Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary but subject to Section 5.02(e)(i) and Section 5.02(e)(ii) below, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any duly authorized committee thereof may (I) make an Adverse Recommendation Change or (II) cause the Company to enter into a Company Acquisition Agreement with respect to a Takeover Proposal and terminate this Agreement pursuant to Section 7.01(d)(ii), in either case if the Board of Directors of the Company or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) in the case of clause (I) where the Adverse Recommendation Change is made in response to any effect event, development, occurrence or change in circumstances with respect to the Company first occurring after the execution of this Agreement that (A) materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, (B) was not known to, or reasonably foreseeable by, the Board of Directors of the Company (or if known, the consequences of which were not known or reasonably foreseeable (with respect to the nature of such consequences or the magnitude thereof) to the Board of Directors of the Company as of the date of this Agreement) as of the date of this Agreement and (C) does not relate to any Takeover Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Takeover Proposal (each such event, an “Intervening Event”); provided that “Intervening Event” shall exclude any event, change or development to the extent (i) relating to changes in the price of the Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event) or (ii) relating to the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event), failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law and (y) in the case of (A) clause (I) where such Adverse Recommendation Change is made in response to a Takeover Proposal or (B) clause (II), such Takeover Proposal constitutes a Superior Proposal.

(i) If the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to make an Adverse Recommendation Change in response to an Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law, the Board of Directors of the Company or any duly authorized committee thereof may effect an Adverse Recommendation Change with respect to such Intervening Event, if and only if: (1) the Company has given Parent at least five Business Days’ prior written notice of its intention to take such action (which notice shall describe the applicable Intervening Event in reasonable detail) and (2) prior to effecting such Adverse Recommendation Change, the Company and its Representatives, during such five Business Day period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement (which, if accepted by the Company, would be binding on Parent and MergerCo) so that the Board of Directors of the Company no longer determines in good faith that the failure to make an Adverse Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii) If the Company has received a bona fide Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Board of Directors of the Company or any duly authorized committee thereof may (x) effect an Adverse Recommendation Change with respect to such Takeover Proposal or (y) authorize and cause the Company to terminate this Agreement to enter into a letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract with respect to such Takeover Proposal, in each case, if and only if: (1) in the case of an Adverse Recommendation Change, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law, (2) such Takeover Proposal was not solicited in breach of Section 5.02(b) (other than any non-compliance that was both immaterial and unintentional), (3) the Company has given Parent at least five Business Days’ prior written notice (the “Superior Proposal Notice Period”) of its intention to take such action (which notice shall describe the basis for such Adverse Recommendation Change or termination in reasonable detail and the identity of the Person or group of Persons making such Superior Proposal, the material terms thereof and copies of the current drafts of all material documents relating to such Takeover Proposal (including those relating to the sources of financing therefor) (provided that any fee letters that are customarily redacted with respect thereto may be redacted)), (4) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the Superior Proposal Notice Period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement and the Commitment Letters such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (5) following the end of the Superior Proposal Notice Period, the Board of Directors of the Company or any duly authorized committee thereof shall have considered in good faith such binding offer, and shall, after consultation with its financial advisors and outside legal counsel, have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect (it being understood and agreed that any change to the financial or other material terms of a Takeover Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Superior Proposal Notice Period shall be deemed to be three Business Days rather than five Business Days); and provided further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the termination is in accordance with Section 7.01 and, to the extent required under the terms of this Agreement, the Company pays or causes to be paid to Parent the applicable Company Termination Fee in accordance with Section 7.03 (to the extent due and payable thereunder) prior to or concurrently with such termination so long as Parent has timely provided the Company with wire instructions for such payment.

(f) Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any duly authorized committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law, it being understood that nothing in the foregoing will be deemed to permit the Company or the Board of Directors of the Company to effect an Adverse Recommendation Change other than in accordance with Section 5.02(e).

(g) As used in this Agreement, “Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement (i) need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Takeover Proposals, (ii) shall not prohibit the

Company from complying with this Section 5.02 or contain terms that would restrict in any manner the Company’s ability to consummate the Merger Transactions, (iii) shall not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement and (iv) shall not provide for the reimbursement by the Company of such counterparty’s costs and expenses.

(h) As used in this Agreement, “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person or group of Persons (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition of more than 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof) or to which more than 20% of the consolidated revenues or net income of the Company and its Subsidiaries taken as a whole are attributable, including through the acquisition of one or more Subsidiaries of the Company owning such assets, (ii) acquisition of securities representing more than 20% of the voting power of the then outstanding Company Common Stock, (iii) tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning securities representing more than 20% of the voting power of the then outstanding Company Common Stock or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group of Persons (or the stockholders of any Person) would acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof) or securities representing more than 20% of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Merger Transactions; provided, however, that this Agreement and the Merger Transactions shall not be deemed a Takeover Proposal.

(i) As used in this Agreement, “Superior Proposal” shall mean any bona fide written Takeover Proposal made after the date hereof that the Board of Directors of the Company or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (i) would be more favorable to the Company’s stockholders (in their capacity as such) than the Merger Transactions (taking into account any revisions to this Agreement, the Equity Commitment Letter, the Debt Commitment Letter and the Limited Guarantee, made or proposed in writing by Parent prior to the time of such determination that, if accepted by the Company, would be binding upon Parent and MergerCo) from a financial point of view and (ii) is reasonably capable of being completed in accordance with its terms, taking into account the timing, likelihood of consummation, all legal, regulatory, financial, financing and other aspects of such proposal and of this Agreement; provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.

SECTION 5.03. Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to as promptly as reasonably practicable (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, and (iii) execute and deliver any additional instruments necessary to consummate the Transactions.

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each use (and shall cause their respective controlled Affiliates to use) its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

(c) Parent shall exclusively control (but shall consult with the Company with respect to), (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority in connection with the Transactions and (ii) the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto.

(d) In furtherance and not in limitation of the foregoing, each of the parties hereto agrees to make (and shall cause their respective Affiliates to make) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement, and in any event within 20 Business Days following the date hereof, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions. Without limiting the foregoing, Parent and the Company shall each use (and shall cause their respective controlled Affiliates to use) reasonable best efforts to secure the expiration or termination of all applicable waiting periods under the HSR Act or any other Antitrust Law and resolve any objections asserted with respect to the Transactions under the Federal Trade Commission Act or any other applicable Law raised by any Governmental Authority. Each of the Company, Parent and MergerCo shall not take (and each of the Company and Parent shall cause their respective controlled Affiliates not to take) any action with the intention to, or that would reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC as necessary (including, in the case of Parent and its controlled Affiliates, acquiring or merging with any business, Person or division thereof, or entering into a definitive agreement with respect thereto, if doing so could reasonably be expected to have such effect). Nothing in this Agreement shall require any party hereto to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing. Neither Parent nor the Company shall commit (and shall cause their respective Affiliates not to commit) to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Authority, without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).

(e) In furtherance and not in limitation of the foregoing, each of the parties hereto shall use (and shall cause their respective Affiliates to use) its reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other Governmental Authority relating to the Transactions or any proceeding initiated by a private Person, (ii) keep the other parties hereto informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Authority (including by promptly sending the other parties hereto a copy of all documents, information, correspondence or other communications) and of any material written or verbal communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, (iii) subject to applicable Laws and the Confidentiality Agreement relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties hereto with respect to information relating to the other parties hereto and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or the FTC, the DOJ or any other Governmental Authority in connection with the Transactions, other than “Transaction-Related Documents,” as that term is used in the rules and regulations under the HSR Act, (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, promptly give the other parties hereto the opportunity to attend and participate in such meetings and conferences (whether in person, by telephone or otherwise), and (v) promptly obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ and any other Governmental Authority. Prior to submitting any document or any information relating to the Transactions or the parties hereto (whether formally or informally, in draft form or final form) to the FTC, the DOJ or any other Governmental Authority, a party hereto shall send the other parties hereto such document or information reasonably in advance of such submission, and such document or information shall not be submitted to the FTC, the DOJ or any other Governmental Authority without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed).

(f) Except as expressly contemplated, required or permitted by this Agreement or as required by applicable Law, Judgment or a Governmental Authority, during the period from the date of this Agreement to the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), neither Parent nor MergerCo shall, and each of Parent and MergerCo shall cause their controlled Affiliates not to, without the prior written consent of the Company, enter into any merger, acquisition or similar transaction involving any Person or business that competes with the Company that would, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 5.04. Public Announcements. Unless and until an Adverse Recommendation Change has occurred, Parent and the Company shall consult (and shall cause their respective Affiliates to consult) with each other before issuing, and give each other the opportunity to review and comment upon (which comments each party shall take into account in good faith), any press release or other public statements with respect to the Transactions, and shall not (and shall cause their respective Affiliates not to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 5.02. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the foregoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or Parent which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company, Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement.

SECTION 5.05. Access to Information; Confidentiality. Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover

Proposal or any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change) and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its and its Subsidiaries’ business, personnel, assets, liabilities and properties as Parent may reasonably request (other than any information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement, or, except as expressly provided in Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal or Adverse Recommendation Change), in each case, in connection with the consummation of the transactions contemplated by this Agreement (including for integration planning); provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of Trade Secrets or competitively sensitive information to third parties (other than Parent and its Representatives pursuant to the terms of the Clean Team Confidentiality Agreement, dated as of May 27, 2025, by and between the Company and the Affiliate of the Equity Commitment Party party thereto), (ii) violate applicable Law, an applicable Judgment or a Contract or obligation of confidentiality owing to a third party or (iii) lose or waive an attorney-client privilege, attorney work product protection or other legal privilege; provided that in the case of the foregoing clauses (i) through (ii), the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not result in any of such aforementioned harms. All requests for information made pursuant to this Section 5.05 shall be directed to the executive officer or other Person designated by the Company. Until the Effective Time, all information provided will be subject to the terms of the letter agreement dated as of April 4, 2025, by and between the Company and the Affiliate of the Equity Commitment Party party thereto (the “Confidentiality Agreement”). Nothing in this Section 5.05 or elsewhere in this Agreement shall be construed to require the Company or any of its Representatives to prepare any reports, analyses, appraisals or opinions that are not readily available (it being understood that the Company shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information).

SECTION 5.06. Indemnification and Insurance. (a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, in each case to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless each current or former director, officer, member, manager or employee of the Company or its Subsidiaries who at the Effective Time is, or at any time prior to the Effective Time was, indemnified or entitled to be indemnified by the Company or its Subsidiaries pursuant to the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and such Person that has been made available to Parent prior to the date hereof (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a representative of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or expense advancement right of any Indemnitee) and (ii) assume (in the case of the Surviving Corporation, in the Merger without any further action) all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and any Indemnitee that has been made available to Parent prior to the date hereof.

(b) Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of its Subsidiaries to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities, indemnification and exculpation, in each case, of members, managers, directors and officers than are set forth as of the date of this Agreement in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall, and shall cause the Surviving Corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.06 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.06) as incurred to the fullest extent permitted under applicable Law; provided that any Indemnitee to whom expenses are advanced must, as a condition to such advancement, provide an undertaking to repay such advances if it is ultimately determined in a final non-appealable judgment that such Indemnitee is not entitled to indemnification.

(c) For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, however, that the Surviving Corporation shall not be required to pay an annual premium for such insurance policy in excess of 300% of the current annual premium paid by the Company for such insurance. The Company shall have the right prior to the Effective Time to purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions, subject to the cap on the annual premium set forth in the preceding sentence. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.06(d) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for a period of no less than six years after the Effective Time, and to honor all of its obligations thereunder.

(d) The provisions of this Section 5.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents, under the organizational documents of such Subsidiaries as in effect on the date of this Agreement or by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.06 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.06 applies shall be third-party beneficiaries of this Section 5.06).

(e) In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.06.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any such claims under such policies.

(g) Parent’s and the Surviving Corporation’s obligations under this Section 5.06 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that if any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.06 (each, a “Claim”) (whether arising before, at or after the Effective Time) is brought against an Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.06 shall continue in effect until the full and final resolution of such Claim.

SECTION 5.07. Employee Matters. (a) For the period beginning on the Effective Time and ending on the first anniversary of the Effective Time (such period, the “Comparability Period”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide (i) a base salary or wage rate and short-term cash incentive opportunities (excluding deferred compensation and equity-based compensation opportunities) to each Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues in employment with the Surviving Corporation and its Subsidiaries following the Effective Time (each, a “Continuing Employee”) that are, in each case, no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits to each Continuing Employee that are no less favorable, in the aggregate, than those provided to such Continuing Employee under the applicable Company Plans in effect (if any) immediately prior to the Effective Time, and (iii) employee health, welfare and defined contribution retirement benefits (excluding severance, post-employment welfare, equity or equity-based compensation and defined benefit pension benefits) to each Continuing Employee that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time. For clarity, if a Continuing Employee’s employment terminates after the Closing, Parent shall not be required to provide (or to cause the Surviving Corporation and its Subsidiaries to provide) the Continuing Employee with the levels of compensation and benefits set forth in this Section 5.07(a) following his or her termination of employment (it being understood that this sentence shall not supersede their obligations, if any, under clause (ii) of the preceding sentence).

(b) Without limiting the generality of Section 5.07(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation and their respective Subsidiaries to, honor in accordance with their terms all the Company Plans as in effect at the Effective Time. Notwithstanding the foregoing, nothing herein prohibits Parent, the Surviving Corporation or their respective Subsidiaries from amending, modifying or terminating any Company Plan in accordance with its terms or if required pursuant to applicable Law. Parent and the Company hereby acknowledge that the consummation of the Transactions constitutes a “change in control”, “change of control” or other term of similar import for purposes of any Company Plan that contains a definition of “change in control”, “change of control” or other term of similar import, as applicable.

(c) With respect to all employee benefit plans of Parent, the Surviving Corporation and their respective Subsidiaries in which Continuing Employees are eligible to participate from and after the Effective Time, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans) (collectively, the “Parent Plans”), for purposes of eligibility to participate, level of benefits and vesting (excluding vesting under any equity or equity-based incentive arrangements, defined benefit plans, nonqualified deferred compensation plans, or retiree or post-employment medical or other welfare benefit plans), each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their respective Subsidiaries to the same extent such service was recognized under the corresponding Company Plan as of immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service or for any purpose under any equity-based incentive.

(d) Without limiting the generality of Section 5.07(a), Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods Parent Plan providing welfare benefits in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant Parent Plans providing welfare benefits in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Effective Time.

(e) Each Continuing Employee who is eligible to receive an annual bonus pursuant to Company Plans in effect immediately prior to the Closing shall be eligible for an annual bonus payment for the year in which the Closing Date occurs in accordance with, and subject to the terms and conditions of, Section 5.07(e) of the Company Disclosure Letter.

(f) The provisions of this Section 5.07 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.07 is intended to, or shall be deemed to (i) guarantee employment or service for any period of time for any Continuing Employee or any other Person, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate the employment or service of any Continuing Employee or any other Person at any time and for any or no reason, (ii) require the establishment or adoption of, or an amendment to, any Company Plan or other employee benefit or compensation plan, program, agreement, Contract, policy or arrangement for purposes of ERISA or otherwise or prevent the amendment, modification or termination thereof after the Effective Time, (iii) create any third party beneficiary rights (including any rights to enforce the provisions hereof) in any Continuing Employee or other current or former director, officer, employee or individual independent contractor of or any other Person associated with the Company or any of its Subsidiaries, or (iv) establish, amend or modify any Company Plan or other benefit or compensation plan, program, agreement, policy, Contract or arrangement.

SECTION 5.08. Stockholder Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice (and in any event, within one (1) Business Day) of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation. The Company shall not settle or offer to settle any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 5.09. MergerCo Expenditures and Distributions. From the date of this Agreement until the Effective Time, (a) MergerCo shall not expend funds other than in connection with the Transactions and the payment of related expenses and (b) MergerCo shall not declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock.

SECTION 5.10. Parent Vote. (a) Parent shall vote or cause to be voted any shares of Company Common Stock beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof.

(b) Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of MergerCo, will execute and deliver to MergerCo and the Company a written consent adopting this Agreement in accordance with the DGCL.

SECTION 5.11. Stock Exchange De-listing. Prior to the Effective Time, the Company and Parent will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause the shares of Company Common Stock to be de-listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

SECTION 5.12. Preparation of the Proxy Statement; Stockholders’ Meeting; Members’ Consents. (a) As promptly as reasonably practicable after the execution of this Agreement and subject to applicable Law, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.02, the Board of Directors of the Company shall make the Company Board Recommendation to the Company’s stockholders and shall include such recommendation in the Proxy Statement. The Company may not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. Parent shall provide to the Company all information concerning Parent, MergerCo and their Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company shall ensure that the Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, (A) the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or MergerCo or their Affiliates for inclusion or incorporation by reference in the Proxy Statement (which Parent shall ensure satisfies the requirements of the preceding sentence) and (B) Parent, MergerCo and their respective Affiliates assume no responsibility with respect to information supplied in writing by or on behalf of the Company or its Affiliates for inclusion or incorporation by reference in the Proxy Statement. Each of the Company, Parent and MergerCo shall correct any information provided by it for use in the Proxy Statement as promptly as reasonably practicable if and to the extent such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or additional information in connection therewith and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the earlier of (i) the resolution of any comments received from the SEC on the Proxy Statement and (ii) the receipt of notification from the SEC that the SEC is not reviewing the preliminary Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent, its financial advisors and legal counsel with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith. To the extent reasonably practicable, the

Company shall provide Parent and its counsel a reasonable opportunity to participate in any material or substantive discussions or meetings with the SEC (or portions of any such meetings that relate to the Proxy Statement).

(b) Notwithstanding any Adverse Recommendation Change but subject to Section 5.12(a) and applicable Law and to the extent not prohibited by any Judgment, the Company shall take all necessary actions in accordance with applicable Law, the Company Charter Documents and the rules of NASDAQ to (i) establish a record date for (and the Company shall not change such record date without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed) and (ii) duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the earlier of (i) the resolution of any comments received from the SEC on the Proxy Statement and (ii) the receipt of notification from the SEC that the SEC is not reviewing the preliminary Proxy Statement. Subject to Section 5.02, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its reasonable discretion, adjourn, recess or postpone the Company Stockholders’ Meeting (i) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy Statement that the Company has determined in good faith (after consultation with outside legal counsel) is required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the stockholders of the Company in advance of the Company Stockholders’ Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (iii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting (provided that, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), the Company may not postpone or adjourn the Company Stockholders’ Meeting more than two times pursuant to this clause (iii) and no such postponement or adjournment shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), for a period exceeding ten (10) Business Days) or (iv) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval; provided that, in the case of clauses (i) and (iii), the Company Stockholders’ Meeting (as so adjourned or recessed) shall not be held on a date that is later than thirty (30) calendar days after the date on which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) without the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Unless this Agreement is validly terminated in accordance with Section 7.01, the Company shall submit the adoption of this Agreement to its stockholders at the Company Stockholders’ Meeting even if the Board of Directors of the Company shall have effected an Adverse Recommendation Change.

(c) Nothing in this Section 5.12 shall be deemed to prevent the Company or the Board of Directors of the Company or any duly authorized committee thereof from taking any action they are permitted or required to take under, and in compliance with, Section 5.02 or applicable Law.

SECTION 5.13. Financing.

(a) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and their respective Representatives to provide, to Parent and MergerCo, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent as is customary and reasonably necessary in connection with the consummation of the Debt Financing, including using reasonable best efforts in:

(i) furnishing to Parent and the Debt Financing Sources as promptly as reasonably practicable any historical financial information and such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is required under the Debt Commitment Letter and is reasonably available to the Company;

(ii) reasonably cooperating with the due diligence of any Debt Financing Source, to the extent customary and reasonable;

(iii) assisting in preparation for and participating in marketing efforts for the Debt Financing (including a reasonable and limited number of meetings and calls (that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing), presentations, roadshows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies, in each case, upon reasonable advance notice from, and as reasonably requested by, Parent and at reasonable times and locations (which may be virtual) to be mutually agreed and reasonably required in connection with the consummation of the Debt Financing);

(iv) assisting Parent, MergerCo and the Debt Financing Sources with the preparation of (A) materials for rating agency presentations and (B) bank information memoranda, lender presentations, investor presentations, offering documents and similar documents reasonably required for use in connection with the Debt Financing, including reviewing and commenting on Parent’s draft of a business description to be included in marketing materials;

(v) requesting its independent auditors to (A) provide, consistent with customary practice, (x) reasonable assistance to Parent, including in connection with Parent’s preparation of pro forma financial statements and information, and (y) customary auditors consents (including consents of accountants for use of their reports in any material relating to the Debt Financing) and customary comfort letters (including “negative assurance” comfort and change period comfort, in each case consistent with their customary practice) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent and as necessary or customary for financings similar to the Debt Financing, and (B) attend accounting due diligence sessions and drafting sessions;

(vi) executing and delivering as of (but not prior to) the Closing any pledge and security documents, supplemental indentures, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources, customary certificates of the chief financial officer (or other executive officer) of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter and otherwise reasonably facilitating the pledging of collateral (including the delivery of all stock or other certificates intended to constitute collateral as contemplated by the Debt Commitment Letter) (it being understood that such documents and pledges will not take effect, and delivery of such stock or other certificates will not be required to be made, prior to the Effective Time);

(vii) providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors, subject to customary confidentiality provisions, and containing a customary representation to the Debt Financing Sources contemplated by the Debt Commitment Letter, including that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing;

(viii) providing Parent and the Debt Financing Sources, no later than three Business Days in advance of the Closing, with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent that is required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), in each case to the extent requested in writing at least nine days in advance of the Closing;

(ix) assisting in the backstopping, replacement or cash collateralization of existing letters of credit of the Company and its Subsidiaries; and

(x) delivering notices of prepayment within the time periods required by the relevant agreements governing the indebtedness subject to the Payoff Letters.

Notwithstanding anything to the contrary contained herein, the condition precedent set forth in Section 6.02(b) as applied to the Company’s obligations under this Section 5.13(a) shall be deemed satisfied unless the Debt Financing has not been obtained as a result of the Company’s knowing breach of its obligations under this Section 5.13(a) to the extent such breach is the primary cause of the unavailability of the Debt Financing.

(b) The Company shall deliver drafts of the final form of the Payoff Letters to the Parent at least two Business Days prior to the Closing Date and deliver executed copies of the Payoff Letters to the Parent on or prior to the Closing Date.

(c) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company’s Subsidiaries and such use is subject to the Company’s reasonable review in advance of such use.

(d) Notwithstanding anything to the contrary contained herein, nothing in this Section 5.13 shall require any such cooperation or assistance to the extent that it could result in the Company or any of its Subsidiaries being required to:

(i) pledge any assets as collateral prior to the Effective Time;

(ii) agree to pay any fee, bear any cost or expense, enter into any definitive agreement, incur any other liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Effective Time;

(iii) take any actions to the extent such actions would, in the Company’s reasonable judgment, (A) unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries or otherwise interfere with the prompt and timely discharge by the Company’s or any of its Subsidiaries’ employees of their normal duties, (B) subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability, (C) conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries, any applicable Law or Judgment, any obligation of confidentiality owing to a third party or any material Contract to which the Company or any of its Subsidiaries is a party or by which any of any of their respective properties or assets is bound, (D) require any such entity to change any fiscal period or (E) cause (x) any closing condition set forth in Article VI of this Agreement to fail to be satisfied or (y) any other breach of this Agreement;

(iv) waive or amend any terms of this Agreement;

(v) commit to take any action under any certificate, document or instrument that is not contingent upon the Closing;

(vi) provide access to or disclose information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (A) violate or prejudice the rights of its or any of its Subsidiaries’ customers, (B) result in the disclosure of Trade Secrets or competitively sensitive information to third parties, (C) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege or (D) expose the Company to risk of liability for disclosure of sensitive or personal information;

(vii) cause any director, manager or equivalent, or any officer or employee, in each case of the Company or any of its Subsidiaries to pass resolutions to approve the Debt Financing or authorize the creation of any agreements, documents or actions in connection therewith, or to execute or deliver any certificate in connection with the Debt Financing (other than any director, manager or equivalent, or officer or employee, in each case of the Company or any of its Subsidiaries who will continue in such a position following the Closing and the passing of such resolutions), in each case that are not contingent on the Closing or would be effective prior to the Effective Time;

(viii) deliver any legal opinion or negative assurance letter; or

(ix) provide or prepare (A) pro forma financial statements, pro forma adjustments (including regarding the Financing, any synergies or cost savings), projections or an as-adjusted capitalization table, (B) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (C) risk factors relating to all or any component of the Financing, (D) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or (E) any information required by Regulation S-K Item 402 or by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A.

(e) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries and their respective Representatives in connection with the Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 5.13, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith.

(f) Parent acknowledges and agrees that the obligations of Parent to consummate the Transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s consummation of any financing arrangement, Parent or any of its Affiliates obtaining any financing (including the Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Parent or any of its Affiliates (including the Financing or any Alternative Financing).

(g) Each of Parent and MergerCo shall use, and shall cause its Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Commitment Letters, including using reasonable best efforts to: (i) maintain in effect and comply with the Commitment Letters in accordance with the terms and subject to the conditions thereof until the funding of the Financing and the consummation of the Closing; (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Debt Commitment Letter (or on terms not materially less favorable to Parent or MergerCo than the terms and conditions (including market flex provisions) set forth in the Debt Commitment Letter); (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis all conditions applicable to Parent and its Affiliates in the Commitment Letters and the definitive agreements related thereto that are within the control of Parent or any of its Affiliates; (iv) if all of the conditions in Article VI and all conditions set forth in the Commitment Letters have been satisfied, consummate the Financing at or prior to the Closing Date to the extent necessary to satisfy the Financing Uses at Closing; (v) enforce its rights under the Commitment Letters and, prior to funding of the Financing and the consummation of the Closing, the definitive agreements relating to the Financing pursuant to the terms thereof; and (vi) comply with its (and cause its Affiliates to comply with their) covenants and other obligations under the Commitment Letters and, prior to funding of the Financing and the consummation of the Closing, the definitive agreements relating to the Financing. Parent and MergerCo shall not, without the prior written consent of the Company, agree to or permit any termination of or amendment or modification to be made to, or grant any waiver of any provision under, the Commitment Letters or the definitive agreements relating to the Financing if such termination, amendment, modification or waiver would (A) reduce (or could have the effect of reducing) the aggregate amount of the Financing such that Parent cannot satisfy (or cause to be satisfied) the Financing Uses on the Closing Date, (B) impose new or additional conditions precedent to the availability of the Financing or otherwise adversely expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Commitment Letters in a manner that could reasonably be expected to materially delay or prevent or make materially less likely to occur the funding of the Financing (or satisfaction of the conditions to the Financing) on or prior to the Closing Date or (C) adversely impact the ability of Parent, MergerCo or the Company, as applicable, to enforce its rights against other parties to the Commitment Letters or the definitive agreements with respect to the Financing. Parent shall promptly deliver to the Company copies of any amendment, modification or waiver to or under any Commitment Letter or the definitive agreements relating to the Financing. Parent and MergerCo will fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the Debt Commitment Letter as and when they become due.

(h) Upon request of the Company, Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies (including drafts) of the material definitive documents for the Debt Financing. Parent shall give the Company prompt notice of, and keep the Company informed on a current basis and in reasonable detail of, (i) any actual breach, default, termination or repudiation by any party to any of the Commitment Letters or definitive documents related to the Financing of which Parent or MergerCo becomes aware; (ii) the receipt of any written notice or other written communication from any financing source with respect to any (A) actual breach, default, termination or repudiation by any party to any of the Commitment Letters or, prior to the funding of the Financing and the consummation of the Closing, any definitive document related to the Financing of any provisions of the Commitment Letters or, prior to funding of the Financing and the consummation of the Closing, any definitive document related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Commitment Letters or any definitive document related to the Financing; and (iii) the occurrence of an event or development that could, in Parent’s good faith belief, adversely impact the ability of Parent or MergerCo to obtain all or any portion of the Financing contemplated by the Commitment Letters subject only to the conditions set forth therein. As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent a written request, Parent and MergerCo shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable or Parent becomes aware of any event or circumstance that could reasonably be expected to make any portion of the Debt Financing unavailable, in each case, on the terms and conditions (including any applicable “market flex” provisions) contemplated by the Debt Commitment Letter, each of Parent and MergerCo shall use its reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources (such financing, the “Alternative Financing”) (1) in an amount sufficient to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries), (2) with terms (including “market flex” provisions) not materially less favorable, and on conditions not less favorable, to Parent and MergerCo (or their respective Affiliates) than the terms and conditions (including the “market flex” provisions) set forth in the Debt Commitment Letter and (3) which would not reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or the satisfaction of the conditions to the Financing) on the Closing Date, as promptly as practicable following the occurrence of such event (but not later than the date Parent or MergerCo are required to consummate the Closing in accordance with this Agreement); provided that the failure to obtain Alternative Financing shall not relieve Parent or MergerCo of any obligation hereunder. Parent shall deliver to the Company true, complete and correct copies of all Contracts or other arrangements related to any Alternative Financing. For purposes of this Agreement, references to (x) the “Financing” and “Debt Financing” shall include any such Alternative Financing and (y) the “Debt Commitment Letter” and “Commitment Letters” shall include the commitment letters or similar documents with respect to any such Alternative Financing.

(i) Parent shall, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms relating to the Debt Financing as and when they become due and payable prior to the Closing Date.

(j) Notwithstanding anything to the contrary contained herein, the Company agrees that any failure by Parent to satisfy the covenant in this Section 5.13 shall not result in the failure of a condition precedent to its obligations under this Agreement if (notwithstanding such failure to satisfy the covenant in this Section 5.13) Parent is willing and able to consummate the transaction contemplated by this Agreement on the Closing Date on the terms set forth herein.

SECTION 5.14. Transfer Taxes. Except for transfer Taxes referred to in Section 2.02(b)(iv), all transfer Taxes arising out of the consummation of the Merger shall be paid when due by Parent or the Company.

SECTION 5.15. FIRPTA Certificate. The Company shall deliver to Parent at the Closing a statement and an accompanying IRS notice, pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3)(i), certifying that the stock of the Company is not a “United States real property interest” within the meaning of Section 897 of the Code, in each case dated as of the Closing Date and substantially in the form set forth in Section 5.15 of the Company Disclosure Letter. The Company’s obligation under this Section 5.15 shall be disregarded for purposes of determining whether Section 6.02(b) has been satisfied and the sole remedy of Parent for breach of the first sentence of this Section 5.15 shall be withholding under Section  2.02(g).

ARTICLE VI

Conditions to the Merger

SECTION 6.01. Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or written waiver by Parent and the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) No Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction or any applicable Law (collectively, “Restraints”) in the U.S. or any jurisdiction set forth in Section 6.01(a) of the Company Disclosure Letter (the “Applicable Jurisdictions”) shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger;

(b) Required Regulatory Approvals; HSR. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted; and (ii) the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of the waiting periods required from, any Governmental Authority pursuant to any Antitrust Laws required in connection with the Merger in any jurisdiction set forth in Section 6.01(b) of the Company Disclosure Letter shall have been filed, have occurred or been obtained.

(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

SECTION 6.02. Conditions to the Obligations of Parent and MergerCo. The obligations of Parent and MergerCo to effect the Merger shall be subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.06(b) [no Material Adverse Effect] shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date, (ii) set forth in Section 3.02(a), Section 3.02(b) [capitalization], Section 3.22 [no rights agreement; anti-takeover provisions] and Section 3.24 [brokers and advisors] shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Section 3.01(a) [organization], Section 3.02(c), Section 3.02(d), Section 3.02(e) [capitalization], Section 3.03(a) [authority and enforceability], Section 3.03(b) and Section 3.03(c) [approval] shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in this Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this paragraph, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

(b) Compliance with Covenants. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the Effective Time under this Agreement;

(c) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have occurred, and be continuing, a Material Adverse Effect; and

(d) Company Closing Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by a duly authorized executive officer of the Company, certifying that the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(c) have been satisfied.

SECTION 6.03. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and MergerCo set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b) Compliance with Covenants. Parent and MergerCo shall have complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the Effective Time under this Agreement; and

(c) Parent Closing Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed on behalf of Parent and MergerCo by an executive officer of Parent, certifying that the conditions set forth in Sections 6.03(a) and 6.03(b) have been satisfied.

ARTICLE VII

Termination

SECTION 7.01. Termination. This Agreement may be terminated, and the Transactions abandoned at any time prior to the Effective Time (except as otherwise expressly noted), whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Effective Time shall not have occurred on or prior to January 20, 2026 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the events specified in this Section 7.01(b)(i) (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing proviso);

(ii) if any Restraint in the U.S. or any Applicable Jurisdiction having the effect set forth in Section 6.01(a) [legal restraints] shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall not be available to any party hereto whose breach of its obligations under this Agreement has been the principal cause of such Restraint; or

(iii) if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) [Company representations] or Section 6.02(b) [Company compliance with covenants] and (B) is incapable of being cured or, if capable of being cured by the Outside Date, the Company shall not have cured such breach or failure to perform by the earlier of (x) the Outside Date and (y) the date that is 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or MergerCo is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) if the Board of Directors of the Company or any duly authorized committee thereof shall have made an Adverse Recommendation Change; or

(d) by the Company:

(i) if either Parent or MergerCo shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) (x) would give rise to a Parent Material Adverse Effect or (y) would give rise to the failure of a condition set forth in Section 6.03(a) [Parent representations] or Section 6.03(b) [Parent compliance with covenants] and (B) is incapable of being cured or, if capable of being cured by the Outside Date, either Parent or MergerCo, as applicable, shall not have cured such breach or failure to perform by the earlier of (x) the Outside Date and (y) the date that is 30 calendar days following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with Section 5.02(e)(i) and Section 5.02(e)(ii) [takeover proposals not solicited in violation of the non-solicitation provisions]; provided that prior to or concurrently with such termination the Company pays or causes to be paid the applicable Company Termination Fee to the extent due and payable under Section 7.03(a) so long as Parent has timely provided the Company with wire instructions for such payment.

(iii) at any time prior to the Effective Time and whether prior to or after the receipt of the Company Stockholder Approval if (A) the Merger shall not have been consummated on the date upon which Parent is required to consummate the Closing pursuant to Section 1.02; (B) all of the conditions set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (C) the Company has irrevocably notified Parent in writing that (x) it is ready, willing and able to consummate the Closing, and (y) as of such time, based on the information then available to the Company, all conditions set forth in Section 6.03 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 6.03; (D) the Company has given Parent written notice at least five Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.02(d)(iii) if Parent and MergerCo fail to consummate the Merger; and (E) Parent and MergerCo fail to consummate the Merger on the later of (x) the expiration of the five Business Day period contemplated by foregoing clause (D) and (y) the date required pursuant to Section 1.02.

SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.05 [access to information; confidentiality], Section 5.13(e) [certain financing expense reimbursement and indemnification], this Section 7.02, Section 7.03 [termination fees] and Article VIII [miscellaneous provisions], all of which shall survive termination of this Agreement), and (other than with respect to such surviving sections) there shall be no liability on the part of Parent, MergerCo, the Company or their respective directors, officers and Affiliates, except, subject to Section 7.03 (including the limitations on liability set forth therein), no such termination shall relieve any party from liability for damages to another party resulting from a knowing and material breach of this Agreement or Fraud (which liability the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions).

SECTION 7.03. Termination Fee. (a) In the event that:

(i) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) [termination after the Outside Date], Section 7.01(b)(iii) [failure to receive the Company Stockholder Approval] or Section 7.01(c)(i) [Company breach]; provided that (A) a bona fide Takeover Proposal shall have been made (or, in the case of a termination pursuant to Section 7.01(b)(iii) [failure to receive the Company Stockholder Approval], publicly made) by a third party after the date of this Agreement and not withdrawn (or, in the case of a termination pursuant to Section 7.01(b)(iii) [failure to receive the Company Stockholder Approval], publicly withdrawn) prior to the earlier of the completion of the Company Stockholders’ Meeting (including any adjournment or postponement thereof) and the time this Agreement is terminated and (B) within 12 months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to a Takeover Proposal; provided that, for purposes of clauses (A) and (B) of this Section 7.03(a)(i), the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50%”; or

(ii) this Agreement is terminated (A) by Parent pursuant to Section 7.01(c)(ii) [Adverse Recommendation Change] or (B) by the Company pursuant to Section 7.01(d)(ii) [entry into a Company Acquisition Agreement];

then, in any such event under clause (i) or (ii) of this Section 7.03(a), the Company shall pay or cause to be paid the applicable Company Termination Fee to Parent or its designee by wire transfer of same-day funds so long as Parent has timely provided the Company with wire instructions for such payment (x) in the case of Section 7.03(a)(ii)(A), within two Business Days after such termination, (y) in the case of Section 7.03(a)(ii)(B), prior to or concurrently with such termination or (z) in the case of Section 7.03(a)(i), prior to or concurrently with entry into such definitive agreement with respect to a Takeover Proposal referred to therein; it being understood that in no event shall the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion.

As used herein, “Company Termination Fee” shall mean a cash amount equal to $20,251,575, except that “Company Termination Fee” shall mean a cash amount equal to $10,125,785 in the event that this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii) [entry into a Company Acquisition Agreement] in connection with entering into a Company Acquisition Agreement with any Person prior to the termination of the Go-Shop Extension that is an Excluded Party at the time of such termination.

(b) If this Agreement is terminated by the Company pursuant to Section 7.01(d)(i) [Parent Breach] or Section 7.01(d)(iii) [Failure to Close], or either by Parent or the Company pursuant to Section 7.01(b)(i) [Outside Date] if at such time the Company would be entitled to terminate this Agreement pursuant to Section 7.01(d)(i) [Parent Breach] or Section 7.01(d)(iii) [Failure to Close], then Parent must promptly (and in any event within two Business Days) following such termination pay, or cause to be paid to the Company a fee in an amount equal to $40,503,150 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company; it being understood that in no event shall Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion.

(c) Each of the parties hereto acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay or cause to be paid any amount due pursuant to this Section 7.03 and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action in connection with, in the case of Parent, enforcing its rights hereunder and, in the case of the Company, enforcing its rights hereunder or under the Limited Guarantee, which results in a judgment against the other party, with respect to Parent or MergerCo, or parties, with respect to the Company, for the payment set forth in this Section 7.03, such paying party shall pay or cause to be paid the other party or parties, as applicable, its or their reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(d) Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.08 and the reimbursement obligations of the Company set forth in Section 7.03(c), in the event the applicable Company Termination Fee is paid to Parent in circumstances for which such fee is payable pursuant to Section 7.03(a), payment of the applicable Company Termination Fee shall be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of Parent, MergerCo or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers or Affiliates (collectively, the “Parent Related Parties”) against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. While Parent may pursue both a grant of specific performance in accordance with Section 8.08 and the payment of the applicable Company Termination Fee under Section 7.03, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the applicable Company Termination Fee.

(e) In connection with any loss suffered by any Parent Related Party as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, other than in the circumstances in which Parent is entitled to receive the applicable Company Termination Fee in accordance with Section 7.03(a) (in which case Section 7.03(d) shall apply), Parent agrees, on behalf of itself and the Parent Related Parties, that the maximum aggregate monetary liability of the Company and the Company Related Parties, if any, shall be limited to the amount of the applicable Company Termination Fee, and in no event shall Parent or any Parent Related Party seek or be entitled to recover from the Company or any Company Related Parties, and Parent on behalf of itself and the Parent Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount.

(f) Subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.08, the indemnification and reimbursement obligations of Parent set forth in Section 5.13(e) and Section 7.03(c) and the terms of the Equity Commitment Letter and Limited Guarantee, in the event the Parent Termination Fee is paid to the Company in circumstances for which such fee is payable pursuant to Section 7.03(b), payment of the Parent Termination Fee shall be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of the Company or any Company Related Parties against Parent, MergerCo and any Parent Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. While the Company may pursue both a grant of specific performance in accordance with Section 8.08 and the payment of the Parent Termination Fee under Section 7.03, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the Parent Termination Fee.

(g) In connection with any loss suffered by any Company Related Party as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.03(b) (in which case Section 7.03(f) shall apply), the Company agrees, on behalf of itself and the Company Related Parties, that the maximum aggregate monetary liability of Parent and the Parent Related Parties, if any, shall be limited to the amount of the Parent Termination Fee, and in no event shall the Company or any Company Related Party seek or be entitled to recover from Parent or any Parent Related Parties, and the Company on behalf of itself and the Company Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount.

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

SECTION 8.02. Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company; provided further that any modification or amendment of this proviso of Section 8.02, clause (v) of Section 8.06, Section 8.07(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.07(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.09 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or Section 8.16 or the definitions of Debt Commitment Letter, Debt Financing, Debt Financing Sources or Debt Financing Sources Related Parties that is adverse in any material respect to the interests of the Debt Financing Sources Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources.

SECTION 8.03. Extension of Time, Waiver, etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing); provided, however, that following receipt of the Company Stockholder Approval, there shall be no waiver or extension of this Agreement that would require further approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company, Parent or MergerCo in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except that Parent and MergerCo will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or MergerCo or other disposition of all or substantially all of the assets of Parent, MergerCo or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case of clauses (a) through (c), such assignment will not (i) affect the obligations of the parties (including Debt Financing Sources) to the Equity Commitment Letter or the guarantor pursuant to the Limited Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise impede the rights of the holders of shares of Company Common Stock and Equity-Based Awards pursuant to this Agreement. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Letter, together with the Commitment Letters and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration as provided in Section 2.01; (ii) if the Effective Time occurs, the right of the holders of Equity-Based Awards and participants in the Company ESPP to receive such amounts as provided for in Article II; (iii) if the Effective Time occurs, the rights of the Indemnitees set forth in Section 5.06 of this Agreement; (iv) the rights of the Company Related Parties set forth in Section 7.03(d); (v) the rights of the Parent Related Parties set forth in Section 7.03(f); and (vi) each Debt Financing Sources Related Party shall be a third-party beneficiary of the proviso in Section 8.02, this clause (vi) of Section 8.06, Section 8.07(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.07(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.09 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and Section 8.16.

SECTION 8.07. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) Notwithstanding anything to the contrary in this Agreement, each party to this Agreement acknowledges and irrevocably agrees (i) that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party arising out of or relating to this Agreement or the Debt Commitment Letter or the performance thereunder shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) that, except to the extent relating to the interpretation of any provisions in this Agreement or the Equity Commitment Letter, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York, (iii) not to bring or permit any of their Affiliates to bring any such legal action in any other court and (iv) that the provisions of this Section 8.07(c) shall apply to any such legal action.

(d) Notwithstanding anything in this Agreement to the contrary, each party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Debt Financing Sources Related Party in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, that the provisions of Section 8.09 relating to the waiver of jury trial shall apply to such action, suit or proceeding and that, except to the extent relating to the interpretation of any provisions in this Agreement or the Equity Commitment Letter, any such action, suit or proceeding shall be governed by and construed in accordance with the Laws of the State of New York.

SECTION 8.08. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.03), even if available, would not be an adequate remedy in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.03 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the Company shall have the right to an injunction or specific performance to cause the Equity Financing to be funded and to cause Parent and MergerCo to consummate the Merger if and only if (1) all conditions in Section 6.01 and Section 6.02 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (provided such conditions would be satisfied as of such date)) at the time when the Closing was required to have occurred pursuant to Section 1.02, (2) the Debt Financing (or any Alternative Financing) has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded to fund the Merger at the Closing, and (3) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing is funded and Parent and MergerCo comply with their obligations hereunder, then the Company is ready, willing and able to, and will take such actions as are within its control, to consummate the Closing pursuant to Article I. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or MergerCo, to it at:

c/o ArchiMed SAS

Silex2

9 Rue des Cuirassiers

69003 Lyon

France

Attention: André-Michel Ballester

Email: amb@archimed.group

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111

Attention: Luke Bergstrom

   Danny Nordstrom

Email:   luke.bergstrom@lw.com

   danny.nordstrom@lw.com

If to the Company, to it at:

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, Florida 33410 Attention:

Heather Kidwell, Senior Vice President, Chief Legal,

Compliance and Human Resources Officer and Corporate Secretary

Email:   Heather.Kidwell@zimvie.com

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Robert I. Townsend III, Esq.

     Matthew G. Jones, Esq.

Email:  rtownsend@cravath.com

     mjones@cravath.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.11. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.12. Definitions. (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that, other than in the case of the definitions of Confidentiality Agreement and Parent Related Party, or for purposes of Section 3.23 [opinion of financial advisor], Section 4.07 [certain arrangements], Section 4.14 [no other Company representations or warranties], Section 5.04 [public announcements], Section 5.05 [access to information; confidentiality], Article VII [termination] and Section 8.16 [non-recourse], in no event shall Parent, MergerCo or any of their respective Subsidiaries be considered an Affiliate of any portfolio company or investment fund affiliated with ArchiMed SAS (excluding any investment fund that is an Equity Commitment Party) nor shall any portfolio company or investment fund affiliated with ArchiMed SAS (excluding any investment fund that is an Equity Commitment Party) be considered to be an Affiliate of Parent, MergerCo or any of their respective Subsidiaries. For the avoidance of doubt, for all purposes of this Agreement, each Equity Commitment Party is deemed to be an Affiliate of Parent.

“AI Inputs” means data, work of authorship, text or other content used or relied upon by the AI Technologies to generate any AI Output.

“AI Output” means any data, work of authorship, text or other content that is generated by any AI Technologies.

“AI Technologies” means Intellectual Property Rights in the field of deep learning, machine learning, computer vision, natural language processing (or large language models), including any and all Software and systems that employ neural networks, statistical learning algorithms (such as linear and logistic regression, support vector machines, random forests, k-means clustering), or reinforcement learning, but in all of the foregoing cases excluding any Software and technologies to the extent that they do not primarily function as artificial intelligence.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means a day except a Saturday, a Sunday or other day on which the banking institutions in the City of New York, New York are authorized or required by Law or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means each collective bargaining, works council or other trade or labor union Contract or labor, employee association or similar arrangement (including all addenda, side letters, memoranda of undertakings, amendments and similar ancillary agreements thereto).

“Commonly Controlled Entity” means any Person or entity that, together with the Company or any of its Subsidiaries, is, or was at the relevant time, required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended and/or restated, as the case may be, and as in effect on the date hereof.

“Company ESPP” means the Company’s Employee Stock Purchase Plan, as amended from time to time.

“Company IT Assets” means the IT Assets leased, owned or otherwise controlled by the Company or any of its Subsidiaries and used in the operation of the businesses of the Company or any of its Subsidiaries.

“Company Lease” means any lease, sublease, license or other agreement (including any amendments, guaranties, assignments and other documents related thereto) pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies any Leased Real Property.

“Company Plan” means each (i) employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (ii) employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (iii) employee pension benefit plan within the meaning of Section 3(2) of ERISA, (iv) stock option, stock purchase, phantom stock, compensatory equity or other equity or equity-based plan, program, policy, agreement or arrangement, (v) individual management, employment, consulting, independent contractor, change-in-control, transaction, severance, retention or other similar agreement, and (vi) bonus, incentive, deferred compensation, change in control, transaction, retention, profit-sharing, retirement, pension, savings, post-retirement, vacation, severance or termination pay, sabbatical, medical, dental, vision care, disability, employee relocation, group legal, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance, death benefit, accident insurance, benefit or fringe benefit, or other compensation and/or employee benefit plan, program, policy, agreement or other arrangement, in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries is obligated to sponsor, maintain or contribute to or to which the Company or any of its Subsidiaries have or may have any liability (whether actual or contingent, direct or indirect) (other than any plan, program, policy, agreement or arrangement mandated by applicable Law and maintained by a Governmental Authority).

“Company Products” means the products, applications or services designed, developed, marketed, offered, performed, licensed, manufactured, tested, formulated, processed, labeled, packaged, advertised, promoted, sold, supported, distributed or otherwise made commercially available by the Company or any of its Subsidiaries, including such products, applications, or services that incorporate, embed, link to, or directly use any AI Technologies (“Company AI Products”).

“Company Software” means all Software (i) owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries; (ii) that is itself a Company Product; or (iii) that is incorporated in a Company Product, in the case of subsection (iii), excluding Open Source Software and Standard Software.

“Contract” means any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement.

“Copyright” is defined in the definition of Intellectual Property Rights.

“COVID-19” means the COVID-19 pandemic, including any evolutions, mutations or variants of SARS-CoV-2 or the COVID-19 disease, any “second” or “subsequent” waves and any further epidemics, pandemics, disease outbreaks or other public health conditions related thereto.

“Credit Agreement” means that certain Credit Agreement, dated as of December 17, 2021, by and among ZimVie Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended, restated, replaced or otherwise modified from time to time.

“Data Privacy Laws” means any Laws and binding standards regulating (i) privacy, data security, the Processing of Personal Information (including through use of artificial intelligence), data breach notification, website and mobile application privacy policies and practices and (ii) consumer protection, biometric information, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard), wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, data- or web-scraping, advertising or marketing, and email, text message, or telephone communications, in each case, solely to the extent that it directly relates to privacy, data security, or the Processing of Personal Information. For the avoidance of doubt, Data Privacy Laws shall exclude HIPAA, the Health Information Technology for Economic and Clinical Health Act, or any applicable state Laws relating to the confidentiality of medical information.

“Debt Financing Sources” means the Persons that have committed to provide or arrange any debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Commitment

Letter or alternative debt financings in connection with the Transactions, and any joinder agreements, engagement letters, fee credit letters, note purchase agreements, indentures or credit agreements entered into pursuant thereto or relating thereto.

“Debt Financing Sources Related Party” means the Debt Financing Sources together with their respective Affiliates, and the respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons, and the other representatives, successors and assigns of each of the foregoing.

“Distribution” means the distribution of 80.3% of the outstanding shares of Company Common Stock to holders of shares of Zimmer Biomet Holdings, Inc., a Delaware corporation, which took place on March 1, 2022, and any transactions entered into in connection thereto.

“Distribution Agreements” means the Separation and Distribution Agreement, by and between Zimmer Biomet Holdings, Inc. and the Company, dated as of March 1, 2022 (the “Separation Agreement”), and the Ancillary Agreements (as defined in the Separation Agreement), including, for the avoidance of doubt, the Tax Matters Agreement by and between Zimmer Biomet Holdings, Inc. and the Company, dated as of March 1, 2022.

“Domain Name” is defined in the definition of Intellectual Property Rights.

“Encumbrance” means any pledge, lien, charge, mortgage, deed of trust, security interest, lease, license, restriction, hypothecation, option to purchase, lease or license or otherwise acquire any interest, right of first refusal or offer, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right-of-way or other title defect or encumbrance of any kind or nature.

“Equity Plans” means, collectively, the Company 2022 Stock Incentive Plan and the Company Stock Plan for Non-Employee Directors, and the Company Deferred Compensation Plan for Non-Employee Directors, each as may be amended from time to time.

“Equity-Based Awards” means, collectively, Company RSUs, Company Stock Options and Company DSUs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group or another group that included such Person immediately prior to the No-Shop Period Start Date, represent more than 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the expiration of the Go-Shop Period, a Takeover Proposal that the Board of Directors of the Company or any committee thereof determines (such determination to be made no later than the expiration of the Go-Shop Period), in good faith and after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal. A Person or group of Persons shall cease to be an Excluded Party when the condition set forth in the parenthetical in the immediately preceding sentence is no longer satisfied with respect to such Person or group of Persons and the Board of Directors of the Company receives written notice thereof. Any Person or group of Persons shall immediately and irrevocably cease to be an Excluded Party if, (1) at any time after the expiration of the Go-Shop Period, such Person or group of Persons notifies the Company that it is withdrawing its Takeover Proposal (it being understood that any amendment, modification or replacement of such Takeover Proposal shall not, in and of itself, be deemed a withdrawal of such Takeover Proposal so long as the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside legal and financial advisors) that, following such modification, the Takeover Proposal continues to constitute a Superior Proposal or could reasonably be expected to lead to a Superior Proposal) or (2) the Board of Directors of the Company determines in good faith, after consultation with outside counsel and its financial advisors that the Takeover Proposal made by such Person or group of Persons is not and could not reasonably be expected to lead to a Superior Proposal.

“FDA” means the United States Food and Drug Administration or any successor thereto.

“Fraud” means Delaware common law fraud in connection with the representations and warranties set forth in Article III and Article IV or the certificates delivered pursuant to Section 6.02(d) or Section 6.03(c), as applicable.

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, or any quasi-governmental or private body exercising any regulatory, taxing, importing, executive, legislative, judicial, or administrative powers or functions of or pertaining to any such government, or other governmental or quasi-governmental authority; any entity that contracts with a governmental entity to administer or assist in the administration of a governmental program when applicable rulemaking or policy making authority has been granted by statute or regulation to such entity; or any arbitrator with authority to bind a party at law. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Healthcare Laws or FDA Laws.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state, commonwealth or federal health care program and any other Governmental Authority which presently or in the future maintains a Third Party Payor Program.

“Healthcare Laws” means all applicable national, provincial, municipal, foreign, federal, state, local laws that govern or relate to the development, manufacture, commercialization, storage, labeling, packaging, marketing, promotion, supply, lease, research, clinical study, import and export, distribution, sale, provision, use and/or administration of, and/or payment for, any health care services, products, devices, pharmaceuticals, radiopharmaceuticals, materials, items and supplies including: (a) FDA Laws; (b) fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act 18 U.S.C. § 287, the False Statements Relating to Health Care Matters Act (18 U.S.C. § 1035), the Health Care Fraud Act (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the Laws regarding Exclusion and Civil Monetary Penalties (42 U.S.C. §§ 1320a-7, 1320a-7a and 1320a-7b), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173), and any state, commonwealth or local laws similar to any of the foregoing; (c) the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152); (d) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), CHAMPVA, TRICARE, the State Children’s Health Insurance Program (Title XXI of the Social Security Act), and any other Third Party Payor Programs which are sponsored or maintained by a Governmental Payor; (e) privacy and data security laws including HIPAA, as amended, inclusive of the Health Information Technology for Economic and Clinical Health Act (HITECH) and all implementing regulations and applicable guidance issued by the Department of Health and Human Services Office for Civil Rights with respect to health information privacy and data security; (f) laws pertaining to deceptive trade practices; (g) any and all Permits required under Healthcare Laws, including all applicable rules, regulations and licensing requirements of applicable state agencies; (h) laws and regulations pertaining to federal and state relief programs related to COVID-19; (i) the Federal Trade Commission Act ; (j) Laws and regulations relating to health care services and the practice of licensed professions and the organization of medical or professional entities; (k) Laws relating to quality, safety certification and accreditation standards and requirements; (l) Laws relating to the generation, transportation, treatment, storage, disposal and other handling of medical or radioactive waste including hazardous substances; (m) Laws relating to the manufacture, pricing, marketing, promotion, sale, purchase, distribution, use, coding, coverage, reimbursement, claims, billing, or payment of or for a pharmaceutical product, radiopharmaceutical product, device or other medical item, supply, or health care service; and (n) all other analogous laws to the foregoing within any other U.S. or foreign or supranational jurisdiction, and applicable rules and regulations issued thereunder (including 21 C.F.R. Parts 801, 803, 806, 807, 812, and 820) as may be amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated thereunder from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, in any jurisdiction throughout the world, including the following, and embodiments in any tangible form thereof: (a) any patents or patent applications, together with all reissuances, renewals, divisionals, extensions (including any supplementary protection certificates), reexaminations, provisionals, substitutions, continuations and continuations-in-part with respect thereto, utility model registrations and including all foreign equivalents relating to any such patents and patent applications (“Patents”); (b) any trademarks, rights in trade names, corporate names, business names, logos, service marks, trade dress, logos, or other indicia of origin, together with the goodwill associated with any of the foregoing and rights to sue for passing off and in unfair competition, and any application, registration or renewal thereof (“Trademarks”); (c) rights associated with works of authorship including any copyrights, design rights, masks work rights and related moral rights, copyright applications or registrations thereof (“Copyrights”); (d) any internet domain names, uniform resource locators, social media identifiers, handles or tags and registrations therefor (“Domain Names”); (e) rights in any confidential know-how, trade secrets or other confidential and proprietary information (“Trade Secrets”); and (f) rights in databases and data collections (including knowledge databases, customer lists and customer databases).

“IRS” means the Internal Revenue Service.

“IT Assets” means computer and other information technology systems, including hardware, Software, computer systems, databases and documentation, reference and resource materials relating thereto.

“Knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry of their direct reports, of the individuals listed on Section 8.12 of the Company Disclosure Letter and (ii) with respect to Parent or MergerCo, the actual knowledge, after reasonable inquiry, of any of the officers or directors of Parent or MergerCo.

“Leased Real Property” means any real property that is leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries from any third party (in each case, whether as tenant, subtenant, licensee or other occupant) that consists of 1,000 square feet or more.

“Material Adverse Effect” means any effect, change, event or occurrence that (i) has had, or would be reasonably expected to have, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation by the Company of the Merger Transactions in accordance with the terms hereof; provided, however, that, in the case of clause (i) only, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting the industry in which the Company and its Subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy, inflation, tariffs, sanctions, trade policies or trade wars or (B) to the extent arising out of, resulting from or attributable to (1) changes in Law or in GAAP after the date of this Agreement, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, or, in each case, any such changes that have been publicly proposed but the effectiveness of which is pending, (2) the announcement or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Sections 3.03(d) and 3.04), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, cyberattacks, sabotage, civil disobedience or terrorism, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement or with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement (provided that the foregoing shall not apply to any action omitted to be taken pursuant to Section 5.01 unless the Company has requested to take an action that is prohibited by Section 5.01 and Parent has unreasonably withheld, delayed or conditioned its written consent to such action), (6) any change in the Company’s credit ratings, (7) any decline in the market price, or change in trading volume, of the shares of the Company, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8)) is a Material Adverse Effect) or (9) any epidemic, pandemic or disease outbreak (including COVID-19) or any Pandemic Measures or any change in such Pandemic Measures or interpretations thereof following the date of this Agreement; provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3), (4) or (9) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event or occurrence has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto, and all applicable Laws pertaining to such program, including (a) all federal statutes affecting such program; (b) all state and commonwealth statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations and legally binding manuals, orders and administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto, and all applicable Laws pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations and legally binding manuals, orders, administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Merger Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger, but excluding, in any event, the Financing.

“Open Source Software” means any Software, code or data library that is licensed (a) as freeware, shareware, open source software or under similar licensing models, (b) under a license identified as an open source license by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) or (c) under a license or agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, incorporated, integrated, combined or distributed with or otherwise bundled with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable at no charge. For the avoidance of doubt, open source code includes software licensed or distributed under any of the following licenses or distribution model terms: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Mozilla Public License, (C) the BSD License and (D) the Apache License.

“Owned Company Intellectual Property” means all Intellectual Property Rights owned or purported to be owned, in whole or in part, by the Company or any of its Subsidiaries.

“Owned Real Property” means any real property owned by the Company or any of its Subsidiaries.

“Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction (or any other measures affecting the compensation or benefits of the employees of the Company), reduced capacity, social distancing, shut down, closure, sequestration, safety or similar Law, requirement or mandate promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or other public health condition and to the extent binding on the Company and its Subsidiaries.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or MergerCo of any of the Transactions or (ii) the compliance by Parent or MergerCo with its obligations under this Agreement.

“Patent” is defined in the definition of Intellectual Property Rights.

“Payoff Letters” means one or more customary payoff letters from the applicable creditors (or their duly authorized agent or representative) under the Credit Agreement, stating the aggregate amount of indebtedness thereunder as of the date specified in such letter (together with a customary per diem for payment following such date) and the instructions for payment of the same to discharge such obligations and to release any guarantees and security interests thereunder.

“Permit” means all licenses, memberships, registrations, certifications, accreditations, permits, bonds, franchises, approvals, authorizations, consents or orders of, notifications to or filings with any Governmental Authority, whether non-U.S., federal, state, or local, any industry association or standards compliance organization or any other Person. “Permits” includes all Regulatory Authorizations.

“Permitted Encumbrances” means (i) with respect to real property, easements, rights-of-way, encroachments, restrictions, conditions, minor title defects and other similar non-monetary Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use, utility or value of the applicable real property or otherwise materially impair the present business operations at such location, (ii) with respect to real property, zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property that are not violated by the present or reasonably contemplated business operations at such location, (iii) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iv) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Encumbrances arising in the ordinary course of business that are not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings, (v) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good-faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (vi) non-exclusive licenses of Intellectual Property Rights granted to third parties in the ordinary course of business, (vii) Encumbrances discharged at or prior to the Effective Time and (viii) other non-monetary Encumbrances (other than licenses of Intellectual Property Rights) that do not materially impair, and would not reasonably expected to materially impair, the existing use of the asset or property affected by such Encumbrance.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Personal Information” means (a) any information that, directly or indirectly, is related to, describes or identifies a natural Person, or (b) any information that constitutes personal information, personally identifiable information, protected health information, consumer health data, personal data or any similar term under any Data Privacy Laws.

“Process”, “Processed”, or “Processing” means any operation or set of operations which is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information, and/or is considered “processing” by any applicable Privacy Requirements.

“Registered Company Intellectual Property” means all Owned Company Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar, including all Patent registrations and applications therefor, Trademark registrations and applications therefor, Copyright registrations and applications therefor and Domain Name registrations included in the Owned Company Intellectual Property.

“Regulatory Authorizations” means any and all clearances, approvals, licenses, registrations and other forms of authorization, required under applicable Laws (including Healthcare Laws and FDA Laws) or otherwise required by any Governmental Authority for the manufacture, development, testing, distribution, use, storage, import, export, transport, promotion, marketing, sale, or other commercialization of any products, materials, devices, equipment, drugs, pharmaceuticals and nuclear and radioactive materials and facilities applicable to Company.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“Security Incident” means any (i) unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Information and/or confidential information; (ii) unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Company’s IT Assets that jeopardizes or impacts the confidentiality, integrity, or availability of the Company’s IT Assets or any Personal Information or confidential information stored or otherwise Processed therein; or (iii) occurrence that constitutes a “breach,” “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.

“Software” means computer programs (whether in source code, object code, human readable form or other form), operating systems, software applications, application programming interfaces, firmware, software diagnostics, software development tools and kits, software templates, menus, analytics and tracking tools, and software compilers, version control systems and operating system virtualization environments, together with all documentation to the extent related to any of the foregoing.

“Standard Software” means non-customized Software that (i) is licensed to the Company or any of its Subsidiaries pursuant to a non-exclusive license; (ii) is generally available on (and actually licensed under) standard terms; and (iii) involves annual payments by the Company and its Subsidiaries of $250,000 or less.

“Subsidiary”, when used with respect to any Person, means (i) any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) of which such Person or one of its Subsidiaries is a general partner or manager.

“Tax Returns” mean any reports, returns, information returns, filings, claims for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Taxes” means all taxes, imposts, levies, withholdings, charges, duties, fees or other like assessments or charges, in each case in the nature of a tax (including, without limitation, taxes based upon or measured by gross receipts, estimated, privilege, fuel, ad valorem, customs, duties, license, environmental, alternative minimum, add-on minimum, utility, windfall profits, franchise, capital stock, real property, personal property, tangible withholding, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, workers’ compensation, value-added, and all other taxes of any kind), imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Third Party Payor” means any Governmental Payor, private insurers, managed care plans, and any other person or entity which presently or in the future maintains a third party payment or reimbursement program.

“Third Party Payor Authorizations” means, with respect to any Third Party Payor Program, all participation agreements, provider or supplier agreements, enrollments, accreditations and billing numbers necessary to be enrolled in, or participate in and/or receive reimbursement from (as applicable) such Third Party Payor Program, including, with respect to the Medicare and Medicaid programs, all applicable participation agreements and enrollments.

“Third Party Payor Programs” means all payment or reimbursement programs relating to health care items and/or services (including drugs and devices), sponsored or maintained by any Third Party Payor.

“Trade Secret” is defined in the definition of Intellectual Property Rights.

“Trademark” is defined in the definition of Intellectual Property Rights.

“Training Data” means any data, in any form, whether structured or unstructured, that is used to develop, train, refine, fine tune, test or improve the Company’s AI Technologies.

“Transaction Litigation” means any Action commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any stockholders of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the Transactions.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.

“Treasury” means the U.S. Department of Treasury.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States

Departments of Defense, Health and Human Services and Transportation, and all Laws applicable to such program.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act and any similar foreign, state or local Law, regulation or ordinance.

The following terms are defined on the page of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	Section 5.02(g)
Action	Section 3.07(a)
Adverse Recommendation Change	Section 5.02(e)
Affiliate Transactions	Section 3.20
Agreement	Preamble
Alternative Financing	Section 5.13(h)
Announcement	Section 5.04
Anti-Corruption Laws	Section 3.19(n)
Anti-Money Laundering Laws	Section 3.19(o)
Applicable Jurisdictions	Section 6.01(a)
Appraisal Shares	Section 2.06(a)
Balance Sheet Date	Section 3.05(c)
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Share	Section 2.01(c)
Capitalization Date	Section 3.02(a)
Centerview	Section 3.23
Certificate of Merger	Section 1.03
Claim	Section 5.06(g)
Closing	Section 1.02
Closing Date	Section 1.02
Commitment Letters	Section 4.05(a)
Company	Preamble
Company Acquisition Agreement	Section 5.02(e)
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company DSU	Section 2.03(a)(iii)
Company Inbound Licenses	Section 3.14(d)
Company Outbound Licenses	Section 3.14(d)
Company Preferred Shares	Section 3.02(a)
Company Related Parties	Section 7.03(d)
Company RSU	Section 2.03(a)(i)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Stock Option	Section 2.03(a)(ii)
Company Stockholder Approval	Section 3.03(c)
Company Stockholders’ Meeting	Section 5.12(b)
Company Subsidiary Securities	Section 3.02(c)
Company Termination Fee	Section 7.03(a)(ii)
Comparability Period	Section 5.07(a)
Confidentiality Agreement	Section 5.05
Continuing Employee	Section 5.07(a)
Covered Entity	Section 3.19(l)
Customs Laws	Section 3.19(p)(ii)

Terms Not Defined in this Section 8.12	Section
Data Partners	Section 3.16(a)
Data Policies	Section 3.16(a)
Debt Commitment Letter	Section 4.05(a)
Debt Financing	Section 4.05(a)
DGCL	Recitals
Effective Time	Section 1.03
Employee Agreements	Section 3.14(d)
Environmental Laws	Section 3.13
Equity Commitment Letter	Section 4.05(a)
Equity Commitment Party	Recitals
Equity Financing	Section 4.05(a)
ESPP Final Purchase Date	Section 2.03(b)
Exchange Act	Section 3.04
Exchange Fund	Section 2.02(a)
Existing Offering Period	Section 2.03(b)
Export Control Laws	Section 3.19(p)(i)
FDA Laws	Section 3.19(a)
FDCA	Section 3.19(a)
Filed SEC Documents	Article III
Financing	Section 4.05(a)
Financing Uses	Section 4.05(e)
FTAs	Section 3.19(p)(ii)
Go-Shop Extension	Section 5.02(a)
Go-Shop Period	Section 5.02(a)
HIPAA	Section 3.19(l)
Indebtedness	Section 5.01(b)(vi)
Indemnitee	Section 5.06(a)
Indemnitees	Section 5.06(a)
International Company Plan	Section 3.11(g)
Intervening Event	Section 5.02(e)
Intervening Event	Section 5.02(e)
Judgment	Section 3.07(a)
Laws	Section 3.08(a)
Limited Guarantee	Recitals
Malicious Code	Section 3.16(f)
Material Contract	Section 3.18(a)
Merger	Recitals
Merger Consideration	Section 2.01(c)
MergerCo	Preamble
NASDAQ	Section 3.04
No-Shop Period Start Date	Section 5.02(b)
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Plans	Section 5.07(c)
Parent Related Parties	Section 7.03(d)
Parent Termination Fee	Section 7.03(b)
Paying Agent	Section 2.02(a)
Privacy Requirements	Section 3.16(a)
Product Development and Commercialization Activities	Section 3.19(m)(i)
Proxy Statement	Section 3.04

Terms Not Defined in this Section 8.12	Section
R&D Sponsor	Section 3.14(i)
Regulatory Permits	Section 3.19(k)
Restraints	Section 6.01(a)
Sarbanes-Oxley Act	Section 3.05(a)
SEC	Section 3.04
Secretary of State of Delaware	Section 1.03
Section 409A	Section 2.04
Securities Act	Section 3.05(a)
Security Risk Analysis	Section 3.16(d)
Serious Adverse Event	Section 3.19(c)
Share Certificate	Section 2.01(c)
Social Security Act	Section 3.19(g)
Solvent	Section 4.06
Superior Proposal	Section 5.02(i)
Superior Proposal Notice Period	Section 5.02(e)(ii)
Surviving Corporation	Section 1.01
Takeover Law	Section 3.22(b)
Takeover Proposal	Section 5.02(h)
Tax Incentive	Section 3.10(m)
Top Customers	Section 3.18(d)
Top Suppliers	Section 3.18(d)
U.S.	Section 2.02(a)

SECTION 8.13. Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement.

SECTION 8.14. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of MergerCo under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

SECTION 8.15. Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent” and words of similar import refer to documents (A) posted to the “Project Dragon” electronic datasite hosted by IntraLinks or on behalf of the Company prior to the date hereof or (B) delivered in person or electronically to Parent or MergerCo or their respective Representatives. The words “ordinary course of business” or “consistent with past practice” (or phrases of similar import), when used in this Agreement, shall be deemed to include actions taken by the Company or a Subsidiary of the Company in response to COVID-19 or any Pandemic Measures, as well as actions taken by other similarly situated companies in response thereto. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The occurrence of any effect, change, event or occurrence set forth in clause (B)(2) of the definition of Material Adverse Effect shall not be deemed to constitute the operation of the business of the Company and its Subsidiaries outside the ordinary course. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References herein to any statute include all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the U.S. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

SECTION 8.16. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of Parent, MergerCo and the Company acknowledges and agrees, on behalf of itself and the Parent Related Parties or the Company Related Parties, as applicable, that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had, and waives any rights or claims it may have, against any Person not a party hereto or thereto, including any past, present or future director, officer, partner, agent or employee of any past, present or future member of Parent, the Company or of any Affiliate or assignee thereof, any Debt Financing Sources Related Parties or any guarantor not a party hereto or thereto, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any past, present or future director, officer, partner, agent or employee of (x) Parent, the Company or of any Affiliate or assignee thereof, as such, or (y) any Debt Financing Sources Related Party, for any obligation under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that, notwithstanding the foregoing, nothing in this Section 8.16 shall in any way limit or modify the rights and obligations of any Debt Financing Sources Related Parties’ obligations to Parent under the Debt Commitment Letter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ZAMBONI PARENT INC.,

by	/s/ Andre-Michel Ballester
Name: Andre-Michel Ballester
Title: President and Secretary

ZAMBONI MERGERCO INC.,

by	/s/ Andre-Michel Ballester
Name: Andre-Michel Ballester
Title: President and Secretary

ZIMVIE INC.,

by	/s/ Vafa Jamali
Name: Vafa Jamali
Title: Chairman, President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Surviving Corporation Certificate of Incorporation

[attached]

Annex B

Opinion of Centerview Partners LLC

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 July 20, 2025

The Board of Directors

ZimVie Inc.

4555 Riverside Drive

Palm Beach Gardens, FL 33410

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Excluded Shares, as defined below), of ZimVie Inc., a Delaware corporation (the “Company”), of the $19.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Zamboni Parent Inc., a Delaware corporation (“Parent”), Zamboni MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), and the Company. The Agreement provides that MergerCo will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares owned by the Company as treasury shares, (ii) Shares held by Parent or MergerCo and (iii) Appraisal Shares (as defined in the Agreement) (the shares referred to in clauses (i) through (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $19.00 per Share in cash, without interest, (the $19.00 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM

N E W Y O R K • L O N D O N • P A R I S • S A N F R A N C I S C O • M E N L O P A R K

B-1

The Board of Directors

ZimVie Inc.

July 20, 2025

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide certain financial advisory services to the Company, including in connection with the Company’s sale of its spine business to H.I.G Capital in 2024, and we have received compensation from the Company for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, ArchiMed SAS, the ultimate sponsor of Parent (“Sponsor”), or MergerCo, and we have not received any compensation from Parent or Sponsor during such period. We may provide financial advisory and other services to or with respect to the Company, Parent, Sponsor or their respective affiliates, including portfolio companies of Sponsor, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Sponsor or any of their respective affiliates, including portfolio companies of Sponsor, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated July 19, 2025 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023 and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material

The Board of Directors

ZimVie Inc.

July 20, 2025

to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

ZIMVIE INC. 4555 RIVERSIDE DRIVE PALM BEACH GARDENS, FL 33410 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V78870-S20457 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED. ZIMVIE INC. The Board of Directors recommends a vote FOR the following proposals: For Against Abstain 1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 20, 2025 (the “merger agreement”), by and among ZimVie Inc. (the “Company”), Zamboni Parent Inc. (“Parent”), and Zamboni MergerCo Inc. (“MergerCo”), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. 2. A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger. 3. A proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to approve Proposal 1. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V78871-S20457 ZIMVIE INC. Proxy for the Special Meeting of Stockholders October 10, 2025 7:00 A.M. Mountain Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Vafa Jamali, Rich Heppenstall and Heather Kidwell, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote at the Special Meeting of Stockholders to be held on October 10, 2025 at the Westin Denver International Airport located at 8300 Peña Blvd, Denver, CO 80249, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of ZimVie Inc. held or owned by the undersigned as of the record date of September 2, 2025 as designated on the reverse side of this ballot and in their discretion upon such other matters as may come before the meeting or any adjournment or postponements thereof. Receipt of the Notice of Special Meeting and the Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the adoption of the merger agreement as set forth in Proposal 1, FOR the advisory vote on the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger as set forth in Proposal 2 and FOR any adjournment of the Special Meeting for the purpose of soliciting additional proxies as set forth in Proposal 3. Continued and to be signed on reverse side